As filed with the Securities and Exchange Commission on December 22, 2005
Registration No. 333-129534
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
LANDWIN REIT, INC.
(Exact Name of Registrant as specified in its Governing Instruments)
17200 Ventura Blvd., Suite 206
Encino, California 91316
(818) 783-4343
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Martin Landis
Chief Executive Officer
Landwin REIT, Inc.
17200 Ventura Blvd., Suite 206
Encino, California 91316
(818) 783-4343
(Name, Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Gina E. Betts
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201-6776
(214) 740-8000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2005
PROSPECTUS
LANDWIN REIT, INC.
25,000,000 Shares of Common Stock — Maximum Offering
At least 5,000,000 Shares of Common Stock — Minimum Offering
Minimum Purchase—250 shares ($2,500)
$10.00 per share
     Of the 25,000,000 shares of common stock that we have registered, we are offering up to 20,000,000 shares to investors who meet our suitability standards and up to 5,000,000 shares to participants in our reinvestment plan.
     This investment is speculative, and involves a large degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 28 for a discussion of risks relating to our common stock, including, among others:
•	We are a blind pool REIT, which means that we have not identified any specific assets to acquire with the net proceeds of this offering and those we intend to acquire will be of a diverse range of asset types. Accordingly, you will not have the opportunity to review the assets we will acquire with the net proceeds of this offering prior to your investment.

•	We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions to holders of our common stock (stockholders) in the future.

•	There is currently no public trading market for our common stock, and there is no assurance that one will develop.

•	Our Advisor, Landwin Advisors, LLC, is a limited liability company that was formed in 2005 and has not conducted any operations prior to becoming our Advisor and has no experience managing a REIT.

•	Our results may suffer as a consequence of a conflict of interest arising out of our relationship with our Advisor. Our CEO, Martin Landis, and our President, Sean Dennison, together indirectly own 50% of the outstanding stock units in our Advisor. Our Advisor will receive substantial compensation under the advisory agreement which was not negotiated on an arm’s length basis.

•	Our Advisor will receive a management fee based on the amount of funds invested rather than on the performance of our investments. As a result, our Advisor may be motivated to recommend riskier investments.

•	If we fail to qualify or are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.

•	We may use offering proceeds to make distributions to our stockholders.

			Total	Total
		Total	(assuming maximum	(assuming maximum
		(assuming minimum	offering without	offering with
	Per Share	offering)	reinvestment plan)	reinvestment plan)
Public offering price	$10.00	$50,000,000	$200,000,000	$250,000,000

Proceeds, before expenses, to us (1)	$10.00	$50,000,000	$200,000,000	$250,000,000

(1)	We will pay a database fee of $2,500,000 to be shared among Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC and Muir, LLC, members in our Advisor, for introducing prospective investors to us upon the initial closing of $50,000,000 in offering proceeds, and an additional $2,500,000 upon acceptance by us of an additional $50,000,000 in offering proceeds. In addition, we will pay a formation fee of $1,250,000 to each of our sponsors, Sylvia, Inc. and SmithDennison Capital, LLC, the managers of our Advisor, upon the initial closing of the first $50,000,000 in offering proceeds received and accepted by us, and an additional $1,250,000 each upon the acceptance by us of an additional $50,000,000 in offering proceeds. After we have accepted $100,000,000 in offering proceeds, no additional database or formation fee will be paid.

     This offering will end no later than                      ___, 2007, unless we elect to extend the offering.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statements about this offering different from those that appear in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should also be aware that the description of our company contained in this prospectus was accurate as of                      ______, 2006. We will amend or supplement this prospectus if there is a material change in the affairs of our company.
     The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.
     Prior to the time we sell at least 5,000,000 of shares of our common stock, your subscription payments will be placed in an escrow account held by our escrow agent, Wells Fargo Bank, Encino, CA and will be held in trust for your benefit, until the minimum offering of 5,000,000 shares is achieved. If we are not able to sell at least 5,000,000 shares by                      ___, 2007 which is one year from the effective date of this prospectus, we will terminate this offering and your escrowed funds, including the actual interest earned thereon, will be returned to you within 30 days, unless we elect to extend the termination date. If this offering does not close, no charges will be deducted from the escrowed funds.
The date of this prospectus is __________ _________, 2006

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE
Suitability Standards
     The shares of common stock offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell shares. See the “Description of Capital Stock—Transfer Restrictions” for a description of the transfer restrictions. As a result, we have established minimum suitability standards which require investors to have either (1) a net worth (not including home, furnishings, and personal automobiles) of at least $65,000 and an annual gross income of at least $65,000, or (2) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000. In addition, we are only selling shares to residents of the State of California. Our suitability standards also require that a potential investor (a) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring, (b) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation, and (c) has apparent understanding of (1) the fundamental risks of the investment, (2) the risk that such investor may lose the entire investment, (3) the lack of liquidity of our shares, (4) the background and qualifications of our Advisor, and (5) the tax consequences of the investment.
     The foregoing suitability standards must be met by any investor who purchases shares from us. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.
     In addition, under the laws of the State of California, investors may transfer their shares only to persons who meet similar standards, and we may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of our shares as set forth in our articles of incorporation and as summarized under “Description of Capital Stock—Transfer Restrictions.”
     In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. See “ERISA Considerations.” In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding “unrelated business taxable income,” see “U.S. Federal Income Tax Considerations—Taxation of Tax-Exempt Stockholders.”
     In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix B. See “The Offering—Subscription Procedures.” Executed subscription agreements will be maintained in our records for six years.
How To Subscribe
     An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement and delivering it to Landwin REIT, Inc., together with a check for the full purchase price of the shares subscribed for, payable to “Wells Fargo Bank, Escrow Agent for Landwin REIT, Inc.” if the subscription is made prior to our having sold the minimum offering, or payable to Landwin REIT, Inc. if the subscription is made after the minimum number of shares has been sold. See “The Offering—Subscription Procedures.” Care should be taken to ensure that the subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.
     A minimum investment of 250 shares ($2,500) is required. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one share.
     You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities.

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PROSPECTUS	1

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE	3
QUESTIONS AND ANSWERS ABOUT THE OFFERING	13
PROSPECTUS SUMMARY	17
Acquisition and Development Stage	22

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	27
RISK FACTORS	28
Risks Related to the Offering	28

We cannot assure you of our ability to make the distributions to our stockholders required in order for us to qualify as a REIT in the future	28

There is currently no public trading market for our common stock and there is no assurance that one will develop; therefore, you may not be able to sell your shares at all, or at a price equal to or greater than the offering price	28

Your interest may be diluted if we issue additional shares	28

Distribution payments are subordinate to payments on debt	29

There may be significant fluctuations in our quarterly results, which makes it difficult to anticipate our performance from quarter to quarter	29

Certain amounts of the proceeds of this offering will be paid to our affiliates	29

We established the offering price on an arbitrary basis, so the price bears no relationship to any established valuation criteria	29

The risk that we will not be able to accomplish our business objectives will increase if only the minimum number of shares are purchased in this offering	30

The operating partnership agreement contains provisions that may discourage a third party from acquiring us	30

Certain provisions of Maryland law and our articles of incorporation and bylaws could hinder, delay or prevent a change in control of the Company	30

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock	31

Risks Related to Our Business and Operations	31
We have not yet identified any specific real estate to purchase or real estate related investments to make with the net proceeds of this offering and may be unable to invest a significant portion of such net proceeds on acceptable terms or at all, which could harm our financial condition and operating results	31

We are a recently formed REIT, and as such, we have no prior operating history and might not be able to operate our business or implement our operating policies and strategies successfully	32

We differ from prior programs sponsored by our sponsors and their affiliates in a number of respects, and therefore the past performance of those programs may not be indicative of our future results	32

We expect to depend on borrowings to purchase some of our assets and reach our desired amount of leverage. If we fail to obtain or renew sufficient funding on favorable terms or at all, we will be limited in our ability to acquire assets, which will harm our results of operations	32

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We intend to rely solely on bank lines of credit to fund a portion of our acquisitions; however, we do not currently have a commitment from any financial institution to provide us with a line of credit	33

We do not have any limitations in our articles of incorporation on the types of investments we may make. Therefore, our investments may not be among the various types of investments we are targeting. Any lack of diversity in our investments could increase the impact of defaults on our results of operations	33

We will rely on information provided to us by third parties which we cannot always verify in making our investment decisions. If any of these third parties makes an error or misrepresents information to us, we may make investments in assets that do not meet our standard investment criteria	33

Interest rate fluctuations may adversely affect the value of our assets	33

We might experience reduced net interest income or a loss from holding fixed rate investments during periods of rising interest rates	33

Possible market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets are insufficient to meet the collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at disadvantageous prices, which may cause us to experience losses	34

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock	34

Competition might prevent us from acquiring investments at favorable prices which would harm our results of operations	34

We depend on our key non-employee executive personnel, especially Martin Landis and Sean Dennison, and the loss of any of our key personnel could severely and detrimentally affect our operations	34

We may structure acquisitions of property in exchange for limited partnership units in Landwin OP on terms that could limit our liquidity or our flexibility	35

Risks Related To Investments In Real Estate	35
Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment	35

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders	35

Our real estate investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations	36

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases	36

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment	36

Uninsured losses relating to real estate may impair the value of our assets and reduce your returns	36

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks	37

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Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future	37

The bankruptcy or insolvency of a major commercial tenant would adversely impact us	37

The terms of new leases may adversely impact our income	38

A property that incurs a vacancy could be difficult to re-lease	38

We may incur liabilities in connection with properties we acquire	38

We may acquire properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties	39

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders	39

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions	40

Risks Associated With Debt Financing	40
We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders	40

Our leverage strategy increases the risks of our operations, which could reduce our net income and the amount available for distributions or cause us to suffer a loss	40

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make	41

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	41

Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments	41

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce dividends paid	42

Some of our mortgage loans may have “due on sale” provisions	42

Lenders may be able to recover against our other properties under our mortgage loans	42
Risks Associated With Real Estate Related Investments	42
Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value	42

Our returns on mortgage loans may be reduced by interest rate fluctuations	43

Delays in liquidating defaulted real estate related investments could reduce our investment returns	43

Returns on our mortgage loans may be limited by regulations	43

Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose	43

If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss	43

Defaults on the mortgage loans we expect to fund or acquire may reduce the value of our investment portfolio and may harm our results of operations	44

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Some of our investments may be balloon mortgage loans, which have a higher risk of payment default than amortizing loans, thereby increasing the risk to our revenues	44

We may invest in sub-prime, or non-investment grade, loans, which have a high risk of payment default, thereby increasing the risk to our revenues	44

We expect that some of the loans invested in by us will be subordinated loans on real estate, which are subject to higher risks	44

Decreases in the value of the property underlying our mortgage loans might decrease the value of our assets	44

We have not established final underwriting criteria we will use to acquire or make mortgage loans	45

Risks Associated with Joint Ventures	45
The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations	45

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment	45

Retail Industry Risks	46

Retail conditions may adversely affect our income	46

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space	46

Competition with other retail channels may reduce our profitability and the return on your investment	47

Residential Industry Risks	47
The short-term nature of our residential leases may adversely impact our income	47

An economic downturn could adversely affect the residential industry and may affect operations for the residential properties that we acquire	47

Risks Related to Our Advisor	47
Our Advisor is a recently formed Delaware limited liability corporation and as such, has not conducted any operations prior to becoming our Advisor and has not managed an entity organized and operating as a REIT. We cannot assure you that our Advisor will be able to successfully manage our business as a REIT, which may reduce our net income	47

Payment of fees, distributions and expense reimbursements to Landwin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders	47

Our Advisor has significant influence over our affairs, and could cause us to engage in transactions that prove to be not in our or our stockholders’ best interests	48

Our success will depend on the performance of our Advisor and if our Advisor or our board of directors makes inadvisable investment or management decisions, our operations could be impaired, potentially causing us to suffer a loss	48

Landwin Advisors may face potential conflicts of interest relating to its compensation structure, which could result in actions that prove not to be necessarily in the long-term best interests of our stockholders. The distribution payable to Landwin Advisors upon termination of the advisory agreement may also influence decisions about terminating Landwin Advisors or our acquisition or disposition of investments may influence the purchase and sale of investments	48

We may compete with affiliates of the managers or members of Landwin Advisors or our directors for investment opportunities. As a result, Landwin Advisors may cause us not to invest in investments that prove to provide favorable investment results which may result in a reduction of our returns on our investments	49

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We may compete with affiliates of our directors or the managers or members of Landwin Advisors for tenants, which could prove to reduce our ability to attract and retain tenants	49

If we enter into joint ventures with affiliates of our directors or the managers or members of our Advisor, we may face potential conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as could be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner. As a result, your returns could prove to have been decreased by us entering into joint ventures with affiliates of our directors or the managers or members of Landwin Advisors	49

Though our Advisor may not render services to other real estate investors, affiliates of the managers and members of our Advisor may do so, with limitations, which could require the managers of our Advisor to limit the amount of time and effort they may otherwise devote to us	50

Our officers may face conflicts of interest related to the positions they hold with our Advisor and affiliated entities of the managers of our Advisor, which could require them to limit the time and effort they may otherwise provide to is in their capacity as our officers	50

We may acquire assets from, or dispose of assets to, entities managed by the managers or members of Landwin Advisors, which could result in us entering into transactions which prove to be on less favorable terms than we could have received from a third party or that affect the public’s perception of us	51

Our Advisor’s liability is limited under the advisory agreement, and we have agreed to indemnify it against certain liabilities	51

If our Advisor terminates the advisory agreement, there is no assurance that we will be able to find an adequate replacement advisor	51

Risks Related to Legal and Tax Requirements	51
If we fail to qualify or are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability	51

If Landwin OP fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation	52

Complying with REIT requirements might cause us to forego otherwise attractive opportunities	52

Complying with REIT requirements may force us to liquidate otherwise attractive investments	52

Complying with REIT requirements may force us to borrow to make distributions to our stockholders	52

Failure to maintain an exemption from the Investment Company Act would harm our results of operations	53

Misplaced reliance on legal opinions or statements by borrowers could result in a failure to comply with REIT income or assets tests	53

One-action rules may harm the value of our security interest or the underlying property	53

We may be harmed by changes in various laws and regulations	53

We may incur excess inclusion income that would increase the tax liability of our stockholders	54

QUESTIONS AND ANSWERS ABOUT THE OFFERING
Q: What is a real estate investment trust, or REIT?
A: In general, a REIT is a company that:
•	combines the capital of many investors to, among other things, acquire or provide financing for real estate;

•	offers benefits of a real estate portfolio under professional management;

•	typically is not subject to federal corporate income taxes on the total revenues applicable to any period, less the total expenses applicable to any period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves, or net income; provided, however, net income for purposes of calculating total allowable operating expenses (as defined herein) shall exclude the gain from the sale of the Company’s assets that it distributes to its stockholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	must pay distributions to investors of at least 90% of its REIT taxable income.
Q: What is an “UPREIT”?
A: UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use the UPREIT structure because a contribution of property directly to Landwin REIT is generally a taxable transaction to the contributing property owner. In the UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to Landwin OP in exchange for limited partnership units in Landwin OP and defer taxation of gain until the contributor later exchanges his or her limited partnership units on a one-for-one basis for common shares of Landwin REIT or, at our option, cash equal to the value of an equivalent number of our shares. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise transfer their properties because of unfavorable tax results.
Q: How does an offering directly from the issuer work?
A: When shares are offered to the public by the issuer, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we are not guaranteeing that any minimum number of shares will be sold. We are offering a minimum of 5,000,000 shares and a maximum of 25,000,000 shares, including shares purchased through our reinvestment plan. Prior to the time we sell at least 5,000,000 of our shares, your subscription payments will be placed in escrow in an account held by our escrow agent, Wells Fargo Bank, and will be held in trust for your benefit until the minimum offering of 5,000,000 shares is achieved. If we are not able to sell at least 5,000,000 shares by ____ __, 2007, which is one year from the effective date of this prospectus, we will terminate this offering and your escrowed funds, including the actual interest earned thereon, will be returned to you within 30 days following the termination date. We may, however, extend the termination date to a date no later than ____ __, 2008. None of the purchases of shares of common stock by our officers, directors or affiliates will count toward the calculation of the minimum offering. If you choose to purchase stock in this offering, you will need to fill out a subscription agreement, in the form attached to this prospectus as Appendix B, and pay for the shares at the time you subscribe. If you purchase our shares after the minimum offering amount is sold, the escrow agent will hold your funds, along with those of other similar subscribers, until such time as you are admitted by us as a stockholder. Generally, we admit stockholders on the day of acceptance of subscription, which will be within 10 business days after receipt thereof.
Q: Who can buy shares?
A: Any resident of California who receives this prospectus can buy shares provided that they have either (1) a net worth of at least $65,000 and an annual gross income of at least $65,000 or (2) a net worth of at least $225,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles.

Q: Are there any risks involved in an investment in the shares?
A: You should read the “Risk Factors” section of this prospectus for a discussion of material risks that you should consider before you invest in our common stock. An investment in our shares involves significant risks, including the following:
•	We are a blind pool REIT, which means that we have not identified any specific assets to acquire with the net proceeds of this offering. Accordingly, you will not have the opportunity to review the assets we will acquire with the net proceeds of this offering prior to your investment.

•	We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions to our stockholders in the future.

•	There is currently no public trading market for our common stock and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price, or at all.

•	Our Advisor is a recently formed Delaware limited liability company, and as such, has not conducted any operations prior to becoming our Advisor and has no experience managing an entity organized or operating as a REIT. Accordingly, we might not be able to operate our business or implement our operating policies and strategies successfully.

•	Our results may suffer as a consequence of a conflict of interest arising out of our relationship with our Advisor. Our non-employee executive officers, Martin Landis and Sean Dennison, are also the managers and, collectively, either directly or indirectly own the majority of the outstanding ownership units of our Advisor. Under the terms of the advisory agreement, Landwin Advisors will be paid acquisition fees, asset management fees and disposition fees. The advisory agreement provides for substantial compensation to our Advisor, which may create a conflict of interest between us and our Advisor.

•	If we fail to qualify or are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liabilities.

•	There may be delays in investing the proceeds of this offering and, therefore, delays in the receipt of any returns from such investments.
Q: Is there any minimum required investment?
A: Yes. You must initially invest at least $2,500. Thereafter, you may purchase additional shares in $10.00 increments.
Q: How do I subscribe for shares?
A: If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Appendix B, and pay for the shares you wish to purchase at the time you subscribe.
Q: After I subscribe for shares, can I change my mind and withdraw my money?
A: Once you have subscribed for shares and we have deposited your subscription payment, your subscription is irrevocable, unless we, in our sole discretion, elect to permit you to revoke your subscription.
Q: If I buy shares in the offering, how can I sell them?
A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure whether one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at all or at a price equal to or greater than the offering price. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of our outstanding shares. See — “Description of Capital Stock—Restriction on Ownership of Shares.”
     We anticipate listing the shares on a national securities exchange or over-the-counter market (“Listing”) by December 31, 2013 or sooner, if our board of directors determines that the market conditions at that time allow for pricing of securities offered by REITs to be advantageous to both us and our stockholders, such as favorable valuations being accorded to securities offerings by other REITs. Listing does not assure liquidity. If we have not completed the Listing by December 31, 2013 we plan to conduct an orderly sale of our assets and return the proceeds from the liquidation to our stockholders through distributions, unless our stockholders elect otherwise.
     If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.
Q: What will you do with the proceeds from this offering?
A: Our use of proceeds will depend somewhat on the number of shares sold in the offering. If we sell only the minimum number of shares (5,000,000), we plan to use approximately 88% of the proceeds to purchase real estate and real estate related investments and the balance will be used to pay fees and expenses in connection with this offering. The payment of these fees will not reduce the amount of your invested capital which is calculated by multiplying the total number of shares of common stock you acquire by the issue price. If we sell all 25,000,000 shares, we plan to use approximately 95% of the proceeds to make investments. Many of the expenses associated with the offering are fixed, so that the more shares we sell, the higher the portion of the proceeds available for investment by us.
     Proceeds received from this offering will be invested in short-term, highly liquid investments pending investment of such proceeds in real estate or real estate related investments. These short-term investments will not earn as high a return as we expect to earn on our real estate and real estate related investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in these types of investments. We do not plan to invest the proceeds of this offering in real estate or real estate related investments unless and until such investments present an attractive return to our investors.
     Assuming all 25,000,000 shares are sold in this offering, we expect to have approximately $238 million of net offering proceeds available for investment in real estate or real estate related investments. If the minimum number of shares are sold in this offering, we expect to have approximately $44 million of net offering proceeds available for investment.
Q: If I buy shares, will I receive distributions and, if so, how often?
A: We intend to make regular cash distributions to our stockholders. The amount of distributions will be determined by the board of directors and typically will depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year. Distributions, if any, will be made monthly.
Q: Are distributions I receive taxable?
A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or we are liquidated, at which time the gain will, generally, be taxable as capital gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor.
Q: When will I get my tax information?
A: Your Form 1099 tax information will be mailed by January 31 of each year.

Q: If I buy shares, will I be liable for the acts or obligations of Landwin REIT?
A: No. Because Landwin REIT, Inc. is a corporation, as a stockholder you are not generally liable for its obligations and the amount of your potential loss is limited to the price you pay for our shares.
Q: Who can help answer questions?
A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact:

Mr. Sean Dennison
President
Landwin REIT, Inc.
17200 Ventura Blvd., Ste. 206
Encino, CA 91316
(818) 783-4343

PROSPECTUS SUMMARY
     This prospectus summary highlights selected information contained elsewhere in this prospectus that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. We include a glossary of some of the terms used in this prospectus on page 130.
Landwin REIT, Inc.
     Landwin REIT, Inc., a Maryland corporation, was formed on October 19, 2005. We intend to provide investors the potential for income and growth through investment in a portfolio of real estate properties, focusing both on properties that produce current income or the opportunity for capital appreciation. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2006, but as of the date of this prospectus we are not qualified to be taxed as a REIT. Our headquarters are located at 17200 Ventura Blvd., Suite 206, Encino, California 91316. Our telephone number is 818-783-4343.
Our Advisor
     Landwin Advisors is our Advisor and, as such, supervises and manages our day-to-day operations and will select our real estate and real estate related investments, subject to oversight by our board of directors. Landwin Advisors will also provide marketing, sales and client services on our behalf. Landwin Advisors was formed on August 8, 2005 and is an affiliate of our sponsors, Sylvia, Inc., and SmithDennison Capital, LLC, which are also the co-Managers of our Advisor. The principal officer of Sylvia, Inc., Martin Landis, is also our CEO and the principal office of SmithDennison Capital, LLC, Sean Dennison, is also our President. Landwin Advisors is located at 17200 Ventura Blvd., Suite 206, Encino, California 91316. The telephone number for Landwin Advisors is 818-783-4343.
Our Management
     Our board of directors supervises and evaluates the performance of Landwin Advisors as our advisor, and is also responsible for certain other matters set forth in our articles of incorporation. We have five members on our board of directors. A majority of our directors are independent.
Description of Real Estate and Real Estate Related Investments
     As of the date of this prospectus, we have neither acquired nor contracted to acquire any real estate or real estate related investments such as first mortgages, second or more junior mortgages, mezzanine loans, and preferred equity investments in other REITs or real estate. Landwin Advisors has not identified any investments in which there is a reasonable probability that we will invest. We generally will seek to acquire a portfolio of real estate, focusing primarily on properties that produce current income or the opportunity for capital appreciation. We intend to invest in a diverse array of real estate product types, including retail shopping centers, malls, office buildings, industrial properties, multi-family apartments and other residential properties. In addition, we may make or acquire mortgage loans secured by, or equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We are not limited in the percentage of our assets that we may invest in real estate related investments, nor are we limited in the amount we may invest in subordinated loans, uninsured and non-investment grade mortgage loans, subprime loans and balloon loans. However, Landwin Advisors will monitor these investments to ensure compliance with the Investment Company Act, which may require Landwin Advisors to impose limitations on our investment activities including limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act. We may acquire real estate or make real estate related investments either alone or jointly with another party. There are no limitations on the amount that may be invested in permitted investments.

     We may incur indebtedness of up to 300% of our net assets as of the date of any borrowing. Our board of directors must review, at least quarterly, our aggregate borrowing. Our articles of incorporation provide that our independent directors must approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. As a REIT with no prior operations, we currently have not established any financing sources for such borrowings.
Investment Objectives
     Our investment objectives are:
•	to preserve and return your capital contribution;

•	to pay regular cash dividends;

•	to realize growth in the value of our assets upon our ultimate sale of such assets; and

•	to provide you with liquidity for your investment by Listing the shares on a national securities exchange or the Nasdaq National Market no later than December 31, 2013, or, if our shares are not listed prior to that date, by conducting an orderly sale of our real estate and real estate related investments and distributing the cash to you.

We may only change these investment objectives by a vote of our stockholders holding a majority of our outstanding shares.
Plan of Distribution
     We are offering up to a minimum of $50 million in shares and up to a maximum of $250 million in shares to residents of the State of California at $10 per share. If we achieve the minimum offering by selling $50 million in shares of common stock, the shares sold in this offering would represent 99.6% of our outstanding shares. If we sell the maximum offering of $200 million in shares of common stock, plus the additional $50 million in shares of common stock we are offering pursuant to our dividend reinvestment plan, the shares sold in this offering would represent 99.9% of our outstanding shares.
     We will begin selling shares in this offering upon the effective date of this prospectus. Prior to the time we sell at least $50 million in shares, all subscription proceeds will be placed in escrow in an account at Wells Fargo Bank, Encino, CA, and will be held in trust for the benefit of the subscribers, until the minimum offering of $50 million of shares is achieved. If we are not able to sell at least $50 million of shares by ____ __ 2007, which is one year from the effective date of this prospectus, the escrowed funds, including the actual interest earned thereon, will be returned to the subscribers within 10 business days and we will terminate this offering, unless we elect to extend the offering. However, we may terminate this offering at any time prior to such termination date. Shares purchased by our executive officers and directors, and by Landwin Advisors or its affiliates will not count toward the sale of the minimum number of shares required to be sold in this offering. If the minimum offering of $50 million in shares is sold and if this offering continues thereafter, we will hold your investment proceeds in our account until we withdraw funds for investment or the payment of fees and expenses. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly. This offering will terminate on or before                                         , 2007, unless we elect to extend the offering.
Our Structure
     The following chart indicates the relationship among us, our Advisor and certain of its affiliates and our investors in this offering, including our sponsors, Sylvia, Inc. and SmithDennison Capital, LLC.

     As of the commencement of this offering, the 20,000 shares owned by Landwin Advisors represented 100% of our outstanding shares. These 20,000 shares will represent a significantly lower percentage of our outstanding shares once we begin selling shares in this offering. Specifically, these shares would represent .004% of our outstanding shares if the minimum offering is raised or .008% of our outstanding shares if the maximum offering is raised. As of the commencement of this offering, Landwin, LLC, our wholly-owned subsidiary, is the sole general partner of Landwin OP. We and Landwin Advisors are currently the only limited partners of Landwin OP. We intend to own substantially all of our assets and conduct our operations through Landwin OP, and accordingly, we will contribute the net proceeds of this offering to Landwin OP in exchange for additional partnership interests in Landwin OP. Consequently, we expect our ownership percentage in Landwin OP to increase significantly following commencement of this offering. Each limited partner of Landwin OP will have the right in certain circumstances to cause Landwin OP to redeem its limited partnership units for, at our option, cash equal to the value of an equivalent number of our shares or a number of our shares equal to the number of limited partnership units redeemed. We will conduct our operations through Landwin OP, which we refer to as an UPREIT structure, because it allows investors who desire to contribute property to Landwin REIT to transfer the property to Landwin OP in exchange for limited partnership units in Landwin OP and delay taxation of gain until the contributor redeems the limited partnership units for cash or shares as described above. The UPREIT structure gives us an advantage in acquiring properties from persons who may not otherwise transfer their properties because of unfavorable tax results.
Prior Investment Programs
     Our sponsor, Sylvia, Inc. and its affiliates, principal officer and his preceding affiliates, have sponsored 60 privately offered real estate programs since 1969. These programs have completed fundraising of approximately $24.2 million (and raised an additional $2.5 million from an affiliate of our Sponsor) from approximately 289 investors (although some investors invested in more than one program) since January 1, 1995. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored to date. Certain financial data relating to Sylvia, Inc.’s affiliates’, principal officer, his preceding affiliates, and prior real estate programs is also provided in the “Prior Performance Tables” in Appendix C to this prospectus. The prior performance of our sponsor and his affiliates’ previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in our sponsor’s and his affiliates’ prior programs. SmithDennison Capital, LLC has not previously sponsored real estate programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares.

Dividend Reinvestment Plan
     You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in whole or fractional shares. During this offering, shares will be issued through the dividend reinvestment plan for $10 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, such as the then-current net asset value of our portfolio and the then-current offering price of our shares, if any. If you participate, you will be taxed on your share of our dividends even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely on sources of funds other than our dividends to pay your taxes. Stockholders who elect to participate in the dividend reinvestment plan will not be charged a selling commission on shares purchased pursuant to the dividend reinvestment plan. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days’ notice to you.
Distribution Policy
     In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders. As of the date of this prospectus, we do not own any real estate, nor have we made any real estate investments, and we have not identified any probable investments. We cannot predict when, if ever, we will begin to generate sufficient cash flow to pay cash dividends to our stockholders. We do not expect to have any cash flow available for distribution before we make our initial investments. The amount of any cash dividends will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay dividends to you on a monthly basis. Because our cash available for distribution in any year may be less than 90% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement.
     Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.
Listing
     Our shares of common stock are not currently listed on a national securities exchange, the Nasdaq National Market, or any over-the-counter market. We do not expect our shares to become Listed in the near future, and they may not become Listed at all. If we do not obtain Listing prior to December 31, 2013, we intend to begin the orderly sale of our investments and liquidation of our assets. If at any time the shares become listed on a national securities exchange or included for quotation on the Nasdaq National Market, we will negotiate in good faith with Landwin Advisors to either acquire our Advisor or establish a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with Landwin Advisors.
ERISA Considerations
     The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, which we refer to as IRAs, and retirement and welfare plans subject to the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA. Any plan trustee or individual considering purchasing shares for a retirement or welfare plan or for an IRA should read that section of this prospectus very carefully.

Restrictions on Share Ownership
     Our articles of incorporation contain restrictions on ownership of stock that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of our outstanding shares.
Compensation to our Advisor and Affiliates
     The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions to be paid by us to Landwin Advisors, our sponsors and to the parties introducing to us our prospective investors, in connection with our organization, this offering and our operations. The estimated maximum dollar amounts are based on the sale of a maximum offering amount of 20,000,000 shares to the public at $10 per share and the sale of 5,000,000 shares at $10 per share pursuant to the dividend reinvestment plan. Furthermore, for purposes of calculating acquisition and advisory fees and acquisition expenses, we have assumed that we will use $238 million to acquire investments and pay related fees and expenses, which is the maximum amount we estimate will be available for investment if we raise the maximum offering. See “Estimated Use of Proceeds.” Further, we have assumed that we will pay acquisition fees of 5.5 % of the amount invested and acquisition expenses of 0.5 % of the amount invested.

		Estimated
Form of	Determination	Maximum
Compensation/Recipient	of Amount	Dollar Amount
Organization and Offering Stage

Database Fee to be shared among Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC and Muir, LLC	$2,500,000 upon the initial closing of the first $50,000,000 in offering proceeds received and accepted, and an additional $2,500,000 upon the acceptance of an additional $50,000,000 in offering proceeds.	$5,000,000

Formation Fee to our sponsors, Sylvia, Inc. and SmithDennison Capital, LLC.	For work related to the formation of the Company, $1,250,000 to each sponsor upon the initial closing of the first $50,000,000 in offering proceeds received and accepted, and an additional $1,250,000 to each sponsor upon the acceptance of an additional $50,000,000 in offering proceeds.	$5,000,000

Reimbursement of Organization and Offering Expenses — Landwin Advisors	Up to 2.0% of gross offering proceeds. All organization and offering expenses will be advanced by Landwin Advisors or its affiliates and reimbursed by us, provided that Landwin Advisors and its affiliates will return to us any amount we reimburse them in excess of 15% of gross offering proceeds. Many of the organization and offering expenses will be incurred in the initial stages of this offering. As a result of these up-front expenses, we expect that organization and offering expense will represent a lower percentage of the gross offering proceeds as the amount of proceeds increases. Based on our current estimates of overall organization and offering expenses, we estimate that these expenses will represent 0.8% of the gross offering proceeds, or $2,000,000, if we raise the maximum offering.	$2,000,000 (estimated)

Acquisition and Development Stage

Acquisition and Advisory Fees — Landwin Advisors (1)	5.50% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.50% of the funds we advance with respect to the investment. Acquisition and advisory fees will be paid in connection with the closing of each relevant transaction. In the joint venture context, to the extent our Advisor has provided the services to identify and analyze the real estate project, it will retain the entire fee. To the extent such services were provided by the joint venture partner, our Advisor will utilize the proceeds of the acquisition and advisory fees to pay the partner for such services.	$13,090,000 (2)

Reimbursement of Acquisition Expenses — Landwin Advisors (1)	Up to 0.5% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 0.5% of the amount invested, for reimbursement of expenses related to acquiring such real estate or real estate related investment. Acquisition expenses include items such as legal fees, travel and communications expenses, property appraisals, nonrefundable option payments on property not acquired, accounting fees, and title insurance premium and other expenses related to selection and acquisition of real estate and real estate related investments, whether or not acquired.	$1,190,000 (2)

Operational Stage

Asset Management Fee — Landwin Advisors (3)	An annual asset management fee is payable monthly in an amount equal to one-twelfth of 1.75% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value (as determined internally or externally) of the underlying property, not to exceed 1.75% of the funds we advance with respect to the investment. Landwin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments.	Actual amounts are dependent upon the actual asset values, timing of acquisition and leverage and therefore cannot be determined at the present time.

Expense Reimbursement — Landwin Advisors or its Affiliates (3)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Landwin Advisors and its affiliates for which they do not otherwise receive a fee.	Actual amounts are dependent upon services provided and therefore cannot be determined at the present time.

Subordinated Distribution of Net Sales Proceeds (4)	After Landwin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 6.0% cumulative, non- compounded return on average invested capital, Landwin Advisors is entitled to receive a cash distribution from Landwin OP equal to 15.0% of the remaining net proceeds from the sales of properties or real estate related investments. Landwin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the Nasdaq National Market or (2) the advisory agreement is terminated.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Disposition Stage

Disposition Fee — Landwin Advisors (4)(5)	A disposition fee payable upon sale of one or more properties or real estate related investments, in an amount equal to the lesser of (1) one-half of a competitive real estate commission or (2) 3.0% of the sales price of such properties or real estate related investments. Payment of this disposition fee will be made only if Landwin Advisors provides a substantial amount of services in connection with the sale of a property or real estate related investment. The independent directors on our board of directors will determine whether a substantial amount of services have been performed.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Distribution of Net Sales Proceeds (4)	After Landwin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 6.0% cumulative, non- compounded return on average invested capital, Landwin Advisors is entitled to receive a cash distribution from Landwin OP equal to 15.0% of the remaining net proceeds from the sales of properties or real estate related investments. Landwin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the Nasdaq National Market or (2) the advisory agreement is terminated.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Participation Interest in Landwin OP

Subordinated Participation Interest in Landwin OP — Landwin Advisors	Landwin Advisors has a subordinated participation interest in the profits of Landwin OP pursuant to which Landwin Advisors will receive cash distributions from Landwin OP under the three circumstances described below. See “The Operating Partnership Agreement—Distributions and Allocations.”

Subordinated Distribution of Net Sales Proceeds (5)	After Landwin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 6.0% cumulative, non- compounded return on average invested capital, Landwin Advisors is entitled to receive a cash distribution from Landwin OP equal to 15.0% of the remaining net proceeds from the sales of properties or real estate related investments. Landwin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the Nasdaq National Market or (2) the advisory agreement is terminated.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Distribution Upon Listing (4)(5)	Upon the listing of our shares on a national securities exchange or the Nasdaq National Market, Landwin Advisors would become entitled to receive a cash distribution from Landwin OP equal to 10.0% of the amount by which (1) the market value of our outstanding common shares plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 6.0% cumulative, non-compounded return on average invested capital through the date of listing. Landwin Advisors shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement.	Actual amounts are dependent upon results of operations and the market value of our common stock following listing and therefore cannot be determined at the present time.

Subordinated Distribution Upon Termination of Advisory Agreement (4)(5)	Upon termination of the advisory agreement between us, Landwin OP and Landwin Advisors, other than a termination of the agreement for cause by us or Landwin OP, Landwin Advisors would become entitled to receive a cash distribution from Landwin OP in an amount equal to 10.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 6.0% cumulative, non-compounded return on average invested capital through the termination date. Landwin Advisors shall not be entitled to receive this distribution if our shares have been listed on a national securities exchange or the Nasdaq National Market prior to the termination of the advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time

(1)	Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract purchase price of all of the properties which we will purchase directly or through joint ventures, or, in the case of real estate related investments, 6.0% of the funds advanced with respect to such investments, as required by the NASAA Guidelines. However, a majority of our directors (including a majority of our independent directors) may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.

(2)	This calculation assumes the maximum offering amount and that we will not use debt in making investments. If we raise the maximum offering amount and all of our investments are 50% leveraged at the time we make them, total acquisition and advisory fees would be approximately $26,180,000 and maximum acquisition expenses would be approximately $2,380,000. In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition and advisory fees and expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.

(3)	Landwin Advisors and affiliates of the managers or members of Landwin Advisors may have to reimburse us for amounts we have paid to them for the reimbursement of expenses and the asset management fee to the extent such payments cause us to exceed the 2%/25% Rule of the NASAA Guidelines during any four consecutive fiscal quarters. See “Management—Our Advisor—The Advisory Agreement” for a discussion of the 2%/25% Rule. At Landwin Advisors’ option, Landwin Advisors or affiliates of the managers or members of Landwin Advisors, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Landwin Advisors designates.

(4)	For purposes of calculating the disposition fee or distributions pursuant to the subordinated participation interest, average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Landwin OP (all of which we intend to distribute to our stockholders as dividends) and by any amounts paid to redeem shares pursuant to our share redemption program.

(5)	The market value of our outstanding stock following listing will be calculated based on the average market price of the shares issued and outstanding at listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange or are quoted on the Nasdaq National Market.

Conflicts of Interest
     We are subject to conflicts of interest involving our Advisor because two of our directors are both of our executive officers and are also officers of the two managers of our Advisor. For so long as our advisor is our exclusive Advisor, it will not sponsor any other real estate programs or REITs; however, the managers of our Advisor may engage in one additional real estate project per year in which we do not participate. If our Advisor sponsors other real estate programs, we may have to compete for management time. We may become subject to additional conflicts of interest in the future because affiliates of the managers and members of our Advisor and of our directors may in the future enter into relationships other than those governed by the advisory agreement, some of which may give rise to conflicts of interest. These possible future relationships may result in affiliates of the managers or members of our Advisor or of our directors being given the incentive to make investment decisions that may not prove to be in the long-term best interests of our stockholders, which may ultimately decrease the funds we will have available to distribute to our stockholders. In addition, the market in which we seek to make investments is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between our Advisor, the managers or members of our Advisor or of our directors, and us in addition to those described herein. Under the advisory agreement, the prior approval of a majority of our independent directors is required for each transaction between any affiliate of the managers or members of our Advisor or of our directors and us.
     Any other such real estate program sponsored by affiliates of the managers or members of our Advisor or of our directors could potentially be in competition with us to invest in the type of real estate or real estate related investments suitable for us to acquire. The managers of our Advisor may be subject to certain conflicts of interest at such time as we may wish to make an investment that would also be suitable for investment for another real estate program sponsored by an affiliate of the managers of our Advisor. If our Advisor no longer exclusively advises us, we could not be certain that our Advisor would act exclusively in our best interests when deciding whether to allocate any particular investments to us. Moreover, the introduction of this sort of competition could affect the quality and quantity of our investments and, therefore, have an adverse affect on our net income. In addition, we would have to compete with these other ventures advised by our Advisor for management time, which could result in lost investment opportunities. If the value of our investments and our net income are adversely affected, the funds we have available for distribution to our stockholders may be decreased

     In addition, we may purchase properties from affiliates of the managers or members of our Advisor or of our directors, and we may purchase real properties from persons with whom affiliates of the managers or members of our Advisor or of our directors have prior business relationships. In each of these situations, our Advisor may have some incentive to put another person’s interest ahead of the interests of our stockholders. See “Conflicts of Interest” for a more complete description of potential conflicts of interests between us and other entities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains certain forward-looking statements. Forward looking statements are those which are not historical in nature. They can often be identified by their inclusion of words such as “will,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement.
     Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:
•	our limited operating history and our Advisor’s lack of prior experience in managing a REIT;

•	your inability to review the assets that we will acquire with the net proceeds of this offering;

•	changes in interest rates;

•	potential impacts of our leveraging policies on our net income and cash available for distribution;

•	our board’s ability to change our operating policies and strategies without notice to you or stockholder approval;

•	our Advisor’s motivation to recommend higher returning investments, which may be riskier, resulting in maximizing its incentive compensation under the advisory agreement; and

•	Although we believe our proposed method of operations will be in conformity with the requirements for qualification as a REIT, we cannot assure you that we will qualify as a REIT or, if so qualified, will continue to qualify as a REIT. Our failure to qualify or remain qualified as a REIT could have a material adverse effect on our performance and your investment.
     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking events might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus.
     This prospectus contains market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

RISK FACTORS
     You should carefully consider the following risk factors in conjunction with the other information in this prospectus before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. Similarly, these risks could cause the value of our common stock to decline and you might lose all or part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. We believe we have included disclosure concerning all material risks.
Risks Related to the Offering
We cannot assure you of our ability to make the distributions to our stockholders required in order for us to qualify as a REIT in the future.
     We intend to make regular distributions to our stockholders equal to at least 90% of our annual REIT taxable income. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. We have not established a minimum distribution payment level and our ability to make distributions might be harmed by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will have the ability to make distributions to our stockholders in the future or we may pay distributions that represent a return of capital. For the purpose of determining taxable income, we may be required to accrue items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items that actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of funds available to distribute to our stockholders. If that occurs, distributions we pay to you may represent a return of capital. We may have to borrow funds or liquidate some of our assets to make sufficient distributions and maintain our status as a REIT. Such borrowings will have the effect of decreasing amounts available for future distributions.
There is currently no public trading market for our common stock and there is no assurance that one will develop; therefore, you may not be able to sell your shares at all, or at a price equal to or greater than the offering price.
     There is no current public market for our common stock, nor do we expect a public market to develop for our common stock. It will, therefore, be difficult for you to sell your shares promptly, or at all. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. In addition, the price received for any shares sold is likely to be less than the proportionate value of the assets we own. Therefore, you should purchase the shares only as a long-term investment. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. If our common stock is not listed on a national securities exchange or over-the-counter market by December 31, 2013, we intend to conduct an orderly sale of our assets and distribute the proceeds, unless our stockholders elect otherwise.
Your interest may be diluted if we issue additional shares.
     Potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we:
•	sell shares in this offering or sell additional common stock in the future, whether publicly or privately;

•	sell securities that are convertible into common stock; or

•	in the future issue stock options to our employees, officers and/or directors or those of our Advisor and the recipients exercise the options.

Distribution payments are subordinate to payments on debt.
     Distributions to our stockholders are subordinate to the payment of our debts and obligations. If we have insufficient funds to pay our debts and obligations, distributions to stockholders will be suspended pending the payment of such debts and obligations.
There may be significant fluctuations in our quarterly results, which makes it difficult to anticipate our performance from quarter to quarter.
     Our quarterly operating results will fluctuate based on a number of factors, including, among others:
•	interest rate changes;

•	the volume and timing of our acquisitions of real estate or of investments in real estate related assets;

•	the recognitions of gains or losses on sales;

•	the level of competition in our market; and

•	general economic conditions, especially those which affect real estate development.
As a result of these factors, results for any quarter should not be relied upon as being indicative of performance in future quarters.
Certain amounts of the proceeds of this offering will be paid to our affiliates.
     A database fee will be paid to, and shared among, Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC and Muir, LLC for the introduction to our prospective investors, in the amount of $2,500,000 upon the initial closing of $50,000,000 in offering proceeds, and an additional $2,500,000 upon the acceptance by us of an additional $50,000,000 in offering proceeds. All of these entities are members of our Advisor. For work related to the formation of the Company through the effective date of the registration statement of which this prospectus forms a part, a formation fee of $1,250,000 will be paid to each of our sponsors, Sylvia, Inc. and SmithDennison Capital, LLC, upon the initial closing of the first $50,000,000 in offering proceeds received and accepted by us, and an additional $1,250,000 will be paid to each of them upon the acceptance by us of an additional $50,000,000 in offering proceeds. This payment will be made pursuant to a contract initially entered into with our Advisor that has been assigned to Sylvia, Inc. and SmithDennison Capital, LLC. After we have accepted $100,000,000 in offering proceeds, no additional database fee or formation fee will be paid. Both of these entities co-manage our Advisor.
We established the offering price on an arbitrary basis, so the price bears no relationship to any established valuation criteria.
     Our board of directors determined the selling price of our common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a stockholder would receive if we were liquidated or dissolved.

The risk that we will not be able to accomplish our business objectives will increase if only the minimum number of shares are purchased in this offering.
     Our common stock is being offered directly by us and we have not engaged an underwriter, broker-dealer or other person to purchase or sell any of our common stock offered hereby. As a recently formed entity, we have no experience with public offerings and may not be able to solicit sufficient investors to sell the maximum number of shares we are offering. We are subject to the risk that all of the shares of our common stock offered hereby may not be sold. If we are only able to sell the minimum offering amount, we expect that we will only be able to make a minimal number of investments, the actual number of which cannot be determined because the amount of each investment will depend on a number of factors. As a result, we would have less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located. If our investments are not diversified , our operations and ability to pay distributions would be dependent on the success of a small number of investments. Therefore, if we are only able to sell a small number of shares in this offering, we may lack a diversified portfolio of investments, and our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher and we would not achieve the benefits associated with a large, real estate portfolio.
The operating partnership agreement contains provisions that may discourage a third party from acquiring us.
     A limited partner in Landwin OP has the option to exchange his or her limited partnership units for cash or, at our option, shares of our common stock. Those exchange rights are generally not exercisable until the limited partner has held those limited partnership units for more than one year. However, if we or the operating partnership propose to engage in any merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets, or a liquidation, or any reclassification, recapitalization or change of common and preferred stock into which a limited partnership common unit may be exchanged, each holder of a limited partnership unit will have the right to exchange the partnership unit into cash or, at our option, shares of common stock, prior to the stockholder vote on the transaction. As a result, limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on any transaction will be entitled to vote their shares of common stock with respect to the transaction. The additional shares that might be outstanding as a result of these exchanges of limited partnership units may deter an acquisition proposal.
Certain provisions of Maryland law and our articles of incorporation and bylaws could hinder, delay or prevent a change in control of the Company.
     Certain provisions of Maryland law, our articles of incorporation and our bylaws have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of the Company. Those provisions may also have the effect of limiting your opportunity to receive a premium for your stock. These provisions include the following:
•	Election of Directors. We have a five person, five class board of directors. This means that only one of our directors is re-elected annually.

•	Removal of Directors. Under our articles of incorporation, subject to the rights of one or more series of preferred stock to elect one or more directors, a director may be removed only for cause with the affirmative vote of a majority of all votes entitled to be cast by our stockholders generally in the election of directors.

•	Number of Directors, Board Vacancies, Term of Office. Under our articles of incorporation, we have elected to be subject to certain provisions of Maryland law which vest in our board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or the articles of incorporation or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

•	Limitation on Stockholder-Requested Special Meetings. Our articles of incorporation and bylaws provide that our stockholders have the right to call a special meeting only upon the written request of stockholders entitled to cast not less than 50% of all the votes entitled to be cast by the stockholders at such meeting.

•	Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

•	Preferred Stock. Under our articles of incorporation, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders.

•	Ownership Limit. In order to preserve our status as a REIT under the Internal Revenue Code, and for other reasons, our articles of incorporation generally prohibit any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of any class or series of our outstanding common or preferred stock unless our board of directors waives or modifies this ownership limit.
Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock.
     In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon the liquidation of our company, holders of our debt securities and shares of preferred stock, lenders with respect to other borrowings and all of our creditors will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock, or both. Our preferred stock, if issued, would have a preference on distributions that could limit our ability to make distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.
Risks Related to Our Business and Operations
We have not yet identified any specific real estate to purchase or real estate related investments to make with the net proceeds of this offering and may be unable to invest a significant portion of such net proceeds on acceptable terms or at all, which could harm our financial condition and operating results.
     As of the date of this prospectus, we have neither acquired nor contracted to acquire any real estate or real estate related investments. As a result, you will not be able to evaluate our investment opportunities. You must rely on our Advisor’s ability to evaluate the transaction terms and other financial or operational data concerning our real estate and real estate related investments.
     Until we identify and acquire assets consistent with our investment guidelines, we intend to temporarily invest the balance of the net proceeds of this offering in readily marketable interest-bearing assets consistent with our intention to qualify as a REIT. We cannot assure you that we will be able to identify investments that meet our investment guidelines or that any investment that we make will produce a positive return on our investment. We may be unable to invest the net proceeds of this offering on acceptable terms or at all.
We are a recently formed REIT, and as such, we have no prior operating history and might not be able to operate our business or implement our operating policies and strategies successfully.
     We were formed on October 19, 2005, and have not conducted any operations to date. You should not rely upon the past performance of other real estate investment programs sponsored by our sponsors, Sylvia, Inc. and/or SmithDennison Capital, LLC, to predict our future results. The results of our operations depend on many factors, including the availability of opportunities for the acquisition of real estate or real estate related investments, the level and volatility of interest rates, readily accessible short- and medium-term funding alternatives in the financial markets and general economic conditions. Moreover, delays in investing our net proceeds of this offering may cause our performance to be weaker than other fully invested REITs pursuing comparable investment strategies. Furthermore, we face the risk that we might not successfully operate our business or implement our operating policies and strategies as described in this prospectus.
     Our management team has never managed an entity organized and operating as a REIT. Accordingly, we might not be able to successfully implement our operating and investment policies.
We differ from prior programs sponsored by our sponsors and their affiliates in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.
     The past performance of other investment programs sponsored by our sponsors and their affiliates may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our Sponsor’s prior programs, the returns to our stockholders will vary from those generated by those prior programs. We are also the first publicly-offered investment program sponsored collectively by our sponsors. The prior sponsor programs, which were conducted through privately-held entities, were not subject to either the same fees and expenses associated with this offering or to many of the laws and regulations to which we will be subject as a REIT. None of our sponsors nor any of their respective affiliates has prior experience in managing an entity organized and operating as a REIT. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by our sponsors and their affiliates. Please see “Prior Performance Summary” for a description of prior investment programs sponsored by one of our sponsors, Sylvia, Inc., and its chief executive officer, Martin Landis.
We expect to depend on borrowings to purchase some of our assets and reach our desired amount of leverage. If we fail to obtain or renew sufficient funding on favorable terms or at all, we will be limited in our ability to acquire assets, which will harm our results of operations.
     We expect to depend on short-term borrowings to fund acquisitions of our assets and reach our desired amount of leverage, which is 50% to 300% of net assets. Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. We do not currently have a commitment from any financial institution to provide us with a line of credit. In addition, we must be able to renew or replace our maturing short-term borrowings on a continuous basis. We expect to depend on a few lenders to provide the primary credit facilities for our investments in real estate and real estate related investments. In addition, our existing indebtedness may limit our ability to make additional borrowings. If our lenders do not allow us to renew our borrowings or we cannot replace maturing borrowings on favorable terms or at all, we might have to sell our assets under adverse market conditions, which would harm our results of operations and may result in permanent losses.

We intend to rely solely on bank lines of credit to fund a portion of our acquisitions; however, we do not currently have a commitment from any financial institution to provide us with a line of credit.
     We intend to fund a portion of our acquisitions solely with funds that we will borrow under lines of credit from financial institutions. However, as of the date of this prospectus, we do not have any commitment from any financial institution to provide us with a line of credit. If we are not able to establish a line of credit, we may be unable to acquire as many assets as we otherwise would.
We do not have any limitations in our articles of incorporation on the types of investments we may make. Therefore, our investments may not be among the various types of investments we are targeting. Any lack of diversity in our investments could increase the impact of defaults on our results of operations.
     Our Advisor will have discretion to allocate our assets among real estate and real estate related investments in whatever percentages it determines is in our best interests. Our assets may be concentrated in one of these types of investments. If our assets are not diversified among the categories of investments in which we intend to invest, we may be subject to an increased risk of default if the category in which our assets are concentrated experiences disproportionate economic losses.
     Our performance is also linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you. We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations.
We will rely on information provided to us by third parties which we cannot always verify in making our investment decisions. If any of these third parties makes an error or misrepresents information to us, we may make investments in assets that do not meet our standard investment criteria.
     Our decisions about which investments to fund depends on several factors, such as the third party appraisal of the property involved and our analysis of the financial position of the borrower (in the case of a mortgage loan). If the appraiser makes an error in the appraisal, or the borrower or its accountant makes an error or a misrepresentation in the information provided to us, we will make our decision based on faulty information, which may lead us to invest in an asset which is not within our standard investment criteria. If such a mistake or misrepresentation leads us to make a higher-risk investment than our typical investment, we may suffer an increased risk of loss on the investment.
Interest rate fluctuations may adversely affect the value of our assets.
     Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks including the risk of a mismatch between our asset yields and the interest rates on our borrowings, which could reduce the value of our assets and our ability to incur additional indebtedness.
We might experience reduced net interest income or a loss from holding fixed rate investments during periods of rising interest rates.
     During periods of rising interest rates, our costs associated with borrowings used to fund the investment in mortgage loans are subject to increases while the income we earn from these assets remains substantially fixed. This would reduce and could eliminate the net interest spread between the loans in which we invest and our borrowings used to make such investments, which would reduce our net interest income and could cause us to suffer a loss.
     If we acquire or originate mortgage loans, increases in the general level of interest rates can cause the fair market value of our fixed-rate mortgage loans to decline. If unrealized losses in fair value occur, we will have to either reduce current earnings or reduce stockholders’ equity without immediately affecting current earnings. In either case, our net book value will decrease to the extent of any realized or unrealized losses in fair value.
Possible market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets are insufficient to meet the collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at disadvantageous prices, which may cause us to experience losses.
     Possible market developments, including a sharp or prolonged rise in interest rates or increasing market concern about the value or liquidity of one or more types of the mortgages in which we will invest, might reduce the market value of our portfolio, which might cause our lenders to require additional collateral. Any requirement for additional collateral might compel us to liquidate our assets at inopportune times and at disadvantageous prices, thereby harming our operating results. If we sell assets at prices lower than the carrying value of the assets, we would experience losses.
Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.
     Our board of directors has the authority to modify or waive certain of our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might cause harm to us.
Competition might prevent us from acquiring investments at favorable prices which would harm our results of operations.
     We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties could result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.
We depend on our key non-employee executive personnel, especially Martin Landis and Sean Dennison, and the loss of any of our key personnel could severely and detrimentally affect our operations.
     We depend on the diligence, experience and skill of our non-employee executive officers and the people working on behalf of our Advisor for the selection, acquisition, structuring and monitoring of our investments and associated borrowings. In particular, we are dependent on entities affiliated with Messrs. Landis and Dennison to perform the Advisor’s duties and if they are unable to do so, our results of operations will be negatively impacted. Messrs. Landis and Dennison will co-manage our Advisor. In addition, Mr. Landis will be performing the duties of our Chairman of the Board and Chief Executive Officer, and Mr. Dennison will be performing the duties of our Vice Chairman of the Board and President. Messrs. Landis and Dennison founded us and our Advisor, and their continued service is critical to our overall operations and strategic direction. If Messrs. Landis and/or Dennison are unable to perform our Advisor’s duties, we may not be able to identify the same quantity or quality of investments which they may be able to provide to us. In addition, the relationships that Messrs. Landis and Dennison have developed with existing and prospective real estate developers, lenders, investors and other industry contacts are critically important to our business. We have not entered into employment agreements with our executive officers Messrs. Landis and Dennison are our non-employee executive officers, and receive no direct executive officer compensation from us. We do not currently employ any personnel dedicated solely to our business, and our non-employee executive officers may engage in certain limited competitive activities. The loss of any key person could harm our business, financial condition, cash flow and results of operations.

We may structure acquisitions of property in exchange for limited partnership units in Landwin OP on terms that could limit our liquidity or our flexibility.
     We may acquire properties by issuing limited partnership units in Landwin OP in exchange for a property owner contributing property to Landwin OP. If we enter into such transactions, in order to induce the contributors of such properties to accept units in Landwin OP, rather than cash in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Landwin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for common shares, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or to make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in Landwin OP did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to Landwin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Your investment would be subject to additional risks if we enter into such transactions with entities managed by affiliates of the managers or members of our Advisor, Landwin Advisors. See"—Risks Related To Our Advisor—We may acquire assets from, or dispose of assets to, entities managed by the managers or members or Landwin Advisors or their respective affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that may negatively affect the public’s perception of us.”
We may use a portion of the proceeds of the offering to pay dividends to our stockholders.
     As a REIT, we must distribute 90% of our annual taxable income (subject to certain adjustments) to our stockholders. We may use proceeds of this offering to pay such dividends.
Risks Related To Investments In Real Estate
Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.
     Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.
     The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Our real estate investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.
     We intend to focus a portion of our investments on commercial and industrial properties which may include manufacturing facilities, special use storage or warehouse facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to respond quickly to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it quickly, if at all, or we may sell the property at a loss. These and other limitations may affect our ability to sell or re-lease properties and decrease returns to our stockholders.
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.
     We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.
We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.
     When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay dividends to our stockholders.
Uninsured losses relating to real estate may impair the value of our assets and reduce your returns.
     Landwin Advisors will attempt to ensure that all of our properties are adequately insured to cover certain casualty losses; however, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it not feasible to use insurance proceeds to replace a property if it is damaged or destroyed. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
     We may invest a portion of the proceeds available for investment in the acquisition of properties for development and in the development of such properties. For those properties, we will be subject to risks relating to uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities and/or community groups and our ability to control construction costs or to build in conformity with plans, specifications and timetables. Performance may also be affected or delayed by conditions beyond our control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when determining a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer. In addition, we may invest in unimproved real estate. Returns from development of unimproved properties are also subject to risks and uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real estate.
Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.
     We intend to hold our various real estate and other real estate related investments until such time as Landwin Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Landwin Advisors, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares by December 31, 2013. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.
The bankruptcy or insolvency of a major commercial tenant would adversely impact us.
     Any or all of our commercial tenants, or a guarantor of a commercial tenant’s lease obligations, could be subject to a bankruptcy proceeding. The bankruptcy or insolvency of a significant commercial tenant or a number of smaller commercial tenants would have an adverse impact on our income and our ability to pay dividends because a tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you.
     Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will continue our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore this claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims. While the bankruptcy of any tenant and the rejection of its lease may provide us with an opportunity to lease the vacant space to another more desirable tenant on better terms, there can be no assurance that we would be able to do so. We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations.
The terms of new leases may adversely impact our income.
     Even if the tenants of our properties do renew their leases or we relet the units to new tenants, the terms of renewal or reletting may be less favorable than current lease terms. If the lease rates upon renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will be adversely affected. As noted above, certain significant expenditures associated with each equity investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances result in a reduction in rental income. However, we do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations.
A property that incurs a vacancy could be difficult to re-lease.
     A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. If we terminate any lease following a default by a lessee, we will have to re-lease the affected property in order to maintain our qualification as a REIT. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.
     In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is necessary, these provisions may limit the number and types of prospective tenants for the vacant space.
     We also may have to incur substantial expenditures in connection with any re-leasing. A number of our properties may be specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties, particularly if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. As noted above, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of our income, funds from operations and cash available for distributions and thus affect the amount of distributions to you. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. However, we do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations.
We may incur liabilities in connection with properties we acquire.
     Our anticipated acquisition activities are subject to many risks. We may acquire properties or entities that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any recourse, or with only limited recourse, with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, we intend to perform customary due diligence regarding each property or entity we acquire. We also will attempt to obtain appropriate representations and indemnities from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include:
•	liabilities for clean-up of undisclosed environmental contamination;

•	claims by tenants, vendors or other persons dealing with the former owners of the properties;

•	liabilities incurred in the ordinary course of business; and

•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.
We may acquire properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
     We may acquire properties in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions that are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. Lock-out provisions may restrict sales or refinancings for a certain period in order to comply with the applicable government regulations. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to return capital to you. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, might have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.
     Because we intend to own and operate real estate and make other real estate related investments, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.
     Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, which we refer to as the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.
Risks Associated With Debt Financing
We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.
     We expect to make investments with both proceeds from this offering and debt. In addition, we may incur mortgage debt by obtaining loans secured by some or all of our real estate. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.
     We may incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if cash flow from the property is insufficient to service the mortgage debt, we would be required to use cash flow from other sources, if any is available, to service the mortgage debt and to avoid the mortgage lender foreclosing on the property subject to the loan. Thus, incurring mortgage debt increases our risks since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, we may have less cash available for distributions to our stockholders.
Our leverage strategy increases the risks of our operations, which could reduce our net income and the amount available for distributions or cause us to suffer a loss.
     We expect to borrow funds to make investments. We will incur this indebtedness by borrowing against a substantial portion of the market value of our assets. Our total indebtedness, however, is limited at 300% of our net assets by our articles of incorporation and will depend on our and our prospective lender’s estimate of the stability of our portfolio’s cash flow. We face the risk that we might not be able to meet our debt service obligations or a lender’s margin requirements from our income and, to the extent we cannot, we might be forced to liquidate some of our assets at disadvantageous prices. Our use of leverage amplifies the risks associated with other risk factors, which could reduce our net income and the amount available for distributions or cause us to suffer a loss. For example:
•	A majority of our borrowings are expected to be secured by our investments. A decline in the market value of the assets used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell assets under adverse market conditions in order to obtain the additional collateral required by the lender. If these sales are made at prices lower than the carrying value of the assets, we would experience losses.

•	A default under a mortgage loan that constitutes collateral for a loan could also result in an involuntary liquidation of the mortgage loan, including any cross-collateralized assets. This would result in a loss to us of the difference between the value of the mortgage loan upon liquidation and the amount borrowed against the mortgage loan.

•	To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which would jeopardize our status as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and would decrease our overall profitability and distributions to our stockholders.

•	If we experience losses as a result of our leverage policy, such losses would reduce the amounts available for distribution to our stockholders.
If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.
     If mortgage debt is unavailable at reasonable rates, we may not be able to finance properties we wish to acquire, even if such acquisition would otherwise be in our best interests, which could reduce the number of properties we can acquire. In addition, once we have placed mortgage debt on properties, we run the risk of being unable to refinance the entire outstanding loan balance when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when properties require refinancing, we may not be able to refinance the entire outstanding loan balance or our debt service may be higher if we do refinance the loan balance, either of which could reduce our income from those properties and reduce cash available for distribution to our stockholders.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
     In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace our executive officers, to replace Landwin Advisors as our Advisor or to impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.
Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments.
     We expect that a portion of our indebtedness may bear interest at a variable rate. Accordingly, increases in interest rates would increase our interest expense, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real estate and real estate related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to pay dividends to our stockholders.

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce dividends paid.
     Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.
Some of our mortgage loans may have “due on sale” provisions.
     In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.
Lenders may be able to recover against our other properties under our mortgage loans.
     We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.
Risks Associated With Real Estate Related Investments
     We may make or acquire first mortgages, second mortgages, short term loans or mezzanine loans, which we refer to collectively as mortgage loans, secured directly or indirectly by the same types of properties we may acquire directly. We also may make preferred equity investments in partnerships or limited liability companies that own the same types of properties that we may acquire directly. In this prospectus, we refer to these investments as real estate related investments. Please see “Investment Objectives and Criteria—Real Estate Related Investments” for more information on real estate related investments. We will be subject to risks associated with these real estate related investments, including the material risks discussed below.
Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.
     If we make real estate related investments, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “ — Risks Related to Investments in Real Estate.” We do not know whether the values of the property securing any of our real estate related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.
Our returns on mortgage loans may be reduced by interest rate fluctuations.
     If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. Also, if interest rates decrease and mortgage loans are prepaid without adequate penalty, we may not be able to make new loans or other real estate related investments at the previously higher interest rates.
Delays in liquidating defaulted real estate related investments could reduce our investment returns.
     If there are defaults under our real estate related investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.
Returns on our mortgage loans may be limited by regulations.
     The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, which may increase our costs associated with making or acquiring mortgage loans and thereby reduce our returns. In addition, we may determine not to make mortgage loans in certain jurisdictions based on state or local regulation, which may limit our ability to make or acquire mortgage loans that we otherwise believe to be attractive investments.
Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.
     If we are required to foreclose on the real estate securing our loans because of a default by the borrower in the payment of its indebtedness, we bear the risk of being unable to dispose of our collateral at advantageous times and prices or in a timely manner because real estate assets generally experience periods of illiquidity. The lack of liquidity might result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. If we are unable to sell our collateral at opportune times, our capital available to acquire new investments will be reduced and our ability to generate interest revenue will be limited.
If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss.
     If we have not listed our shares on a national securities exchange or on the Nasdaq National Market by December 31, 2013, we intend to liquidate all of our assets and distribute the net proceeds to our stockholders. We may make real estate related investments with terms that expire after December 31, 2013. If we become required to liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Defaults on the mortgage loans we expect to fund or acquire may reduce the value of our investment portfolio and may harm our results of operations.
     We intend to invest in uninsured and non-investment grade mortgage loans as part of our investment strategy. In order to grow our business, we may also invest in loans to borrowers who have a high risk of not being able to repay their obligations on a timely basis. While holding these loans, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under mortgage loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent we are unable to sell or refinance the underlying property providing for mortgage collateral for an amount equal to the amount of the unpaid obligation. In addition, our attempts to foreclose on the underlying property are often subject to the legal impediments, including borrower bankruptcies, which could substantially delay our ability to sell the property. Delays in the sale of property could affect the price we ultimately receive and during that period we may not be receiving any revenue from the property or the related mortgage loan. The longer we are required to hold the property, the greater the impact on our revenues. To the extent we suffer substantial losses with respect to our investments in mortgage loans, the value of our company and the price of our common stock may decline significantly.
Some of our investments may be balloon mortgage loans, which have a higher risk of payment default than amortizing loans, thereby increasing the risk to our revenues.
     Balloon payment loans, which typically provide for the repayment of all or substantially all of the principal at the maturity of the loan, are riskier than amortizing loans because the borrower’s repayment frequently depends on its ability to refinance the loan or sell the property at the maturity of the loan. We expect that balloon mortgage loans will comprise a portion of our investment portfolio. If the borrowers are unable to refinance the loan or sell the property when the balloon payment is due, our revenues will decrease.
We may invest in sub-prime, or non-investment grade, loans, which have a high risk of payment default, thereby increasing the risk to our revenues.
     Some of the loans in which we may invest will be sub-prime loans made to borrowers with limited credit histories and are riskier than investment-grade loans because there is an increased possibility that the borrower will not be able to repay the principal at maturity. If the borrowers are unable to repay the loan at maturity, our revenues will decrease.
We expect that some of the loans invested in by us will be subordinated loans on real estate, which are subject to higher risks.
     We may acquire loans secured by commercial properties, including loans that are subordinate to first liens on the underlying commercial real estate. Subordinated, or second lien, mortgage loans are subject to greater risks of loss than first lien mortgage loans because all payments on these loans are subject to the prior payment of the senior loan. There is no limitation on our investments in subordinated loans. An overall decline in the real estate market could reduce the value of the real property securing such loans such that the aggregate outstanding balances of the second-lien loan and the more senior loan on the real property exceed the value of the real property. In that case, if the property were liquidated the borrower would not receive sufficient proceeds to pay the second-lien loan in full.
Decreases in the value of the property underlying our mortgage loans might decrease the value of our assets.
     The mortgage loans in which we invest will be secured by underlying real property interests. To the extent that the value of the property underlying our mortgage loans decreases, our security might be impaired, which might decrease the value of our assets.

We have not established final underwriting criteria we will use to acquire or make mortgage loans.
     If and when we decide to enter the business of making or acquiring mortgage loans, our management team will establish final underwriting criteria for the mortgage loans. The underwriting criteria will be subject to board of director approval. We expect that the criteria we will use in evaluating mortgage loans will be similar to the criteria we use to evaluate real estate that we will acquire. For example, the primary three factors that we use to evaluate real estate are the quality of the location of the real estate, the site plan of the property, including the location of the entrance, exit and parking, and the creditworthiness of the tenant. The establishment of underwriting criteria is not subject to stockholder approval.
Risks Associated with Joint Ventures
The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.
     In connection with the purchase of real estate or the making of real estate related investments, we may enter into joint ventures with affiliated or unaffiliated partners. In addition, we may also purchase or develop properties in co-tenancies and other co-ownership arrangements with affiliates of the managers or members of Landwin Advisors, the sellers of the properties, developers or similar persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. These joint venture partners or co-tenants may have rights to take some actions over which we have no control and may take actions contrary to our interests. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:
•	a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	we may incur liabilities as the result of actions taken by joint venture partners in which we had no direct involvement; and

•	such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives or fail to take actions as we instruct, or in accordance with our policies and objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.
     If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. Finally, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer or partner.
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.
     We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.
Retail Industry Risks
     Although we do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations, some of the properties that we intend to own and operate may consist of retail properties. Our retail properties will be subject to the various risks discussed above. In addition, they will be subject to the risks discussed below.
Retail conditions may adversely affect our income.
     A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.
     Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.
Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.
     In the retail sector, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant’s lease is terminated. We may own properties where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These “co-tenancy” provisions may also exist in some leases where we own a portion of a retail property and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us or seek a rent reduction from us. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

Competition with other retail channels may reduce our profitability and the return on your investment.
     Any future retail tenants will face potentially changing consumer preferences and increasing competition from other forms of retailing, such as discount shopping centers, outlet centers, upscale neighborhood strip centers, catalogues, discount shopping clubs, internet and telemarketing. Other retail centers within the market area of our properties will compete with our properties for customers, affecting their tenants’ cash flows and thus affecting their ability to pay rent. In addition, some of our tenants’ rent payments may be based on the amount of sales revenue that they generate. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.
Residential Industry Risks
     Although we do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations, some of the properties that we intend to own and operate may consist of residential properties. Our residential properties will be subject to the various risks discussed above. In addition, they will be subject to the risks discussed below.
The short-term nature of our residential leases may adversely impact our income.
     If our residents decide not to renew their leases upon expiration, we may not be able to relet their units. Because substantially all of our residential leases will be for apartments, they will generally be for terms of no more than one or two years. If we are unable to promptly renew the leases or relet the units our results of operations and financial condition will be adversely affected. Certain significant expenditures associated with each equity investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances result in a reduction in rental income.
An economic downturn could adversely affect the residential industry and may affect operations for the residential properties that we acquire.
     As a result of the effects of an economic downturn, including increased unemployment rates, the residential industry may experience a significant decline in business caused by a reduction in overall renters. Moreover, low residential mortgage interest rates could accompany an economic downturn and encourage potential renters to purchase residences rather than lease them. The residential properties we acquire may experience declines in occupancy rate due to any such decline in residential mortgage interest rates.
Risks Related to Our Advisor
Our Advisor is a recently formed Delaware limited liability corporation and as such, has not conducted any operations prior to becoming our Advisor and has not managed an entity organized and operating as a REIT. We cannot assure you that our Advisor will be able to successfully manage our business as a REIT, which may reduce our net income.
     Our Advisor has not conducted any operations prior to becoming our Advisor, has not previously managed a REIT and does not have any experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.
Payment of fees, distributions and expense reimbursements to Landwin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.
     Landwin Advisors will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the asset management of our investments and administrative and other services. Landwin Advisors will be paid an acquisition fee, asset management fee, disposition fee, a subordinated share of net sales proceeds and a subordinated incentive fee for these services pursuant to the advisory agreement between us and Landwin Advisors. In addition, Landwin Advisors will provide administrative services to us for which our Advisor be reimbursed at cost, as limited by the NASAA guidelines. Please see “The Advisor” for a description of these fees, distributions and expense reimbursements payable to Landwin Advisors and its affiliates. These fees, distributions and expense reimbursements are substantial and will reduce the amount of cash available for investment or distribution to our stockholders.
Our Advisor has significant influence over our affairs, and could cause us to engage in transactions that prove to be not in our or our stockholders’ best interests.
     In addition to managing us, our Advisor provides advice on our operating policies and strategies. Our Advisor may also cause us to engage in future transactions with it and affiliates of its managers or members, subject to the approval of, or guidelines approved by, the independent directors. Our directors, however, rely primarily on information supplied by our Advisor in reaching their determinations. Accordingly, our Advisor has significant influence over our affairs, and may cause us to engage in transactions which are not in our best interest.
Our success will depend on the performance of our Advisor and if our Advisor or our board of directors makes inadvisable investment or management decisions, our operations could be impaired, potentially causing us to suffer a loss.
     Our ability to achieve our investment objectives and to pay distributions to our stockholders is dependent upon the performance of our Advisor in evaluating potential investments in real estate or real estate related investments. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the analytical and management abilities of our Advisor and the oversight of our board of directors. If our Advisor or our board of directors makes inadvisable investment or management decisions, our operations could be impaired, potentially causing us to suffer a loss.
Landwin Advisors may face potential conflicts of interest relating to its compensation structure, which could result in actions that prove not to be necessarily in the long-term best interests of our stockholders. The distribution payable to Landwin Advisors upon termination of the advisory agreement may also influence decisions about terminating Landwin Advisors or our acquisition or disposition of investments may influence the purchase and sale of investments.
     Under the advisory agreement between us, Landwin OP and Landwin Advisors and the subordinated participation interest Landwin Advisors holds in Landwin OP, Landwin Advisors is entitled to fees and distributions that are structured in a manner intended to provide incentives to Landwin Advisors to perform in our best interests and in the best interests of our stockholders. The fees to which Landwin Advisors is entitled are acquisition fees, asset management fees, disposition fees, and distributions to which Landwin Advisors may become entitled to be paid upon distribution of net sales proceeds to our stockholders, or the Listing of our shares or the termination of Landwin Advisors as our advisor. Please see “The Advisor” for a description of the fees and distributions payable to Landwin Advisors. However, because Landwin Advisors does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, Landwin Advisors’ interests are not wholly aligned with those of our stockholders. In that regard, the only fee Landwin Advisors receives with respect to ongoing operation and management of properties is the asset management fees, which are based on the amount of our initial investment and not the performance of those investments, which could result in Landwin Advisors not having adequate incentives to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, Landwin Advisors could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to Landwin Advisors or for us to generate the specified levels of performance or net sales proceeds that would entitle Landwin Advisors to fees or distributions. In addition, Landwin Advisors’ entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in Landwin Advisors recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders.
     The subordinated participation interest requires Landwin OP to make a distribution to Landwin Advisors upon termination of the advisory agreement, other than a termination by us because of a material breach of the advisory agreement by Landwin Advisors. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid Landwin OP making this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement for Landwin OP to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy Landwin OP’s obligation to the terminated advisor.
We may compete with affiliates of the managers or members of Landwin Advisors or our directors for investment opportunities. As a result, Landwin Advisors may cause us not to invest in investments that prove to provide favorable investment results which may result in a reduction of our returns on our investments.
     Although Landwin Advisors advises and manages us exclusively, affiliates of the managers and members of Landwin Advisors and our directors have pre-existing programs with general investment objectives and strategies which may be similar to ours, and affiliates of the managers or members of Landwin Advisors may also sponsor or advise other similar programs in the future, with limitation. As a result, we may be buying properties and making real estate related investments at the same time as one or more of the other programs managed by affiliates of the managers or members of Landwin Advisors or our directors. Landwin Advisors may face conflicts of interest in its managers and members allocating investment opportunities between us and these other programs. For instance, Landwin Advisors may select properties for us that provide lower returns to us than properties that affiliates of its managers or members may select to be purchased by their respective other programs. We cannot be sure that the managers and members of Landwin Advisors, and consultants acting on behalf of affiliates of the managers and members of Landwin Advisors, will act in our best interests when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, Landwin Advisors and other entities or programs managed by or affiliated with it the managers and member of Landwin Advisors may not cause us to invest in favorable investment opportunities that Landwin Advisors locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay dividends. Please see “Conflicts of Interest—Competitive Activities of Our Officers and Directors, Landwin Advisors and its Affiliates.”
We may compete with affiliates of our directors or the managers or members of Landwin Advisors for tenants, which could prove to reduce our ability to attract and retain tenants.
     Affiliates of the managers and members of Landwin Advisors and our directors have pre-existing programs with general investment objectives and strategies which may be similar to ours, and affiliates of the managers and members of Landwin Advisors and our directors may sponsor or advise other similar programs in the future. These pre-existing and future programs may own properties located in geographic areas in which we may acquire properties. Therefore, our properties may compete for tenants with other properties sponsored or advised by affiliates of our directors or the managers or members of Landwin Advisors. Landwin Advisors may face conflicts of interest in its managers and members allocating or identifying opportunities between us and other properties sponsored or advised by affiliates of the manager and members of Landwin Advisors and these conflicts of interest may have a negative impact on our ability to attract and retain tenants for our properties. Please see “Conflicts of Interest—Competitive Activities of Our Officers and Directors, Landwin Advisors and Affiliates of the Managers and Members of Landwin Advisors” for a description of these conflicts of interest.
If we enter into joint ventures with affiliates of our directors or the managers or members of our Advisor, we may face potential conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as could be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner. As a result, your returns could prove to have been decreased by us entering into joint ventures with affiliates of our directors or the managers or members of Landwin Advisors.
     In the event that we enter into a joint venture with any other program sponsored or advised by the managers or members of Landwin Advisors, we may face certain additional risks and potential conflicts of interest. For example, securities issued by affiliates of the managers and members of Landwin Advisors may never have an active trading market. Therefore, if we were to become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, if we are not listed on a securities exchange by December 31, 2013, we intend to orderly liquidate our assets. In the event of such liquidation, any joint venture between us and another program of the affiliates of the managers or members of Landwin Advisors may require the sale of properties at such time. Our joint venture partners may not desire to sell the properties at that time. Joint ventures between us and other programs of the affiliates of the managers or members of Landwin Advisors will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you. Joint ventures with other programs of the affiliates of the managers or members of Landwin Advisors would also be subject to the risks associated with joint ventures with unaffiliated third parties described below. See “—Risks Associated with Joint Ventures” below and “Conflicts of Interest—Joint Ventures with Affiliates of the Managers and Members of Landwin Advisors.”
Though our Advisor may not render services to other real estate investors, affiliates of the managers and members of our Advisor may do so, with limitations, which could require the managers of our Advisor to limit the amount of time and effort they may otherwise devote to us.
     The advisory agreement limits the rights of our Advisor to rendering advisory services exclusively to us, but does not limit affiliates of our Advisor’s managers and members, nor any persons working on behalf of any such affiliates, from carrying on their respective businesses, including, with limitation, the rendering of advice to others regarding investments in real estate that might meet our investment criteria. In addition, the advisory agreement does not specify a minimum time period that our Advisor and its personnel must devote to managing our investments. The abilities of affiliates of our Advisor’s managers and members to continue engaging in their other business activities, and specifically to manage real estate for third parties, could reduce the time and effort the managers of our Advisor might spend managing us and our portfolio, which could result in reduced returns on our investments.
Our officers may face conflicts of interest related to the positions they hold with our Advisor and affiliated entities of the managers of our Advisor, which could require them to limit the time and effort they may otherwise provide to is in their capacity as our officers.
     Our officers, who also serve as directors of Landwin REIT, are also the managers of our Advisor, Landwin Advisors, and managers of affiliates of our Advisor. As a result, these individuals owe fiduciary duties to these other entities, which could conflict with the duties that they owe to us and our stockholders. Please see “Conflicts of Interest—Competitive Activities of Our Officers and Directors, Landwin Advisors and Affiliates of the Managers and Members of Landwin Advisors.” Some of these entities may compete with us for investment opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to:
•	the allocation of new investments among us and affiliates of the managers and members of Landwin Advisors;

•	the allocation of time and resources among us and affiliates of the managers and members of Landwin Advisors;

•	the timing and terms of the investment in or sale of an asset;

•	development or management of our properties by affiliates of the managers and members of Landwin Advisors;

•	investments with and/or sales to or acquisitions from affiliates of the managers and members of Landwin Advisors; and

•	compensation to Landwin Advisors.

We may acquire assets from, or dispose of assets to, entities managed by the managers or members of Landwin Advisors, which could result in us entering into transactions which prove to be on less favorable terms than we could have received from a third party or that affect the public’s perception of us.
     We may acquire properties or other real estate related investments from entities that are managed by the managers or members of Landwin Advisors. Further, we may also dispose of properties or other real estate related investments to entities which are controlled by managers or members of Landwin Advisors. The managers or members of Landwin Advisors may make substantial profits in connection with such transactions. Landwin Advisors or its affiliates may owe fiduciary and/or other duties to the selling or purchasing entities in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on Landwin Advisors in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.
Our Advisor’s liability is limited under the advisory agreement, and we have agreed to indemnify it against certain liabilities.
     Our Advisor has not assumed any liability related to us other than to render the services described in the advisory agreement, and will not be responsible for any action of our board of directors in declining to follow our Advisor’s advice or recommendations. Our Advisor and its managers, members and any affiliated party will not be liable to us for acts performed by its managers, members and any affiliated party in accordance with and pursuant to the advisory agreement, except for acts constituting gross negligence, recklessness, willful misconduct or active fraud in connection with their duties under the advisory agreement. We have agreed to indemnify our Advisor and its managers, members and any affiliated party with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Advisor subject to the limitations of the laws of the State of Maryland and the NASAA guidelines.
If our Advisor terminates the advisory agreement, there is no assurance that we will be able to find an adequate replacement advisor.
     At any time after the initial one-year term of the advisory agreement, our Advisor may terminate the advisory agreement without cause or elect not to renew the agreement, without penalty on 60 days prior written notice to us. If our Advisor terminates our agreement, we may not be able to find an adequate replacement advisor, or a delay in retaining an adequate replacement Advisor may adversely affect our business operations.
Risks Related to Legal and Tax Requirements
If we fail to qualify or are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.
     Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Accordingly, it is not certain we will be able to become and remain qualified as a REIT for U.S. federal income tax purposes. Even a technical or inadvertent mistake could jeopardize our REIT status. We will not seek a ruling from the Internal Revenue Service that we qualify as a REIT for federal income tax purposes. Furthermore, Congress or the IRS, might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, that could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:
•	we would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to stockholders in computing taxable income and we would be subject to U.S. federal income tax on our taxable income at regular corporate rates;

•	any resulting tax liability could be substantial, would reduce the amount of cash available for distribution to stockholders, and could force us to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated; and

•	unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification and, thus, our cash available for distribution to our stockholders would be reduced for each of the years during which we did not qualify as a REIT.
     Even if we remain qualified as a REIT, we might face other tax liabilities that reduce our cash flow. Further, we might be subject to federal, state and local taxes on our income and property. Any of these taxes would decrease cash available for distribution to our stockholders.
If Landwin OP fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation.
     We intend to maintain the status of Landwin OP as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of Landwin OP as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that Landwin OP could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which Landwin OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to Landwin OP. Such a recharacterization of Landwin OP or an underlying property owner could also threaten our ability to maintain REIT status.
Complying with REIT requirements might cause us to forego otherwise attractive opportunities.
     In order to qualify as a REIT for U.S. federal income tax purposes, we must satisfy tests concerning, among other things, our sources of income, the nature of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may cause us to forego opportunities we would otherwise pursue.
     In addition, the REIT provisions of the Internal Revenue Code impose a 100% tax on income from “prohibited transactions.” Prohibited transactions generally include sales of assets that constitute inventory or other property held for sale in the ordinary course of a business, other than foreclosure property. This 100% tax could impact our desire to sell assets at otherwise opportune times if we believe such sales could be considered a prohibited transaction.
Complying with REIT requirements may force us to liquidate otherwise attractive investments.
     In order to qualify as a REIT, we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, generally, no more than 5% of the value of our assets can consist of the securities of any one issuer. Further, no more than 20% of the value of our assets can consist of securities of taxable REIT subsidiaries. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.
Complying with REIT requirements may force us to borrow to make distributions to our stockholders.
     As a REIT, we must distribute 90% of our annual taxable income (subject to certain adjustments) to our stockholders. From time to time, we might generate taxable income greater than our net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or our taxable income might be greater than our cash flow available for distribution to our stockholders. If we do not have other funds available in these situations, we might be unable to distribute 90% of our taxable income as required by the REIT rules. In that case, we would need to borrow funds, sell a portion of our assets potentially at disadvantageous prices or find another alternative source of funds. These alternatives could increase our costs or reduce our equity and reduce amounts available to invest in loans and other assets.
Failure to maintain an exemption from the Investment Company Act would harm our results of operations.
     We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. If we fail to qualify for this exemption, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as described in this prospectus.
     The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. Under the current interpretation of the SEC staff, in order to qualify for this exemption, we must maintain at least 55% of our assets directly in these qualifying real estate interests.
Misplaced reliance on legal opinions or statements by borrowers could result in a failure to comply with REIT income or assets tests.
     When purchasing mortgage loans, we may rely on opinions of counsel for the borrower, or statements made in the underlying loan documents, for purposes of determining whether and to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income that qualifies under the REIT gross income tests. The inaccuracy of any such opinions or statements may adversely affect our REIT qualification and result in significant corporate-level tax.
One-action rules may harm the value of our security interest or the underlying property.
     Several states have laws that prohibit more than one action to enforce a mortgage obligation, and some courts have construed the term “action” broadly. In such jurisdictions, if the judicial action is not conducted according to law, there may be no other recourse in enforcing a mortgage obligation, thereby decreasing the value of our security interest or the underlying property.
We may be harmed by changes in various laws and regulations.
     Changes in the laws or regulations governing our Advisor or its affiliates may impair our Advisor’s or its affiliates’ ability to perform services in accordance with the advisory agreement. Our business may be harmed by changes to the laws and regulations affecting our Advisor or us, including changes to securities laws and changes to the Internal Revenue Code applicable to the taxation of REITs. New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm us, our Advisor and our stockholders, potentially with retroactive effect.
     The maximum tax rate of non-corporate taxpayers for capital gains (for taxable years ending on or after May 6, 2003 and before January 1, 2009) and for dividends (for taxable years beginning after December 31, 2002 and before January 1, 2009) is 15%. Generally, dividends paid by REITs are not eligible for the 15% U.S. federal income tax rate, with certain exceptions discussed at “U.S. Federal Income Tax Considerations—Taxation of Taxable United States Stockholders.” Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends as more attractive relative to stocks of REITs. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our common stock.

We may incur excess inclusion income that would increase the tax liability of our stockholders.
     In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Internal Revenue Code. If we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses. If the stockholder is a tax-exempt entity, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is foreign, it would be subject to U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income-tax treaty.
     We generally structure our borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income. Some types of tax-exempt entities, including voluntary employee benefit associations and entities that have borrowed funds to acquire their shares of our common stock, may be required to treat a portion of or all of the dividends they may receive from us as unrelated business taxable income. Finally, we may invest in equity securities of other REITs and it is possible that we might receive excess inclusion income from those investments.
There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.
     If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:
•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.
     You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Landwin Advisors and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” Landwin Advisors and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Landwin Advisors and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

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ESTIMATED USE OF PROCEEDS
     The proceeds from this offering will be used in connection with the purchase of real estate and real estate related investments and to pay the expenses of the offering. The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by us, assuming that the minimum and the maximum offering is completed. These estimates and the figures set forth below represent our best estimate of intended sales results, but may not accurately reflect the actual receipt or application of offering proceeds. If we sell the minimum number of shares we are offering, we estimate that approximately 88% of the offering proceeds, or approximately $8.80 per share, will be used to make investments and pay the expenses directly associated with such investments. If we sell the maximum number of shares we are offering, we estimate that approximately 95.2% of the offering proceeds, or approximately $9.52 per share, will be used to make investments and pay the expenses directly associated with such investments. The remainder of the offering proceeds will be used to pay offering expenses, including legal, accounting, printing, escrow, filing, registration, qualification and other expenses. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
GROSS OFFERING PROCEEDS TO THE COMPANY	$50,000,000	100.00%	$250,000,000	100.00%
Less:
Database Fee for Introduction to Investors(1)	$2,500,000	5.00%	$5,000,000	2.00%
Formation Fee (2)	$2,500,000	5.00%	$5,000,000	2.00%
Offering Expenses (3)	$1,000,000	2.00%	$2,000,000	0.80%

NET PROCEEDS TO THE COMPANY(3)(4)(5)	$44,000,000	88.00%	$238,000,000	95.20%

(1)	We will pay a database fee to be shared among Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC, and Muir, LLC for the introduction to prospective investors of $2,500,000 upon the initial closing of $50,000,000 in offering proceeds and an additional $2,500,000 upon the acceptance by us of an additional $50,000,000 in offering proceeds. After we have accepted $100,000,000 in offering proceeds, no additional database fee will be paid. Each of such entities is a member of our Advisor.

(2)	For work related to the formation of the Company through the effective date of the registration statement of which this prospectus forms a part, we will pay a formation fee of $1,250,000 to each of our sponsors, Sylvia, Inc., and SmithDennison Capital, LLC, upon the initial closing of the first $50,000,000 in offering proceeds received and accepted by us, and an additional $1,250,000 each upon the acceptance by us of an additional $50,000,000 in offering proceeds. This payment will be made pursuant to a contract initially entered into with our Advisor that has been assigned to Sylvia, Inc. and SmithDennison Capital, LLC. After we have accepted $100,000,000 in offering proceeds, no additional formation fee will be paid. Each of such entities is a co-manager of our Advisor.

(3)	Offering Expenses include, but are not limited to, legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the shares, excluding the database fee and the formation fee. The Offering Expenses paid by us, together with the database fee, the formation fee, and expense reimbursements incurred by us will not exceed 15% of the proceeds raised in connection with this offering. The differences in the minimum and maximum expenses reflect differences in expected costs in printing, transfer agent costs and other costs that will be impacted by the size of the offering. In addition, to sell the maximum offering amount, we will likely incur additional travel expenses and other expenses related to conducting numerous investor presentations throughout the State of California.

(4)	We will pay an acquisition fee to our Advisor in connection with the acquisition of our investments. Acquisition fees and expenses paid to our Advisor will be reasonable and will not exceed an amount equal to 6% of the contract price of the property, or in the case of a real estate related investment, 6% of the funds advanced.

(5)	Offering proceeds designated for investments may also be used to repay debt borrowed in connection with such investments. Offering proceeds designated for investments may temporarily be invested in short-term, highly liquid investments with appropriate safety of principal.
MANAGEMENT OF THE COMPANY
Our Directors and Executive Officers
     The following table provides information regarding our directors and executive officers. Each of our executive officers and directors can be reached c/o Landwin REIT, Inc., 17200 Ventura Blvd., Suite 206, Encino, California 91316.

Name	Age	Position
Inside Directors
Martin Landis	72	Chairman of the Board, Chief Executive Officer, Secretary

Sean Dennison	43	Vice Chairman of the Board and President

Other Directors
Stuart Shapiro	55	Director
Bruce Shapiro	48	Director
Paul Sigelman	62	Director
Non-Employee Officers
     We do not employ any of our executive officers. All of our executive officers are employed by the managers of our Advisor which are compensated by our Advisor and not by us. In their capacity as officers of our company, these non-employee officers perform only ministerial functions, such as executing contracts and filing reports with regulatory agencies. In their capacity as officers and employees of the managers of our Advisor, they are expected to fulfill our Advisor’s duties to us under the advisory agreement. We have no control over which persons our Advisor assigns to specific duties and responsibilities in relation to us.
Business Experience of our Directors and Executive Officers
     Set forth below is a brief account of the business experience and education of our directors and executive officers.
     Martin Landis. Martin Landis has served as Chief Executive Officer of Sylvia, Inc. (Sylvia), from its formation in 1995 to the present. During this time, Sylvia held sole ownership in, and oversaw all aspects of the asset management business originally founded and operated by Mr. Landis since 1987 under the “Landwin” brand name until its acquisition in June 2005 by Landwin Management, LLC (Landwin Management). Sylvia has served as Manager of Landwin Management from its formation in December 2004 to the present. Mr. Landis has also served as Managing Member of Landis, LLC, the Landis family’s holding company, which is also a Member in our Advisor, from May 1997 to the present, and Sylvia has also served as Managing Member of The Landwin Group, LLC, a passive holding company, from its formation in May 2004 to the present. Prior to the acquisition of the asset management business, Sylvia also served as Managing Member of Landwin LLC, a former California limited liability company, from July 1997 through August 2004, and Mr. Landis also served as Chief Executive Officer of S Landwin, Inc., a former California corporation, from August 1999 through 2004, both of which entities served a specific, limited purpose and were dissolved. Most recently, Sylvia has served as Manager of Landwin Advisors, LLC, our Advisor, from its formation in August 2005 to the present. Overall, Mr. Landis has 36 years of experience in the commercial real estate industry, encompassing the development, investment advisory and asset management businesses. He earned a BBA in Marketing and Management from Hofstra University and is a graduate of the IBM Institute in Endicott, New York.

     Seán Dennison. Seán Dennison has served as Chief Executive Officer of SmithDennison Capital, LLC (SDC), from its formation in June 2003 to the present. During this time, SDC has held sole ownership in, and overseen all aspects of the real estate investment and consulting business originally founded and operated by Mr. Dennison since 1990 until its acquisition in June 2005 by Landwin Management, LLC (Landwin Management). SDC has served as Manager of Landwin Management from its formation in December 2004 to the present; as Managing Member of The Landwin Group, LLC, a passive holding company, since its formation in May 2004 to the present, and; as Manager of Landwin Advisors, LLC, our Advisor, from its formation in August 2005 to the present. In addition, Mr. Dennison has also served as Managing Member of Dennison, LLC, the Dennison family’s holding company, which is also a Member in our Advisor, from August 2005 to the present. Overall, Mr. Dennison has 25 combined years of business ownership and operating experience encompassing real estate investment, development, building and construction, as well as corporate development, venture capital, marketing, sales and senior management consulting to clients ranging from Fortune 100 corporations to startup companies, and certification as a financial advisor at Merrill Lynch from October 2001 to January 2002, and Morgan Stanley from January 2002 through October 2002. Though Mr. Dennison chose not to practice as a financial advisor with any brokerage firm or as a real estate broker, he earned Series 7, Series 66 and Series 31 licenses, and completed the California Real Estate Broker certification program. He received a BA in English from C.U.N.Y., Queens, New York.
     Stuart Shapiro. Mr. Shapiro has worked for Benadon Shapiro Villalobos, Certified Public Accountants, a professional corporation, since 1976, and as a certified public accountant since 1978, and as a shareholder since 1980. Mr. Shapiro received his BS from California State University, Long Beach in 1972. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.
     Bruce Shapiro. Mr. Shapiro has been a partner since 1994 in M.B.S., L.L.C. d/b/a Arizona Partners, a real estate investment firm. Mr. Shapiro earned BS in Business from Arizona State University in 1979.
     Paul Sigelman. Mr. Sigelman is a partner in the firm of Sigelman Law Firm. He has been with his firm for the past 35 years. Mr. Sigelman received his Bachelor of Arts from the University of Minnesota in 1964 and a JD from the University of Minnesota in 1967.
Board of Directors
     We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is ultimately responsible for the management and control of our business and operations. We have no employees, and the board has retained Landwin Advisors to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision. We currently have five directors. Under our bylaws, the number of directors may be increased or decreased by the board, but may not be fewer than three nor more than 15. Any vacancy on our board of directors, whether resulting from the removal of a director or from an increase in the size of the board, may be filled only by a vote of our directors. Two of our directors are affiliated with our Advisor and three of our directors are independent, as defined in our articles of incorporation. As defined by our articles of incorporation, the term “Independent Director” refers to a director who is not associated and has not been associated within the last two years, directly or indirectly, with us, our Advisor or our sponsor.
     Our articles of incorporation require that a majority of the members of our board of directors must at all times be independent directors, unless independent directors comprise less than a majority as a result of a board vacancy. Our bylaws also provide that all of the members of our audit committee must be independent directors and that a majority of the members of other committees be independent directors.
     Our board considered the independence of each of our directors under our standard of independence. Our board affirmatively determined that Messrs. Stuart Shapiro and Paul Sigelman have no material relationship with our company, our Advisor or our sponsors (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and are thus independent under our standard.
     One Director will be eligible for re-election per year, and each director will hold office until his or her successor is elected and qualified or he or she resigns or is removed. Messrs. B. Shapiro, S. Shapiro, Sigelman,

Dennison and Landis shall be eligible for re-election in 2006, 2007, 2008, 2009 and 2010, respectively. All officers serve at the discretion of our board of directors.
Compensation of Directors
     We pay each of our non-officer directors an annual fee of $10,000 for service on our board (pro-rated for partial periods). The chairman of our audit committee will receive a meeting fee of $1,500 per board or committee meeting attended in person and $750 for each board of committee meeting attended by telephone. Each non-employee director will receive a meeting fee of $1,000 for each board or committee meeting attended in person and $500 for each board or committee meeting attended by telephone. We will also give each non-officer director a grant of 1,000 shares of restricted stock annually, which stock shall vest one year from the date of grant. The shares will be granted pursuant to a stock incentive plan adopted by our stockholders and board of directors prior to the commencement of the offering. We reimburse all of our directors for the expenses they incur in connection with attending board and committee meetings. We may, from time to time, in the discretion of the compensation committee of our board of directors, grant additional restricted shares of our common stock to our directors. We will not compensate our officer-directors for their service as directors.
Indemnification
     Our articles of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Maryland law. Our agents may be indemnified to such extent as is authorized by our board of directors or our bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, unless it is established that:
•	an act or omission of the director, officer, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	such person actually received an improper personal benefit in money, property or services; or

•	in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful.
     Our articles of incorporation provide that the personal liability of any of our directors or officers to us or our stockholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland, as amended or interpreted. As more fully described below under the caption “Certain Provisions of Maryland Law and of our Articles of Incorporation and Bylaws,” Maryland law authorizes the limitation of liability of directors and officers to corporations and their stockholders for money damages, except:
•	to the extent that it is proved that the person actually received an improper personal benefit; or

•	to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.
     We will enter into indemnity agreements with each of our directors and executive officers, as well as our Advisor and its officers, directors, employees and some of its affiliates. The form of indemnity agreement is included as an exhibit to the registration statement of which this prospectus is a part. The indemnity agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnity agreement offers substantially the same scope of coverage afforded our directors and officers by law, it provides greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it may not be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides. We plan to provide additional coverage to the parties listed above through a directors and officers insurance policy.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Board Committees and Meetings
     Our board will establish an audit committee, a compensation committee and a governance and nominating committee. Other committees may be established by our board of directors from time to time.
Audit Committee
     Our audit committee will be comprised of three directors: Stuart Shapiro, Bruce Shapiro and Paul Sigelman. Mr. Stuart Shapiro is the Chairman of the audit committee. Our board of directors has determined that all members of the audit committee satisfy the independence requirements of the NYSE. Our board will determine that:
•	one of the directors qualifies as “audit committee financial expert,” as defined by the SEC, and

•	all members of the audit committee are “financially literate,” within the meaning of NYSE rules, and “independent,” under the strict audit committee independence standards of the SEC.
     Our audit committee will operate pursuant to a written articles of incorporation to be adopted by the board of directors. Among other things, the audit committee charter will call upon the audit committee to:
•	oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;

•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent auditors;

•	review the annual engagement proposal and qualifications of our independent auditors;

•	prepare an annual report as required by applicable SEC disclosure rules;

•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process;

•	review and approve all related party transactions, including all transactions with our Advisor; and

•	manage our relationship with our Advisor under the advisory agreement.

Compensation Committee
     Our compensation committee will be comprised of the following three directors: Stuart Shapiro, Bruce Shapiro and Paul Sigelman. Mr. Stuart Shapiro is the Chairman of the compensation committee. Our board of directors determined that all of the compensation committee members qualify as:
•	“independent directors” under the NYSE independence standards;

•	“non-employee directors” under Exchange Act rule 16b-3; and

•	“outside directors” under Internal Revenue Code section 162(m).
     Our compensation committee will be delegated the authority by our board of directors to make determinations regarding grants of restricted shares of common stock and to determine our chief executive officer’s salary and bonus, if any. Our compensation committee will operate pursuant to a written charter to be adopted by the board of directors. Among other things, the compensation committee charter calls upon the compensation committee to:
•	develop the overall compensation policies and the corporate goals and objectives, if any, relevant to the chief executive officer’s compensation from our company;

•	evaluate the chief executive officer’s performance in light of those goals and objectives, if any;

•	be directly and solely responsible for establishing the chief executive officer’s compensation level, if any, based on this evaluation;

•	make recommendations to the board regarding the compensation of officers junior to the chief executive officer, incentive-compensation plans and equity-based plans; and

•	produce an annual report on executive compensation for inclusion in our proxy statement.
  Because we do not currently compensate any of our officers, we do not expect our compensation committee to be very active in the foreseeable future.
Governance and Nominating Committee
  Our governance and nominating committee will be formed to establish and implement our corporate governance practices and to nominate individuals for election to our board of directors. The governance and nominating committee will be comprised of the following three independent directors: Stuart Shapiro, Bruce Shapiro and Paul Sigelman. Mr. Paul Sigelman is the Chairman of the governance and nominating committee.
  Our governance and nominating committee will operate pursuant to a written charter to be adopted by the board of directors. Among other things, the committee charter will call upon the governance and nominating committee to:
•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;

•	select, or to recommend that the board select, the director nominees for the each annual meeting of stockholders and the committee nominees; and

•	develop and recommend to the board a set of corporate governance principles applicable to the corporation.

Corporate Governance
Code of Business Conduct and Ethics
  Our board of directors will establish a code of business conduct and ethics. Among other matters, the code of business conduct and ethics will be designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.
  Waivers to the code of business conduct and ethics will only be able to be granted by the governance and nominating committee of the board.
Public Availability of Corporate Governance Documents
  Our key corporate governance documents, including our code of business conduct and the charters of our audit committee, compensation committee and governance and nominating committee will be made available in print to any stockholder who requests them from our corporate secretary.
Compensation of Executive Officers
   All of our non-employee executive officers are employed by the managers of our Advisor who are compensated by our Advisor. We do not separately compensate our officers for their service as officers, nor do we reimburse our Advisor for any portion of our officers’ compensation from the managers of our Advisor, other than through the general fees we pay to our Advisor under the advisory agreement (which are described under the caption “The Advisor—The Advisory Agreement—Compensation and Expenses”). In the future, our board or the compensation committee may decide to pay annual compensation or bonuses and/or long-term compensation awards to one or more of our non-employee officers for their services as officers. We may from time to time, in the discretion of the compensation committee of our board of directors, grant restricted shares of our common stock to one or more of our officers. The shares will be granted pursuant to a stock option plan to be adopted by the board of directors and approved by the stockholders prior to the commencement of the offering.
Long-Term Incentive Plan
Before completing this offering, we will adopt the Landwin REIT, Inc. 2005 Equity Incentive Plan, which provides for the grant to selected employees, if any, and directors of our Company and our affiliates of stock options, restricted stock units (or RSUs), restricted stock, deferred shares and other stock-based incentive awards. Only employees, if any, of our Company and its affiliates (including, without limitation, employees of our Advisor, if any) are eligible to receive “incentive stock options” under the plan. We have reserved a total of ___shares of our common stock for issuance pursuant to the plan, subject to certain adjustments for changes in our capital structure, including by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges. [Of this amount, the following will be issued upon consummation of this Offering:

Shares of restricted stock representing 3,000 shares of our common stock, which will be issued to our independent directors as compensation. See “—Restricted Stock and Restricted Stock Units” below for a description of these securities.]
Purpose of the Plan
The purpose of the plan is to attract, retain and motivate key participating employees, if any, and to attract and retain well-qualified individuals to serve as members of the board of directors, consultants and independent contractors through the use of incentives based upon the value of our common stock. Awards under the plan will be determined by the compensation committee of the board of directors, and may be made to our or our subsidiaries’ key executives, managerial employees, if any, non-employee directors, consultants and independent contractors.
Administration of the Plan
The compensation committee of the board of directors will administer the plan. Each member of the compensation committee must be a non-employee director, as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the plan, the compensation committee will have authority to select employees, if any, consultants and independent contractors to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the number and value of performance shares awarded and earned and to cancel or suspend awards. In making such award determinations, the compensation committee may take into account the nature of services rendered by the employee, if any, consultant or independent contractor, his or her present and potential contribution to our success and such other factors as the committee deems relevant. The compensation committee is authorized to interpret the plan, to establish, amend and rescind any rules and regulations relating to the plan, to determine the terms and provisions of any agreements made pursuant to the plan and to make all other determinations that may be necessary or advisable for the administration of the plan.
Eligibility Under the Plan
The compensation committee will determine the key executives and managerial employees, if any, consultants and independent contractors who may receive awards under the plan.
Each non-employee director will receive 1,000 shares of restricted stock when the director is initially elected or appointed to the board of directors and will receive an additional grant of 1,000 shares of restricted stock at the close of each annual meeting. Such grants of restricted stock will be fully vested director after such director has completed 12 continuous months of service as a member of the board after the date of grant. All grants of restricted stock will become fully vested if service as a member of the board terminates by reason of death, disability or retirement.
Duration of Plan
The plan has a term of ten years, through December ___, 2015.
Types of Awards
Awards under the plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified options), restricted stock, deferred stock and performance shares.
Authorized Shares Available for Awards Under the Plan
The plan authorizes awards to employees, if any, consultants and independent contractors of total of ___shares of common stock. The plan also authorizes awards to non-employee directors of ___shares of common stock. In addition, if any award under the plan otherwise distributable in shares of common stock expires, terminates or is forfeited or canceled, or settled in cash pursuant to the terms of the plan, such shares will again be available for award under the plan.
Options to purchase more than ___shares of common stock may not be granted to any employee in any calendar year.
If there is a change in our outstanding common stock by reason of a recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the plan, the terms and number of shares outstanding under any award, and the purchase price of a share under options, may be equitably adjusted by the board at its sole discretion. The board may also, in its sole discretion, make appropriate adjustment as to the kind of shares or other securities deliverable with respect to outstanding awards under the plan.
Stock Options
The plan authorizes the award of both non-qualified stock options and incentive stock options. Only our employees, if any, are eligible to receive awards of incentive stock options. Incentive stock options may be awarded under the plan with an exercise price not less than 100% of the fair market value of our common stock on the date of the award or, if greater, the par value of the common stock. The aggregate value (determined at the time of the award) of the common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of incentive stock options cannot exceed ten years.
Non-qualified options may be awarded under the plan with an exercise price of no less than 100% of the fair market value of our common stock on the date of the award.
In addition to allowing an optionee to pay cash to exercise options, or deliver stock certificates for previously-owned shares of our stock, the plan permits us to sell or withhold a sufficient number of shares to cover the amount of taxes required to be withheld.
The plan permits recipients of non-qualified stock options (including non-employee directors) to transfer their vested options by gift to family members (or trusts or partnerships of family members). After transfer of an option, the optionee will remain responsible for tax payable upon the exercise of the option, and we retain the right to claim a deduction for compensation upon the exercise of the option.
Restricted Stock
The plan authorizes the compensation committee to grant to employees, if any, non-employee directors, consultants and independent contractors shares of restricted stock. A grantee will become the holder of shares of restricted stock free of all restrictions if he or she completes a required period of employment or service following the award and satisfies any other conditions; otherwise, the shares will be forfeited. The grantee will have the right to vote the shares of restricted stock and, unless the committee determines otherwise, the right to receive dividends on the shares. The grantee may not sell or otherwise dispose of restricted stock until the conditions imposed by the committee have been satisfied. The plan requires a minimum restricted period of one year for awards of restricted shares.
Deferred Stock
The plan authorizes the compensation committee to award to participants the right to receive shares of our stock in the future. These awards may be contingent on our future performance.
Performance Shares
The plan authorizes the compensation committee to award performance shares payable in cash or shares of stock. Under the plan, a number of performance shares is initially assigned by the committee and the number of shares actually earned will be contingent on our future performance over the performance period in relation to the established performance measures. Although the performance measures and performance period will be determined by the committee at the time of the award of performance shares, they may be subject to such later revision as the committee deems appropriate to reflect significant events or changes.
Stock Appreciation Rights
The plan authorizes the compensation committee to award stock appreciation rights payable in cash or shares of stock. Stock appreciation rights permit a grantee to benefit from appreciation in the value of our stock. Under the plan, the committee may grant to a grantee a number of stock appreciation rights and designate whether vesting will be contingent on continued service and/or our future performance over a designated performance period in relation to established performance measures.
Change of Control Events
In the event of a change in control, as defined in the plan, then all outstanding stock options and restricted stock will become fully exercisable and/or vested, and performance shares may be paid out in such manner and amounts as determined by the compensation committee.
PRINCIPAL STOCKHOLDERS
   The following table presents information known to us regarding the beneficial ownership of our common stock. In accordance with SEC rules, each listed person’s beneficial ownership includes:
•	all shares the investor actually owns (of record or beneficially);

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
   Except as otherwise noted, information is given as of October 1, 2005 on an actual basis and as adjusted to reflect the sale of our common stock in this offering. The table presents information regarding:
•	each of our named executive officers;

•	each director of our company;

•	all of our directors and executive officers as a group; and

•	each stockholder known to us to own beneficially more than 5% of our common stock.
   Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of our common stock shown throughout as beneficially owned by them, subject to community property laws, where applicable.

	Beneficial ownership		Beneficial ownership
	before offering		after offering
	Number	Percent (1)	Number	Percent (1)
Five Percent or More Stockholders
Landwin Advisors (2)
17200 Ventura Blvd.
Suite 206
Encino, CA 91316	20,000	100%	20,000	*

Directors and Officers (3)

Martin Landis	—	*	—	*
Sean Dennison	—	*	—	*
Stuart Shapiro	—	*	—	*
Bruce Shapiro	—	*	—	*
Paul Sigelman	—	*	—	*

All directors and executive officers as a group (5 persons)	—	*	—	*

*	Holdings represent less than 1% of all shares outstanding.

(1)	Assumes that the listed person does not sell any shares of our common stock prior to the completion of this offering. Calculated using 20,000 shares of our common stock outstanding as of December 20, 2005 plus the 20,000,000 shares to be issued by us in this offering.

(2)	Landwin Advisors is our Advisor and is co-managed by Sylvia, Inc. and SmithDennison Capital, LLC. The principal officer of Sylvia, Inc. is our CEO, Martin Landis. The principal officer of SmithDennison Capital, LLC is our President, Sean Dennison.

(3)	The address of each of our officers and directors is c/o Landwin REIT, Inc., 17200 Ventura Blvd., Suite 206, Encino, CA 91316.

OUR STRUCTURE AND FORMATION
     We were formed on October 19, 2005 as a Maryland corporation when we filed our Articles of Incorporation with the Charter Division of the Maryland Department of Assessments and Taxation. We are a perpetual life entity. Landwin OP was formed on October 25, 2005 as a Delaware limited partnership when its Certificate of Limited Partnership was filed with the Secretary of the State of the State of Delaware. Landwin OP is a perpetual life entity. We are not a party to any legal proceedings.
Structure
     We operate our business using what is commonly known as an UPREIT structure. This means that we have formed the operating partnership to own all of our assets, either directly or indirectly. Our Advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. We have contributed a portion of the $200,000 of proceeds we received from the Advisor in exchange for 100% ownership of Landwin, LLC. Landwin, LLC used these funds to acquire general partnership units in the operating partnership. As a result, our wholly-owned subsidiary is the sole general partner of the operating partnership. We contributed the remaining proceeds to Landwin OP to acquire limited partnership units in the operating partnership. We will contribute a portion of the net proceeds of this offering to the operating partnership. Our wholly-owned subsidiary, Landwin, LLC is, and will be, the only holder of regular general partnership units in the operating partnership. As the general partner of the operating partnership, Landwin, LLC will have the power to manage and conduct the business of the operating partnership, subject to the limited exceptions set forth in the operating partnership agreement. See “Operating Partnership Agreement.” The Advisor holds 200 limited partnership units in the operating partnership valued at $10 each for its $2,000 capital contribution. As a result, the Advisor is a limited partner in the operating partnership. As of the date of this prospectus, we and our affiliates own all of the operating partnership.
     We will conduct substantially all of our business, and hold our interests in the real estate and real estate related investments in which we invest, directly or indirectly, through the operating partnership.
     As a REIT, we may conduct some of our business and hold some of our interests in properties through “taxable REIT subsidiaries” which may be wholly or partially owned. Although we do not currently own any taxable REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in such subsidiaries.
     See “Prospectus Summary—Our Structure” for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure and the organizational structure of the operating partnership.
     If the minimum offering of 5,000,000 shares is sold or the maximum offering of 25,000,000 shares is sold, the advisor’s 20,000 shares will, in each case, represent less than 1% of the issued and outstanding shares.
     Currently, we do not own any properties. We may form entities to acquire properties. They will be owned or controlled directly or indirectly by the operating partnership. Properties that will be purchased by us in the future may be owned by entities that will be directly or indirectly owned by the operating partnership. In other instances, there likely will be other investors in the entities that own our properties, in addition to the operating partnership. These investors would be the former owners of properties that we acquired from them in exchange for interests in such entities.
Benefits of the UPREIT Structure
     The benefits of our REIT status and UPREIT structure include the following:
•	Access to capital. We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements. Our anticipated financial strength should enable us to obtain financing at advantageous rates and on acceptable terms.

•	Growth. Our structure will allow stockholders through their ownership of common stock and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of initial real properties, we give stockholders an interest in all future investments in additional properties.

•	Tax Deferral. The UPREIT structure will provide property owners who transfer their real properties to the operating partnership in exchange for limited partnership units the opportunity to defer the tax consequences that would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.
Affiliates
     Throughout this prospectus, we use the term “affiliate.” For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability or other legal entity (a “person”) includes any of the following:
     (a) any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;

     (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
     (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person;
     (d) any executive officer, director, trustee or general partner of such other person; and
     (e) any legal entity for which such person acts as an executive officer, director, trustee or general partner.
OUR OPERATING POLICIES AND INVESTMENT POLICIES
General
     We are a corporation that intends to be taxed as a REIT for federal income tax purposes beginning in the year ending December 31, 2006. We were organized to invest in a portfolio of investments in real estate. Our investment objectives are:
•	to preserve, protect and return your capital contribution;

•	to pay regular cash dividends;

•	to realize growth in the value of our properties upon our ultimate sale of such properties; and

•	to provide you with liquidity for your investment by listing the shares on a national securities exchange or the Nasdaq National Market by December 31, 2013, or, if our shares are not listed prior to that date, by selling our real estate and real estate related investments and distributing the cash to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon the approval of stockholders holding a majority of our outstanding shares. See “Description of Capital Stock.” If our shares are not listed for trading on a national securities exchange or included for quotation on the Nasdaq National Market by December 31, 2013, we intend to begin the process of selling our properties and distributing the net sales proceeds to you in liquidation.
     Decisions relating to the purchase or sale of properties will be made by Landwin Advisors, as our advisor, subject to oversight by our board of directors. See “Management” for a description of the background and experience of our directors and officers as well as the officers of Landwin Advisors.
Acquisition and Investment Policies
     We intend to invest in a portfolio of real estate and real estate related investments, focusing both on investments that produce current income and on investments with a potential for capital appreciation. We intend to invest in a variety of property types, including apartments, office buildings, industrial buildings and shopping centers. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate through other real estate related investments.
     In addition, when and as determined appropriate by Landwin Advisors, the portfolio may also include real estate or real estate related investments relating to properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Landwin Advisors will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, and our objectives of realizing capital appreciation upon the ultimate sale of properties.
     For each of our investments, regardless of product type, Landwin Advisors will seek to invest in properties with the following attributes:
•	Quality. We will seek to acquire properties that are suitable for our intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted capital improvements.

•	Location. We will seek to acquire properties that are located in established markets for comparable properties, with access and visibility suitable to meet the needs of its occupants. We also will consider the proximity of a potential investment to our other investments.

•	Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of market economic, demographic and regulatory factors affecting the property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land or stringent zoning restrictions. In addition, we will generally seek to limit our investments in areas that have limited potential for demand growth and no barriers to new construction.

•	Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of preservation of capital and stability and growth in cash flow.

•	Cash Flow. We will seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow relative to expected growth and appreciation.
     We anticipate that a minimum of 88% of the proceeds from the sale of shares will be used to acquire real estate and invest in real estate related investments, and the balance will be used to pay various fees and expenses. See “Estimated Use of Proceeds.”
     We will not invest more than 10% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.
     We are not limited as to the geographic area where we may conduct our operations. If Landwin Advisors determines that it is our best interest to make investments outside the United States, we may make investments in other countries in the same types of properties that we will acquire within the United States. We are not specifically limited in the number or size of properties we may acquire or real estate related investments we may make or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire and other investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.
     We also expect that we will acquire some properties which Landwin Advisors believes are underperforming assets that present “value added” opportunities. These would be properties that have been neglected by existing owners or management, have not been physically maintained and are in need of renovation or that have not had adequate asset management to maximize their income potential. Although these would be income producing properties at the time we acquire them, they would be properties for which Landwin Advisors believes there is the potential to increase income or value through more active asset management and/or physical improvements.
     In purchasing, owning and operating real estate and real estate related investments, we will be subject to risks generally incident to the ownership of real estate, including:
•	changes in general economic or local conditions and levels of employment;

•	changes in supply of or demand for similar or competing properties in a market area;

•	changes in interest rates, tight money supply and availability of permanent mortgage funds which may render the acquisition or sale of a property or other investment difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	tenant turnover.
Real Estate Investments
     We intend to invest in a portfolio of properties, focusing primarily on properties that produce current income. We will generally seek investments in the product types described below; however, we may invest in other product types.
     Retail Shopping Centers. We generally will seek investments in shopping centers, including, but not limited to, shopping malls and neighborhood and community centers intended to serve a local market, typically anchored by a supermarket, drug or discount store; we will also consider small, well-located strip centers.
     Office Buildings. We generally will seek investments in multi-tenant and net lease office buildings in excess of 50,000 square feet, depending upon the proximity to other properties owned by us, located in established office markets with expected future job growth and/or markets with some barriers to entry.
     Industrial Buildings. We generally will seek investments in industrial warehouse and distribution buildings in excess of 50,000 square feet, depending upon the proximity to other properties owned by us, in major industrial/distribution markets with a focus on transportation hubs and gateway cities.
     Multi-Family & Apartment Buildings. We generally will seek investments in apartment communities of all sizes, depending upon the proximity to other properties owned by us, located in markets expected to exhibit future household formation and job growth and/or markets with some barriers to entry.
     Mixed Use Buildings. We generally will seek investments in mixed use buildings, focusing primarily on properties in expending markets.
     While Landwin Advisors will generally seek to acquire properties on our behalf of the types described above, Landwin Advisors will select properties that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. These other property types in which we may invest are medical office buildings, motels, parking lots and structures, restaurant facilities, self-storage properties and special purpose manufacturing facilities. In addition, we may acquire properties that vary from the parameters described above for a particular property type, although we would not expect significant variation from those parameters. For instance, we may acquire larger shopping centers, and smaller apartments, office or industrial buildings.

     Our investments in real estate generally will take the form of holding fee title and may be made either directly through Landwin OP or indirectly through investments in joint ventures, limited liability companies, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the managers or members of Landwin Advisors or other persons. See “—Joint Venture Investments” below.
     We intend to obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders.
Real Estate Related Investments
     In addition to direct investments in real estate, we may also make or acquire first mortgages or second or more junior mortgages, mezzanine loans and preferred equity investments, which we refer to collectively as real estate related investments. There is no limitation on the amount of funds we may invest in these real estate related investments. We may invest individually or in portfolios of these real estate related investments and such investments may be made either directly or indirectly through investments in joint ventures, partnerships or other entities with other third party investors or affiliates of the managers or members of Landwin Advisors.
     We may acquire, potentially at a discount to par, loans secured by first or second priority mortgages on properties. If we obtain appropriate mortgage licenses, we may originate loans meeting the same criteria. We may be subject to certain state-imposed licensing regulations related to commercial mortgage lenders, with which we intend to comply. However, because we are not currently a bank or a federally chartered lending institution, we are not subject to the state and federal regulatory constraints imposed on such entities. The first or second mortgage loans that we make or acquire may or may not have participation features. There are no current plans for us to obtain mortgage licenses. To date, we have taken no steps to obtain mortgage licenses.
     We may also invest at different levels of a real estate asset’s capital structure by making short-term loans, mezzanine loans and equity investments. Mezzanine loans that we make will be secured by junior liens on the property or, in appropriate cases and provided certain REIT tax law requirements are satisfied, secured by a first priority lien on the borrower’s interest in a partnership or limited liability company that owns the related property. Preferred equity investments will be purchases of preferred equity interests in partnerships or limited liability companies that own the related property. Mezzanine loans will bear an interest rate, will be paid currently or accrued in whole or in part and generally would have a term of up to 10 years. Mezzanine loans may also require fees to be paid to us by the borrower and prepayment penalties to be paid in the case of early repayment and may provide for a participation in cash flow and/or appreciation at maturity of the underlying property. We expect that preferred equity investments we would make would provide for a preferred return to us, would be paid currently or accrued in whole or in part and would have a mandatory redemption within 10 years. These investments may also require fees paid to us by the primary owner of the asset, penalties for early redemption and a participation in cash flow and/or appreciation upon redemption. Some mortgage holders will not permit an owner of property secured by their mortgages to incur junior mortgages on the property. We expect that we will primarily make preferred equity investments in entities that own properties with respect to which we would make junior mortgage loans except for such prohibitions on junior mortgages. As result, those preferred equity investments would have economic terms, such as those described above, which are similar to junior mortgages. In addition, the criteria we will use in selecting preferred equity investments will be similar to the criteria described below that apply to mortgages that we will make or acquire. For example, the primary three factors that we use to evaluate real estate are the quality of the location of the real estate, the site plan of the property, including the location of the entrance, exit and parking, and the creditworthiness of the tenant. We do not have any criteria regarding the issuer of such preferred equity securities, such as having the securities listed, any minimum net worth requirements or prior period of operation of the issuer.
     The types of properties subject to real estate related investments in which we propose to invest will be the same types of properties that we may acquire directly, subject to the same parameters. With respect to our preferred equity investments, we expect to invest in partnerships or limited liabilities companies whose sole business will be the ownership of properties meeting those parameters. We are not limited in the number or size of real estate related investments we may make or the percentage of our assets that we may invest in a particular investment.

     We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans, including first or second mortgages or mezzanine loans, unless we obtain either an internally or externally prepared appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.
     We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value (determined either internally or externally) of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. We will also not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Landwin Advisors or any of their or our affiliates of the managers or members of our Advisor. These restrictions on mortgage lending will apply both to mortgages on individual properties as well as to each mortgage included in any pool or portfolio of mortgages in which we invest.
     Mortgage loans in which we invest may or may not be insured or guaranteed by the Veteran’s Administration, the Federal Housing Authority or another third party.
     Except as disclosed above, we have not established final underwriting criteria we will use to acquire or make mortgage loans. If and when we begin making mortgage loans of any type, our management team, subject to Board approval, will establish final underwriting criteria. We expect that the criteria we will use in evaluating mortgage loans will be similar to the criteria we use to evaluate real estate that we will acquire. For example, the primary three factors that we use to evaluate real estate are the quality of the location of the real estate, the site plan of the property, including the location of the entrance, exit and parking, and the creditworthiness of the tenant.
Joint Venture Investments
     We may enter into joint ventures for the purpose of acquiring real estate or making real estate related investments. We may enter into joint ventures with affiliates or unaffiliated third parties. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us.
     We may invest at different levels of a real estate asset’s capital structure by entering into joint ventures. Although we may enter into joint ventures with other existing or future Landwin real estate programs managed by the managers or members of Landwin Advisors, we do not currently expect to do so. We may also enter into joint ventures with unaffiliated third parties where the investment made by us and the co-venturer are structured to be on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive.
     In determining whether to invest in a particular joint venture, Landwin Advisors will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other real estate and real estate related investments.
     In the event we enter into a joint venture with another program managed by the managers or members of Landwin Advisors or any of our directors for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such investment transaction. We may only enter into joint ventures with other such programs for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and any affiliate of the managers or members of Landwin Advisors, or any of our directors, are on substantially the same terms and conditions.
     Our entering into joint ventures with other programs managed by the managers or members of Landwin Advisors , or any of our directors, may result in certain conflicts of interest. See “Conflicts of Interest.”
Borrowing Policies
     While we strive for diversification, the number of different properties or real estate related investments we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.
     We will not borrow money to pay overhead costs, but only for real estate investment project purposes. When determining whether money should be borrowed to finance the acquisition or origination of mortgage loans, our Advisor will analyze the appropriate terms of any borrowings based on an evaluation of the expected profitability of the real estate project, based on the three primary factors of location of the real estate, site plan of the property, and creditworthiness of the tenant. Based on these primary factors, and other factors, our Advisor will determine the size of the mortgage loan that is appropriate for any particular project and the length of time for which the mortgage loan should be outstanding.
     Our indebtedness may be in the form of secured and unsecured bank borrowings and publicly and privately placed debt offerings. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the acquisition of any property or real estate related investment. However, our aggregate secured and unsecured borrowings will be reasonable in relation to our net assets and shall be reviewed by our board of directors at least quarterly. Our articles of incorporation do not permit borrowings in excess of 300% of our net assets, unless our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report.
     By operating on a leveraged basis, we will have more funds available for investment. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. Although we will seek for our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, we may be required to provide an additional guarantee on the full amount of such indebtedness. As a result, lenders may have recourse to other of our assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Landwin Advisors will use its best efforts to obtain financing on our behalf on the most favorable terms available.
     Landwin Advisors will refinance properties during the term of a loan where it deems it to be commercially prudent, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.
     Other than costs associated with the organization of our company and with this offering, we may not borrow money from any of our directors or from Landwin Advisors or any of their respective affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

     Our borrowing policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. See “Risk Factors—Risks Associated With Debt Financing.”
Disposition Policies
     We intend to hold each property or real estate related investment we acquire for an extended period. However, circumstances might arise which could result in the early sale of some investments. The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and factors specific to the condition, value and financial performance of the investment. We expect to periodically sell investments in order to dispose of underperforming investments or to realize value in favorably priced investments and reinvest some or all of the proceeds in other investments. In connection with our sales of investments we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “U.S. Federal Income Tax Considerations—Failure to Qualify.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.
     If our shares are not listed for trading on a national securities exchange or included for quotation on the Nasdaq National Market by December 31, 2013, we intend to begin an orderly process of selling our properties and other investments and distributing the net sales proceeds to you in liquidation. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the stockholders. We cannot determine at this time the circumstances, if any, under which our directors will agree to list our shares. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the investments are located and federal income tax effects on stockholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all investments are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interests of our stockholders. Any change in the investment objectives set forth in our articles of incorporation would require the vote of stockholders holding a majority of our outstanding shares.
Investment Limitations
     Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires approval of our stockholders. Unless our articles are amended, we will not:
•	borrow in excess of 300% of our net assets, unless our independent directors approve borrowing in excess of 300% of our net assets and the justification for such borrowing is disclosed to our stockholders in our next quarterly report;

•	invest in equity securities of other issuers other than the securities of Landwin OP, except for investments in joint ventures and certain short-term investments, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate and real estate related investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors so determines, and in all cases in which the transaction is with any of our directors, Landwin Advisors or any affiliates of the managers or members of Landwin Advisors or any of our directors, such appraisal shall be obtained from an appraiser independent from our directors and Landwin Advisors and its affiliates. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Landwin Advisors, any affiliates of the managers or members of Landwin Advisors or our sponsors;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue securities redeemable solely at the option of the holder;

•	issue warrants or options to purchase shares to Landwin Advisors, any of our directors, our sponsors, or any of the managers or members of Landwin Advisors or our directors except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	lend money to any of our directors, our sponsors, Landwin Advisors or any of the managers or members of Landwin Advisors or our directors, unless a majority of directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to us than loans to unaffiliated third parties;

•	enter into joint ventures with our sponsors, Landwin Advisors, any director, or any affiliate of the managers or members of Landwin Advisors or our directors unless (1) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and (2) the investment by us and such affiliate are on substantially the same terms and conditions; or

•	borrow money from our sponsors or directors or from Landwin Advisors, or any affiliates of the managers and members of Landwin Advisors or our directors unless such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.
Change in Investment Objectives and Limitations
     Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefore is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of the stockholders. Our investment objectives themselves and the other investment policies and limitations specifically set forth in our articles of incorporation, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.
Issuing Securities for Property
     Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in Landwin OP in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.
     In order to induce the contributors of such properties to accept units in Landwin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Landwin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for common stock, or, at our option, cash equal to the value of an equivalent number of our stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to Landwin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors—Risks Relating To Our Business—We may structure acquisitions of property in exchange for limited partnership units in Landwin OP on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Landwin real estate programs managed by the managers or members of Landwin Advisors, our directors, or their respective affiliates, we do not currently expect to do so. If we were to enter into such a transaction with an entity managed by the managers or members of Landwin Advisors, or directors, or their respective affiliates, we would be subject to the risks described in “Risk Factors—Risks Related to our Advisor—We may acquire assets from, or dispose of assets to, entities managed by the managers or members of Landwin Advisors, our directors, or their respective affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.” Any such transaction would be subject to the restrictions and procedures described in “Conflicts of Interest—Certain Conflict Resolution Restrictions and Procedures.”
Real Estate Investments
     As of the date of this prospectus, we have not acquired or contracted to acquire any specific real estate and have not made or contracted to make any specific real estate related investment. Landwin Advisors will continually evaluate various potential investments and engage in discussions and negotiations with real property sellers, developers, brokers, lenders and others regarding the purchase of properties by us or making investments on our behalf. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property or for making a real estate related investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or make such real estate related investment or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Certain Other Policies
     We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.
     In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.
     Landwin Advisors will continually review our investment activity and will take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional generating assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Landwin Advisors will monitor our investments in preferred equity securities and mortgage loans to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Landwin Advisors may be required to limit the percentage of our assets represented by preferred equity securities or mortgage loans. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company.” If we were required to register as an Investment Company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors—Risks Associated with Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

CONFLICTS OF INTERESTS
Relationship with our Advisor
The following chart indicates the relationships between us, our Advisor, and certain of its affiliates and our investors in this offering, including our sponsors, Sylvia, Inc. and SmithDennison Capital, LLC.
     Martin Landis, our Chief Executive Officer and one of our directors, owns 25% of our Advisor through Sylvia, Inc. and 5% of our Advisor through Landis, LLC. Mr. Landis is the Chief Executive Officer of Sylvia, Inc., one of the managers of our Advisor. Sean Dennison, our President and one of our directors, owns 25% of our Advisor through SmithDennison Capital, LLC and 5% through Dennison, LLC. Mr. Dennison is the Chief Executive Officer of SmithDennison Capital, LLC, one of the managers of our Advisor. None of our other three directors own any interest in our Advisor.
     For so long as our Advisor is our exclusive Advisor, it will not sponsor any other real estate programs or REITs; however, the managers of our Advisor may each engage in one additional real estate project per year in which we do not participate. Our articles of incorporation place certain restrictions on the types of investments that we can make. The managers of our Advisor may invest in real estate projects that do not meet the criteria that are used to determine if an investment is an appropriate one for us. For example, the managers may invest in a project with a higher loan-to-value ratio than the ratio used for real estate projects for us. Affiliates of the managers and members of our Advisor and of our directors may in the future enter into relationships other than those governed by the advisory agreement, some of which may give rise to conflicts of interest between us and affiliates of the managers and members of our Advisor or of our directors. These possible future relationships may result in affiliates of the managers or members of our Advisor or of our directors being given the incentive to make investment decisions that may not prove to be in long-term best interests of our stockholders, which may ultimately decrease the funds we will have available to distribute to our stockholders. In addition, the market in which we seek to make investments is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between our Advisor, of the managers, or members of our Advisor or of our directors, and us in addition to those described herein. Under the advisory agreement, the prior approval of a majority of our independent directors is required for each transaction between any affiliate of the managers or members of our Advisor or of our directors and us. In addition, our Advisor will be required to provide to our board on a quarterly basis a report of such transactions, including evidence sufficient to allow our board of directors to determine whether the terms of such transactions are fair.

     Our Advisor provides its services exclusively to us. Affiliates of the managers and members of our Advisor and of our directors however, may sponsor other such real estate programs. If affiliates of the managers of our Advisor, which are our sponsors, or affiliates of the members of our Advisor or of our directors sponsor such other real estate programs, conflicts of interest between us, the affiliates of the managers or members of our Advisor or of our directors, and such respective real estate programs may arise. Any other such real estate program sponsored by affiliates of the managers or members of our Advisor or of our directors could potentially be in competition with us to invest in the type of real estate or real estate related investments suitable for us to acquire. The managers of our Advisor may be subject to certain conflicts of interest at such time as we may wish to make an investment that would also be suitable for investment for another real estate program sponsored by an affiliate of the managers of our Advisor. In the event our Advisor no longer exclusively advised us, we could not be certain that our Advisor would act exclusively in our best interests when deciding whether to allocate any particular investments to us. Moreover, the introduction of this sort of competition could affect the quality and quantity of our investments and, therefore, have an adverse affect on our net income. In addition, we would have to compete with these other ventures advised by our Advisor for management time, which could result in lost investment opportunities. If the value of our investments and our net income are adversely affected, the funds we have available for distribution to our stockholders may be decreased.
     Investors would not have the opportunity to evaluate the manner in which these conflicts of interest would be resolved before making their investment. In the event our Advisor sponsors other real estate programs, we would develop procedures to resolve the potential conflicts of interest in the allocation of investments between us and other such programs.
     We may purchase properties from affiliates of the managers or members of our Advisor or of our directors. We may purchase properties from affiliates of the managers or members of our Advisor or of our Advisor or of our directors if the purchase is consistent with our investment procedures objectives and policies and if other conditions are met. Every transaction entered into between us and such affiliates of the managers or members of our Advisor or of our directors may be subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate of the managers or members of our Advisor or of our directors in the event of a default by or disagreement with any such party or in invoking powers, rights or options pursuant to any agreement between us and any such party. Under our articles of incorporation, we may purchase property from affiliates of the manager or members of our Advisor or of our directors only if: (i) a majority of the directors (including a majority of the independent directors) who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the property is purchased by us for a price no greater than the cost to the affiliate of the managers or members of our Advisor or our directors (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if certain requirements set forth in our articles of incorporation are met). In no event will the cost of such property to us exceed its appraised value. To date, we have not purchased any properties and have not identified any specific properties as being suitable for our requirements.
     We may purchase real properties from persons with whom affiliates of the managers or members of our Advisor or of our directors have prior business relationships. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to affiliates of the managers or members of our Advisor or of our directors. If we purchase properties from these third parties, the managers or members of our Advisor may experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our Advisor has obligations exclusively to us under the Advisory Agreement.
     We may compete with other entities affiliated with the managers of our Advisor, which are our sponsors, or the members of our Advisor or of our directors for tenants. Our sponsors, Sylvia, Inc. and SmithDennison Capital, LLC, which are the managers of our Advisor, are not permitted to engage, directly or indirectly, other limited pre-existing and future business or possessing interests in other limited pre-existing and future business ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Under certain limitations, our sponsors or their affiliates may own and/or manage properties in geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by our sponsors and their affiliates. Our sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by our sponsors and their affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.
     The managers of our Advisor may have conflicting fiduciary obligations if we acquire properties with their affiliates. The managers of our Advisor may cause our Advisor to cause us to acquire an interest in a property through a joint venture with affiliates of the managers or members of our Advisor or of our directors. In such circumstances, our Advisor has a duty exclusively to while the managers of our Advisor may have duties both to us and to the affiliate participating in the joint venture. In order to minimize the conflict between these duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates of the managers or members of our Advisor or of our directors. In addition, our articles of incorporation requires a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into joint ventures.
     We do not have arm’s-length agreements with our Advisor. As we have noted, our agreements and arrangements with our Advisor, including those relating to our Advisor’s compensation, are not the result of arm’s-length negotiations. However, we believe these agreements and arrangements approximate the terms of arm’s-length transactions.
     The payment of certain fees creates a conflict of interest. A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other cash distributions to Landwin Advisors and its affiliates, including the acquisition and advisory fees, the asset management fee and the subordinated disposition fee under the advisory agreement and the subordinated distribution of net sales payable to Landwin Advisors under its subordinated participation interest in Landwin OP. However, the fees and cash distributions payable to Landwin Advisors and its affiliates relating to the sale of investments are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to the oversight of our board of directors, Landwin Advisors has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Landwin Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Landwin Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us.
     The asset management fee is payable at the time properties are acquired, and the amount is calculated as a percentage of the purchase price, so our Advisor may not have an incentive to negotiate for the lowest price for the property, and may have an incentive to invest in a property quickly in order to earn the fee, instead of spending the time to conduct appropriate due diligence related to the transaction.
     We may acquire our Advisor without further action by our stockholders. During the term of our agreements with our Advisor, we have the option to cause the businesses conducted by our Advisor (including all assets) to be acquired by us, under certain circumstances, without any consent of our stockholders, the Advisor, or its board of directors or stockholders. We may elect to exercise such right at any time after the effective date of this prospectus. Our decision to exercise such right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). The Advisor and its stockholders will receive in connection with such an acquisition and in exchange for the transfer of all of its stock or assets, and for termination of its contractual relationships with us and the release or waiver of all fees payable under the provisions of any contractual arrangements until their stated termination, but not paid, shares of our common stock. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. See “Management—The Advisory Agreement” for an explanation of how the number of shares will be determined. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles and Maryland corporate law permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

     We have the same legal counsel as our Advisor. Locke Liddell & Sapp LLP serves as our general legal counsel, as well as special counsel to our sponsors and various affiliates. The interests of our Advisor may become adverse to ours in the future. Under legal ethics rules, Locke Liddell & Sapp LLP may be precluded from representing us due to any conflict of interest between us and our Advisor. If any situation arises in which our interests appear to be in conflict with those of our Advisor or its affiliates, other counsel may be retained for one or more parties. Locke Liddell & Sapp LLP is not representing the prospective investors in connection with the transactions contemplated by this prospectus.
Competition For Management Time
     Two of our directors, who are also our two non-employee executive officers, are also the respective officers of the two managers of our Advisor. These two of our directors, who are also both of our two executive officers, and also officers of the managers of our Advisor, are currently engaged, and in the future will continue to be engaged in certain limited other business activities, including activities associated with pre-existing and future affiliates. They will however, devote as much of their time to our business as they, in their judgment, determine is reasonably required, which may be less than their full time. These officers and directors of ours’, who are also officers of the managers of our Advisor, may experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private), and other business ventures in which any of the foregoing are or may become involved. If our officers and directors do not spend sufficient time on our business activities, our results of operations may suffer and the funds we will have available for distribution to our stockholders may be decreased.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We sold 20,000 shares of common stock for an aggregate purchase price of $200,000 to our Advisor. Our sponsors, Sylvia, Inc., and SmithDennison Capital, LLC, which are co-managers of our Advisor, together with their respective affiliates, Landis, LLC, and Dennison, LLC, which are members of our Advisor, are collectively the majority stockholders of our Advisor.
The Advisory Agreement
     Pursuant to the advisory agreement, our Advisor will generally implement our business strategy, be responsible for our day-to-day operations and perform services and activities relating to our assets and operations in accordance with the terms of the advisory agreement. Our Advisor will provide advisory, asset management, liability management and capital management services exclusively for us. Our Advisor will be paid an acquisition fee, asset management fee, disposition fee, subordinated share of net sales proceeds and a subordinated incentive fee.
     We sold 20,000 shares of common stock with an aggregate purchase price of $200,000 to our Advisor. Our promoter, Sylvia, Inc., which is also a manager of our Advisor and whose chief executive officer is Martin Landis, holds a 25% interest in our Advisor. Landis, LLC, an affiliate of Sylvia, Inc., whose manager is Martin Landis holds a 5% interest in our Advisor. Our promoter, SmithDennison Capital, LLC, which is also a manager of our Advisor and whose chief executive officer is Sean Dennison, holds a 25% percentage interest in our Advisor. Dennison, LLC, an affiliate of SmithDennison Capital, LLC, whose manager is Sean Dennison, holds a 5% interest in our Advisor. Accordingly, the managers of our Advisor and their respective affiliates are collectively the majority stockholders of our Advisor. The minority members of our Advisor and their respective ownership interests are as follows: Commercial Real Estate Properties, LLC (10%); Muir, LLC (10%); Jack R. Andrews & Associates, LLC (10%); NHB Family Partners, LLC (7.5%); and World Class LLC (2.5%). The manager of Commercial Real Estate Properties, LLC, is Marshall Reddick. The manager of Muir, LLC, is Tom Casault. The manager of Jack R. Andrews & Associates, LLC, is Jack Andrews. The manager of NHB Partners, LLC is Norm Bangerter. The manager of World Class LLC is Greg Retzer. We will pay the database fee described herein for the introduction to a network of individual residential real estate investors to Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC and Muir, LLC. This database fee will be shared among the introducing parties as a single introducing party.

     For work related to the formation of the Company through the effective date of the registration statement of which this prospectus forms a part, we will pay a $1,250,000 formation fee to each of our sponsors, Sylvia, Inc. and SmithDennison Capital, LLC upon the initial closing of the first $50,000,000 in offering proceeds received and accepted by us and an additional $1,250,000 each upon the acceptance by us of an additional $50,000,000 in offering proceeds. This payment will be made pursuant to a contract initially entered into with our Advisor that has been assigned to Sylvia, Inc. and SmithDennison Capital, LLC.
THE ADVISOR
General
     Established in 2005, our exclusive Advisor currently engages in investment management as its sole business and we are its exclusive client. Our Advisor’s address is 17200 Ventura Blvd., Suite 206, Encino, California 91316.
The Advisory Agreement
Services and Duties of the Advisor
     We will enter into an advisory agreement with our Advisor prior to the commencement of the offering. Pursuant to the advisory agreement, our Advisor will be our sole Advisor and will generally implement our business strategy, be responsible for our day-to-day operations and perform services and activities relating to our assets and operations in accordance with the terms of the advisory agreement. Sylvia, Inc. and SmithDennison Capital, LLC, and their respective Chief Executive Officers, Martin Landis and Sean Dennison, will initially perform the duties of our Advisor pursuant to the advisory agreement on behalf of our Advisor. However, our Advisor may elect to have others undertake some or all of those duties at any time and in its sole discretion, including affiliates of our Advisor. Our Advisor will primarily advise in three areas:
•	Asset Acquisition and Asset Management—our Advisor will advise us with respect to, and will arrange for and manage the acquisition, financing, management and disposition of, our investments.

•	Liability Management—our Advisor will evaluate the credit risk of our investments and arrange appropriate borrowing and hedging strategies.

•	Capital Management—Our Advisor will coordinate and manage our capital raising and capital management activities.
     Subject at all times to the direction and oversight of our board of directors, our Advisor will perform the following services and other activities in accordance with the terms of the advisory agreement and, to the extent directed by our board of directors, perform similar services and other activities for any of our subsidiaries.
•	serve as our investment advisor;

•	perform and supervise the various administrative functions reasonably necessary for the daily management of our business;

•	maintain and preserve our books and records and those of Landwin OP;

•	investigate, select, engage and conduct business with, on our behalf, such persons as our Advisor deems necessary to the proper performance of its obligations, including but not limited to appraisers, consultants, accountants, contractors, leasing agents, correspondents, lenders, technical advisors, attorneys, real estate brokers, broker-dealers, underwriters, corporate fiduciaries, escrow agents, transfer agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property managers, mortgagors, mortgage brokers, real estate research firms and any and all agents for any of the foregoing, including affiliates of the managers or members of our Advisor or our directors, and persons acting in any other capacity deemed by our Advisor necessary or desirable for the performance of any of the services, including entering into contracts in our name or the name of Landwin OP with any of the foregoing;

•	consult with our officers and our board and assist our board in the formulation and implementation of our financial and investment policies, and, as necessary, furnish our board with advice and recommendations with respect to the making of investments consistent with our investment objectives and policies and in connection with any borrowings proposed to be undertaken by us;

•	locate, analyze and select potential investments in real estate and real estate related investments; structure and negotiate the terms and conditions of our investments; make investments on our behalf in compliance with our investment objectives and policies; arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with our investments; enter into leases and service contracts; supervise property management, leasing, development and construction services provided by third parties; and perform all other operational functions for the maintenance and administration of our real estate assets;

•	negotiate on our behalf with banks or lenders for loans to be made to us or with respect our investments, and negotiate on our behalf with investment banking firms and broker-dealers or negotiate private sales of partnership units or obtain loans for us, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be our responsibility;

•	provide us with all necessary cash management services;

•	establish and maintain one or more bank accounts in its own name for the account of the Landwin REIT and Landwin OP or in the name of Landwin REIT and Landwin OP, and collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of Landwin REIT and Landwin OP, as applicable; provided that no funds shall be commingled with the funds of the Advisor;

•	provide our board with reports of our Advisor’s performance of services under the advisory agreement from time to time, or at any time reasonably requested by our board;

•	obtain reports (which may be prepared by the Advisor or affiliates of the managers of our Advisor), where appropriate, concerning the value of our investments in real estate and real estate related investments;

•	provide our board with periodic reports regarding prospective investments in real estate and real estate related investments;

•	deliver to or maintain on our behalf copies of all appraisals (internal and external) obtained in connection with the investments in real estate and real estate related investments; and

•	do all other things reasonably necessary to assure its ability to render the services described in the advisory agreement.
     Our Advisor is required to manage our business affairs in general conformity with the policies approved by our board of directors and consistent with our Advisor’s duties under the advisory agreement. Our Advisor is required to prepare regular reports (no less frequently than quarterly) for our board of directors that will review our acquisitions of assets, portfolio composition and characteristics, credit quality, performance and compliance with our investment policies and policies that will enable us to maintain our qualification as a REIT and prevent us from being deemed an investment company.
     From time to time, our board of directors will assess whether we should be internally managed. This assessment will be based on a number of factors deemed relevant by our board of directors, including our ability to attract and retain full-time employees and the costs and expenses related to becoming internally managed.
Term
     The advisory agreement has a one year term that will expire on ___, 2007. The advisory agreement will renew automatically if not terminated by either party at least 60 days prior to the expiration of the applicable term.
     Termination by us for Cause. Our directors who are not affiliated with our Advisor have the right to terminate the advisory agreement for cause, on a unanimous vote, at any time. “Cause” shall mean the final adjudication of intentional wrongdoing to our substantial detriment, including criminal fraud, criminal conduct, or the intentional breach of duty by the Advisor, (2) the material intentional breach of the advisory Agreement by our Advisor not cured by the Advisor within 15 days of our Advisor’s receipt of notice of such breach from our board of directors, or (3) the final bankruptcy of our Advisor. We will not have an obligation to pay our Advisor a termination fee if we terminate the advisory agreement for Cause; however, we will be obligated to pay our Advisor all unpaid fees and expenses reimbursable under the advisory agreement.
     Termination without Cause. Our Advisor has the right to terminate the advisory agreement for any reason by giving at least 60 days’ prior written notice to our board of directors. In the event our Advisor so terminates the advisory agreement, we will not be obligated to pay our Advisor any termination fee; however, we will be obligated to pay our Advisor all unpaid fees and expenses reimbursable under the advisory agreement.
     Similarly, our directors who are not affiliated with our Advisor have the right to terminate the advisory agreement without cause, by a majority vote, by giving at least 60 days’ prior written notice to our Advisor. In the event, we terminate the advisory agreement without cause, we will be obligated to pay our Advisor all unpaid fees and expenses reimbursable under the advisory agreement.
     Termination by our Advisor upon a Good Reason. Subject to exceptions specified in the advisory agreement, our Advisor has the right to deliver a notice of termination of the advisory agreement for any failure by us to obtain a satisfactory agreement from a successor entity to us or Landwin OP to assume and agree to perform our obligations under the advisory agreement, or any material breach of the advisory agreement by us not cured by us within 15 days of our receipt of notice of such breach from our Advisor.
     Assignability. The Advisor shall have the right to assign the advisory agreement to a third party with the consent of our board of directors, which consent shall not be unreasonably withheld.
Compensation and Expenses
     The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions to be paid by us to Landwin Advisors, our sponsors and to the parties introducing to us our prospective investors, in connection with our organization, this offering and our operations. The estimated maximum dollar amounts are based on the sale of a maximum of $220,000,000 shares to the public at $10 per share and the sale of 5,000,000 shares at $10 per share pursuant to the dividend reinvestment plan. Furthermore, for purposes of calculating acquisition and advisory fees and acquisition expenses, we have assumed that we will use $238 million to acquire investments and pay related fees and expenses, which is the maximum amount we estimate will be available for investment if we raise the maximum offering. See “Estimated Use of Proceeds.” Further, we have assumed that we will pay acquisition fees of 5.5 % of the amount invested and acquisition expenses of 0.5 % of the amount invested.

		Estimated
Form of	Determination	Maximum
Compensation/Recipient	of Amount	Dollar Amount
Organization and Offering Stage

Database Fee to be shared among Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC and Muir, LLC	$2,500,000 upon the initial closing of the first $50,000,000 in offering proceeds received and accepted, and an additional $2,500,000 upon the acceptance of an additional $50,000,000 in offering proceeds.	$5,000,000

Formation Fee to be shared among our sponsors, Sylvia, Inc. and SmithDennison Capital, LLC.	For work related to the formation of the Company. $1,250,000 to each sponsor upon the initial closing of the first $50,000,000 in offering proceeds received and accepted, and an additional $1,250,000 to each upon the acceptance of an additional $50,000,000 in offering proceeds.	$5,000,000

Reimbursement of Organization and Offering Expenses — Landwin Advisors	Up to 2.0% of gross offering proceeds. All organization and offering expenses will be advanced by Landwin Advisors or its affiliates and reimbursed by us, provided that Landwin Advisors and its affiliates will return to us any amount we reimburse them in excess of 15% of gross offering proceeds. Many of the organization and offering expenses, such as costs of registering and qualifying the shares and legal, accounting and printing expenses, will be incurred in the initial stages of this offering. As a result of these up-front expenses, we expect that organization and offering expense will represent a lower percentage of the gross offering proceeds as the amount of proceeds increases. Based on our current estimates of overall organization and offering expenses, we estimate that these expenses will represent 0.8% of the gross offering proceeds, or $2,000,000, if we raise the maximum offering.	$2,000,000 (estimated)

Acquisition and Development Stage

Acquisition and Advisory Fees — Landwin Advisors (1)	5.50% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.50% of the funds we advance with respect to the investment. Acquisition and advisory fees will be paid in connection with the closing of each relevant transaction. In the joint venture context, to the extent our Advisor has provided the services to identify and analyze the real estate project, it will retain the entire fee. To the extent such services were provided by the joint venture partner, our Advisor will utilize the proceeds of the acquisition and advisory fees to pay the partner for such services.	$13,090,000 (2)

Estimated
Form of	Determination	Maximum
Compensation/Recipient	of Amount	Dollar Amount
Reimbursement of Acquisition Expenses — Landwin Advisors (1)	Up to 0.5% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 0.5% of the amount invested, for reimbursement of expenses related to acquiring such real estate or real estate related investment. Acquisition expenses include items such as legal fees, travel and communications expenses, property appraisals, nonrefundable option payments on property not acquired, accounting fees, and title insurance premium and other expenses related to selection and acquisition of real estate and real estate related investments, whether or not acquired.	$1,190,000 (2)

Operational Stage

Asset Management Fee — Landwin Advisors (3)	An annual asset management fee is payable monthly in an amount equal to one-twelfth of 1.75% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value (as determined internally or externally) of the underlying property, not to exceed 1.75% of the funds we advance with respect to the investment. Landwin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments. Currently Landwin Management, LLC, an asset management company jointly managed by Sylvia, Inc. and SmithDennison Capital, LLC, managers of our Advisor, provides management, leasing, development and construction management services to properties previously acquired by programs sponsored by Sylvia, Inc.	Actual amounts are dependent upon the actual asset values, timing of acquisition and leverage and therefore cannot be determined at the present time.

Expense Reimbursement — Landwin Advisors or its Affiliates (3)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Landwin Advisors and its affiliates for which they do not otherwise receive a fee, such as due diligence expenses for a transaction that does not close.	Actual amounts are dependent upon services provided and therefore cannot be determined at the present time. Amounts are subject to a cap. (3)

Estimated
Form of	Determination	Maximum
Compensation/Recipient	of Amount	Dollar Amount
Subordinated Distribution of Net Sales Proceeds (4)	After Landwin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 6.0% cumulative, non- compounded return on average invested capital, Landwin Advisors is entitled to receive a cash distribution from Landwin OP equal to 15.0% of the remaining net proceeds from the sales of properties or real estate related investments. Landwin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the Nasdaq National Market or (2) the advisory agreement is terminated.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Disposition Stage

Disposition Fee — Landwin Advisors (4)(5)	A disposition fee payable upon sale of one or more properties or real estate related investments, in an amount equal to the lesser of (1) one-half of a competitive real estate commission or (2) 3.0% of the sales price of such properties or real estate related investments. Payment of this disposition fee will be made only if Landwin Advisors provides a substantial amount of services in connection with the sale of a property or real estate related investment. The independent directors on our board of directors will determine whether a substantial amount of services have been performed.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Distribution of Net Sales Proceeds (4)	After Landwin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 6.0% cumulative, non- compounded return on average invested capital, Landwin Advisors is entitled to receive a cash distribution from Landwin OP equal to 15.0% of the remaining net proceeds from the sales of properties or real estate related investments. Landwin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the Nasdaq National Market or (2) the advisory agreement is terminated.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Participation Interest in Landwin OP

Subordinated Participation Interest in Landwin OP — Landwin Advisors	Landwin Advisors has a subordinated participation interest in the profits of Landwin OP pursuant to which Landwin Advisors will receive cash distributions from Landwin OP under the three circumstances described below. See “The	Actual amounts are dependent upon results of operations and therefore cannot

Estimated
Form of	Determination	Maximum
Compensation/Recipient	of Amount	Dollar Amount
	Operating Partnership Agreement—Distributions and Allocations.”	be determined at the present time.

Subordinated Distribution of Net Sales Proceeds (4)	After Landwin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 6.0% cumulative, non- compounded return on average invested capital, Landwin Advisors is entitled to receive a cash distribution from Landwin OP equal to 15.0% of the remaining net proceeds from the sales of properties or real estate related investments. Landwin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the Nasdaq National Market or (2) the advisory agreement is terminated.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Distribution Upon Listing (4)(5)	Upon the listing of our shares on a national securities exchange or the Nasdaq National Market, Landwin Advisors would become entitled to receive a cash distribution from Landwin OP equal to 10.0% of the amount by which (1) the market value of our outstanding common shares plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 6.0% cumulative, non-compounded return on average invested capital through the date of listing. Landwin Advisors shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement.	Actual amounts are dependent upon results of operations and the market value of our common stock following listing and therefore cannot be determined at the present time.

Subordinated Distribution Upon Termination of Advisory Agreement (4)(5)	Upon termination of the advisory agreement between us, Landwin OP and Landwin Advisors, other than a termination of the agreement for cause by us or Landwin OP, Landwin Advisors would become entitled to receive a cash distribution from Landwin OP in an amount equal to 10.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 6.0% cumulative, non-compounded return on average invested capital through the termination date. Landwin Advisors shall not be entitled to receive this distribution if our shares have been listed on a national securities exchange or the Nasdaq National Market prior to the termination of the advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time

(1)	Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract purchase price of all of the properties which we will purchase directly or through joint ventures, or, in the case of real estate related investments, 6.0% of the funds advanced with respect to such investments, as required by the NASAA Guidelines. However, a majority of our directors (including a majority of our independent directors) may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.

(2)	This calculation assumes the maximum offering amount and that we will not use debt in making investments. If we raise the maximum offering amount and all of our investments are 50% leveraged at the time we make them, total acquisition and advisory fees would be approximately $26,180,000 and maximum acquisition expenses would be approximately $2,380,000. In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition and advisory fees and expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.

(3)	Landwin Advisors and affiliates of the managers or members of Landwin Advisors may have to reimburse us for amounts we have paid to them for the reimbursement of expenses and the asset management fee to the extent such payments cause us to exceed the 2%/25% Rule of the NASAA Guidelines during any four consecutive fiscal quarters. See the last paragraph of “The Advisor – Compensation and Expenses” for a discussion of the 2%/25% Rule. At Landwin Advisors’ option, Landwin Advisors or affiliates of the managers or members of Landwin Advisors, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Landwin Advisors designates.

(4)	For purposes of calculating the disposition fee or distributions pursuant to the subordinated participation interest, average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Landwin OP (all of which we intend to distribute to our stockholders as dividends) and by any amounts paid to redeem shares pursuant to our share redemption program.

(5)	The market value of our outstanding stock following listing will be calculated based on the average market price of the shares issued and outstanding at listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange or are quoted on the Nasdaq National Market.

     If at any time the shares become listed on a national securities exchange or included for quotation on the Nasdaq National Market, we will negotiate in good faith with Landwin Advisors to either acquire our Advisor or establish a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with Landwin Advisors. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:
•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Landwin Advisors in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Landwin Advisors and affiliates of the managers or members of Landwin Advisors through their relationship with us;

•	the quality and extent of service and advice furnished by Landwin Advisors;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by Landwin Advisors for its own account or for other clients; and

•	other factors related to managing a public company, such as shareholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act.
     Our board of directors, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Landwin Advisors than the current fee structure.
     Since Landwin Advisors is entitled to differing levels of compensation for undertaking different transactions on our behalf such as the acquisition and advisory fees, the asset management fee, the subordinated disposition fee and the subordinated distribution of net sales proceeds, Landwin Advisors has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Landwin Advisors is subject to oversight by our board of directors and is obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See “Management—Our Advisor—The Advisory Agreement.” Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Landwin Advisors or the affiliates of the managers or members of Landwin Advisors by reclassifying them under a different category.
     Expense reimbursements. Our Advisor may conduct due diligence with respect to potential investments and provide certain other services. Under the advisory agreement, our Advisor is entitled to reimbursement for the fees and expenses providing such services.
     We rely on the personnel and resources of our Advisor to conduct our operations. We reimburse our Advisor for its costs and expenses for the items described below and for the fees and expenses of certain third parties (which may include its affiliates) engaged to perform professional services (including legal and accounting) for us, and to perform due diligence tasks on assets purchased or considered for purchase by us and to perform certain other activities. Further, we reimburse our Advisor for any expenses incurred in contracting with third parties for the master or special servicing of assets we acquire. Accordingly, a portion of the out-of-pocket expenses may be paid to our Advisor’s affiliates in such capacities. The contracting for such engagements is conducted on commercially reasonable terms. Such arrangements may also be made using an income-sharing arrangement such as a joint venture. Expense reimbursement may be made as frequently as required.
     Subject to the limitations set forth below, we pay all of our operating expenses except those specifically required to be borne by our Advisor under the advisory agreement. The operating expenses required to be borne by our Advisor include:
•	most costs and expenses of its managers, their officers and consultants or other personnel of affiliates of the managers of our Advisor;

•	the costs of any salaries of any of our officers or directors who are affiliated with our Advisor;

•	all internal and overhead expenses of our Advisor; and

•	fees and expenses of third parties that are engaged by our Advisor to perform services for us but for which our Advisor is specifically not entitled to reimbursement under the advisory agreement, except that our board of directors may approve reimbursement to our Advisor of our pro rata portion of the salaries, bonuses, health insurance, retirement benefits and similar employment costs for the time spent on our operations and administration other than for the provision of investment advisory services.

•	The expenses that we pay or reimburse include:

•	certain organization and offering expenses;

•	all Acquisition Expenses incurred in connection with the investigation, selection and acquisition of a real estate or real estate related investment in an amount equal to up to 0.5% of (A) for any real estate asset acquired by us directly or indirectly other than a real estate related investment, the contract purchase price of the underlying property, and (B) for any real estate related investment acquired by us directly or indirectly, the Appraised Value of the underlying property, in the case of this subsection (B), not to exceed 1.0% of the funds advanced by us for the acquisition of the real estate asset;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our Advisor, other than acquisition expenses, including, but not limited to, fees of appraisers, consulting fees, accounting fees, legal fees, brokerage fees and underwriting fees paid in connection with the purchase and sale of securities, fees paid to escrow agents, transfer agents, corporate fiduciaries and custodians, collection agent fees, depositary fees, loan fees, mortgagor fees and other banking fees, insurance premiums and fees to builders, developers, contractors, property managers and leasing agents;

•	interest and other costs for our indebtedness, including, without limitation, discounts, loan fees, points and other similar fees;

•	taxes and assessments on our income or property and taxes as an expense of doing business;

•	costs associated with insurance required in connection with our business (including directors’ and officers’ liability insurance);

•	expenses of managing and operating real estate or real estate related investment owned by us, whether or not payable to our Advisor or any affiliate or the managers or members of our Advisor, including the costs of maintaining, repairing and improving any property;

•	expenses associated with the disposition of real estate or real estate related investment, including, certain real estate commissions;

•	all expenses in connection with payments to the directors and meetings of the board and the stockholders;

•	expenses associated with Listing or with the issuance and distribution of shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees;

•	expenses connected with payments of distributions in cash or otherwise made or caused to be made by us to the Stockholders;

•	expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

•	administrative service, accounting, finance, internal audit or investor relations expenses (including personnel costs for the provision of all services under the advisory agreement;

•	audit, accounting and legal fees relating to our operations; and

•	all other costs and expenses in any way relating to our operation or our business (other than any fees payable to our Advisor or affiliates of the managers or members of our Advisor by us).

     Services for which we bear the expenses may be provided to us by our Advisor or affiliates of the managers or members of our Advisor if our Advisor believes such services are of comparable or superior quality to those provided by third parties and can be provided at comparable cost. Our Advisor is required under the advisory agreement to provide an annual report to our board of directors with respect to the engagement of third parties and fees and expenses paid to such third parties, and our board of directors will periodically review such engagements and our expense levels, the division of expenses between our Advisor and us and reimbursements of expenses advanced by our Advisor.
     Our Advisor is permitted to incur expenses on our behalf that are consistent with a budget that may, in the future, be approved by our board of directors, as amended from time to time, are consistent with the terms of the advisory agreement or are at the direction of our board.
     For any year in which we qualify as a REIT, Landwin Advisors must reimburse us quarterly for any amounts we have paid to Landwin Advisors and its affiliates in the previous four consecutive fiscal quarters to the extent such payments caused our operating expenses during such four quarters to exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income. We refer to this as the 2%/25% Rule. Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under GAAP (including the asset management fee), but excluding organization and offering expenses, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Landwin Advisors’ subordinated participation interest in Landwin OP. Landwin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Landwin Advisors’ option, Landwin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Landwin Advisors designates.
Conflicts of Interest
     We may be subject to potential conflicts of interest involving our Advisor and affiliates of the managers and members of our Advisor because two of our directors are both of our executive officers and are also officers of the two managers of our Advisor. For a more detailed discussion, see “Conflicts of Interest.”
     Though the advisory agreement limits or restricts the right of our Advisor from engaging in any business or rendering services of any kind to any other person, including making investments in real estate and real estate related investments that meet our policies and criteria, the managers of our Advisor are also managers of other pre-existing entities with which they are affiliated, and may continue to manage other future entities with which they will be affiliated, with limitations, including entities making investments in real estate and real estate related investments that may meet our policies and criteria. Under the advisory agreement, each of the managers of our Advisor has the right to engage in one additional real estate project per year in which we do not participate.
Limits of Responsibility
     Pursuant to the advisory agreement, our Advisor has not assumed any responsibility other than to undertake the services called for thereunder and is not responsible for any decision by our board of directors to follow or not to follow its advice or recommendations. Our Advisor, its managers and their affiliates and personnel will not be liable to us, any of our subsidiaries, the independent directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the advisory agreement, unless losses are incurred by reason of the

Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties. We cannot assure you that we would be able to recover any damages for claims we may have against our Advisor. Although the managers of our Advisor are also all our officers and two of our directors and, therefore, have duties to us and our stockholders in that capacity, the managers of our Advisor, in their capacities as managers of the affiliates may have no duties to us.
     We have agreed to indemnify our Advisor its managers, members and personnel and any affiliates of the managers or members of our Advisor and their respective personnel, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of our Advisor or its employees made in the performance of our Advisor’s duties under the advisory agreement, if we have determined in good faith that the conduct which caused the loss or liability was in our best interests, and such liability was not the result of negligence or misconduct by an indemnitee who is not also an independent director, or negligence or willful misconduct by an independent director. Although the advisory agreement does not limit or restrict the right of our Advisor to engage in any other business or rendering services of any kind to any other person or entity, including the purchase of, or rendering advice to other purchasing, real estate and real estate related investments that meet our policies and criteria, the managers and members of our Advisor, in their capacity as managers or members of other pre-existing affiliated entities, may, with limitations, engage in other business or rendering services of other persons or entities, including in the purchase of, or rendering advice to others in purchasing, real estate and real estate related investments that may meet our policies and criteria.
SELECTED FINANCIAL DATA
     As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. On October 19, 2005, we sold 20,000 shares to our advisor for an aggregate purchase price of $200,000 and have contributed a portion of the proceeds from that sale to Landwin, LLC, our wholly-owned subsidiary. Landwin, LLC used these funds to acquire general partnership units of Landwin OP. We contributed the remaining proceeds to Landwin OP to acquire limited partnership units in the operating partnership. On December 21, 2005, our Advisor made a capital contribution of $2,000 to Landwin OP, our operating partnership, for which it acquired limited partnership units of the operating partnership. See “Management’s Discussion and Analysis of the Financial Condition of the Company” and our financial statements and related notes thereto appearing elsewhere in this prospectus.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     We are newly incorporated and have not commenced operations. Therefore, we do not have any results of operations to discuss. The following analysis of our financial condition should be read in conjunction with our financial statements and the notes thereto and the other financial data included elsewhere in this prospectus.
General
     We are an externally managed REIT that was formed on October 19, 2005 to invest in real estate and real estate related investments. We expect to derive our revenues primarily from payments of rent from tenants in our buildings, payments of interest and principal under mortgage loans and income from other real estate related investments. Our principal business objective is to generate net income for distribution to our stockholders. If we sell the minimum number of shares, we expect to invest approximately $44 million in our investments. If we sell the maximum number of shares, following completion of this offering and the investment of the net proceeds thereof, we expect to own approximately $238 million in real estate and real estate related investments. We do not have a current commitment from any financial institution to provide us with a line of credit. Our business will depend on our access to external sources of financing at a cost we can absorb while still generating an attractive risk-adjusted return on the investments we make using the proceeds of the offering financings.
     Our officers will use similar performance indicators to manage and assess our business as they have used to manage their prior real estate investments. The most important factors in assessing any particular real estate project are the quality of the location, the site plan of the property, including the location of the entrance and exits and the number of parking spaces, and the creditworthiness of the tenants. Our officers will monitor each property for developments such as tenant delinquencies, upcoming vacancies, anticipated capital expenditures, projected cash flow, insurance matters, deferred maintenance, and sales volumes. Rental performance indicators for real estate properties include percent occupancy and long term leases with a proportion of creditworthy tenants. We will target national companies as potential tenants. Our Advisor will oversee experienced, professional property management teams to manage properties owned by us.
     We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2006, thereby generally avoiding U.S. federal income taxes on our taxable income that we distribute currently to our stockholders. See “U.S. Federal Income Tax Considerations–Requirements for Qualification as a REIT.”
     Martin Landis, the Chief Executive Officer of Sylvia, Inc., one of our sponsors and managers of our Advisor, serves as our Chairman of the Board of Directors and Chief Executive Officer. Sean Dennison, the Chief Executive Officer of SmithDennison Capital, LLC, also one of our sponsors and managers of our Advisor, serves as our Vice Chairman and President.
Critical Accounting Policies and Management Estimates
     Our financial statements are prepared in accordance with GAAP. The application of these accounting policies requires our management to make certain judgments and estimates that directly affect our financial reporting results. We consider the policies discussed below to be critical to an understanding of our financial statements. Specific risks for these critical accounting policies are described in the following paragraphs. In regard to these policies, we caution you that we have limited operating history and future events rarely develop exactly as forecasted, and the best estimates of our management will likely require adjustment. See “Note 2 – Summary of Significant Accounting Policies” to our financial statements for a more complete description of these policies.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Income Taxes
     We use the liability method of accounting for income taxes. Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the balance sheet carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to reverse.
     For our taxable year ending December 31, 2006, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and, upon the election being made, we will be taxed as such beginning with our taxable year ending December 31, 2006. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to U.S. federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to U.S. federal income taxes on our taxable income at regular corporate rates starting with that year and will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year during which qualification is lost unless the IRS were to grant us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for U.S. federal income tax purposes.
Liquidity and Capital Resources
     We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. Without the proceeds of this offering, we do not have sufficient cash resources to operate. The funding required to purchase assets will be obtained from this offering and from any indebtedness that we may incur in the future. We have been initially capitalized with $200,000 from the sale of common stock to our Advisor. For information concerning the anticipated use of the net proceeds from this offering, please see the “Estimated Use of Proceeds” section of this prospectus.
     In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our stockholders, we are required to distribute at least 90% of our REIT taxable income on an annual basis. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to borrow in order to grow our business and acquire additional assets. Our sources of funds will primarily be the net proceeds from this offering, operating cash flows and borrowings. Operating cash flows will consist primarily from payments of rent from tenants in our buildings, payments of interest and principal under mortgage loans and income from other real estate related investments. Liquidity will also be generated through lines of credit with commercial banks. We believe that we will be able to obtain financing in amounts and on terms that are acceptable to us and consistent with our business strategy prior to the closing of this offering. We believe that these cash resources will be sufficient to satisfy our immediate liquidity requirements, and we do not anticipate a need to raise funds from other than these sources within the next 12 months.
     We currently have no outstanding debt. Depending on market conditions, we may incur debt up to 300% of our net assets. We expect to use short term borrowings under lines of credit with commercial banks. However, we currently do not have any commitment from any financial institution to provide such a line of credit to us. Any indebtedness we incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about the Company in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to that lender. The lender could also sue us or force us into bankruptcy. Any of these events would likely have a material adverse effect on the value of an investment in our common stock.
     Our income calculated for tax purposes may differ from income calculated in accordance with GAAP. For example, we record a reserve for credit losses for GAAP purposes whereas only actual credit losses are deducted in calculating taxable income. The distinction between taxable income and GAAP income is important to our stockholders because distributions are declared on the basis of taxable income. While we generally will not be required to pay income taxes as long as we satisfy the REIT provisions of the Internal Revenue Code, each year we will be required to complete a U.S. federal income tax return wherein taxable income is calculated. This taxable income level will determine the minimum level of distributions we must pay to our stockholders.
     Our advisory agreement with our Advisor requires us to pay substantial compensation to our Advisor. For details, please see “The Advisor—Compensation and Expenses.” The amount we pay our Advisor under the advisory agreement will depend in part on the amount of money we invest and the number of transactions we complete. If we have $250,000,000 to invest, we estimate that we will pay approximately $13.1 million in acquisition fees, and $1.2 million in reimbursement of acquisition expenses. The amount of the asset management fee cannot be estimated. Because we will be paying out at least 90% of our REIT taxable income to stockholders on a quarterly basis, we may not have sufficient cash to pay the fees under the advisory agreement, which would require us to borrow under our credit facility, if any, or sell assets to meet the contractual obligation. Nevertheless, our total annual operating expenses will not exceed the greater of 2% of Average Invested Assets or 25% of our Net Income, unless specifically approved by our independent directors.

     We currently have no off-balance sheet arrangements or contractual obligations requiring disclosure under this item.
Quantitative and Qualitative Disclosures About Market Risk
     Market risk refers to the risk of loss from adverse changes in the level of one or more market prices, rate indices or other market factors. We are exposed to market risk primarily from changes in interest rates which are very sensitive to a variety of factors including political, economic and other factors outside of our control.
     Interest rate risk arises primarily as a result of our business activities related to acquiring mortgage loans and funding a portion of the purchases with borrowings and the associated asset and liability management required to match maturities of loans to funding sources. The principal objective of our asset and liability management is to maximize net interest income while operating within acceptable limits established for interest rate risk and maintaining adequate levels of liquidity.
     The primary interest rate exposure to which we are subject relates to our mortgage loan portfolio. Any change in the general level of interest rates in the market can affect our net interest income and net income in either a positive or negative manner. Net interest income is the difference between the income earned from interest bearing assets less the expense incurred relating to interest bearing liabilities. Fluctuations in the interest rate environment can also affect our ability to acquire new loans, the value of our loans for sale portfolio and our ability to sell the loans held for sale and the related income associated with a sale.
     We do not intend to use any derivative instruments to manage our interest rate exposure. Given the short time horizon of our anticipated investments and our related borrowings, we do not believe a hedging strategy is necessary. In addition, our actions are limited by rules with which REITs must comply.
PRIOR PERFORMANCE SUMMARY
     The information presented in this section represents the historical experience of real estate programs sponsored or advised by one of our sponsors, Sylvia, Inc., its chief executive officer, Martin Landis as chief executive officer of various affiliates of Sylvia, Inc., and Martin Landis, collectively referred to herein as “Landwin real estate programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of the Landwin real estate programs. In addition, as part of this Registration Statement, we have filed certain tables with the Securities and Exchange Commission which report more detailed information regarding property acquisitions by prior Landwin real estate programs. Investors can obtain copies of such tables, without charge, by requesting Table VI from Part II of this registration statement from us. Investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Landwin real estate programs. Investors who purchase our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates. Our other sponsor, SmithDennison Capital, LLC and its chief executive officer, Sean Dennison, have not previously sponsored any real estate programs.
     The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Landwin real estate programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the prior Landwin real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. None of the prior Landwin real estate programs or any programs of the managers of our Advisor or any affiliates of the managers or members of our Advisor has prior experience making such investments, or in operating such programs as a REIT. Martin Landis founded and served as Chairman of the Board of Directors and Chief Executive Officer of a publicly offered real estate development corporation operated as a public company, Prosher Corporation, the sale of which he negotiated in 1971. In any event, you should not assume the past performance of the prior Landwin real estate programs or the past performance of Martin Landis in his capacity as Chairman of the Board of Directors and Chief Executive Officer of a public company will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by our sponsors and their affiliates in a number of respects, and therefore the past performance of those programs may not be indicative of our future results” and the Prior Performance Tables located in Appendix C.
Prior Investment Programs
     Since 1969, Martin Landis has managed real estate investments for high net worth individuals, foundations and institutions. Martin Landis has sponsored or advised over 60 privately offered prior real estate programs. All of these prior programs had investment objectives generally similar to ours, which are to preserve and return your capital, to pay regular cash dividends and to realize growth in the value of assets. This offering is the second public offering of a real estate program sponsored by Martin Landis. Our other sponsor, SmithDennison Capital, LLC and its chief executive officer, Sean Dennison, have not previously sponsored real estate programs.
     The Prior Performance Tables included in Appendix C to this prospectus set forth information as of the dates indicated regarding certain of these prior Landwin real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) gives certain additional information relating to properties acquired by these prior Landwin real estate programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information.”
Summary Information
Capital Raising
     The total amount of funds raised from investors in the prior programs from January 1, 1995 through October 1, 2005, was approximately $24.2 million (and an additional $2.5 million from an affiliate of our Sponsor), $12.1 million of which was raised from investors in offerings that closed within the past three years. Since January 1, 1995, funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $149.0 million. The total number of investors in these prior programs, collectively, is approximately 289, although some investors are in more than one program. See Table I and Table II for more detailed information about Martin Landis’ experience in raising and investing funds and compensation paid to Sylvia, Inc., and any preceding or current affiliates as the sponsor of these programs.
Investments
     From January 1, 1995 through February 15, 2005, the prior Landwin real estate programs had acquired 13 properties. The table below gives further information about these properties:

	Number of	Properties Purchased as a percentage
Location	Properties Purchased	of aggregate purchase price
Arizona	9	66%
California	3	27%
Florida	1	7%
All of the properties purchased were commercial shopping centers, except for one office building located in Arizona which represents 11.8% of the aggregate purchase price.
Sales

     As of October 1, 2005, these prior Landwin real estate programs had sold three of the total of 13 properties, or 16% of such properties (based on acquisition costs), to related parties and had sold four of the total properties, or 31% of such properties (based on acquisition costs) to unrelated third parties. See Tables I and IV for a further description of the transfer of these properties. See also Tables III, IV and V for more detailed information as to the operating results of the prior Landwin real estate programs whose offerings closed since December 31, 1999, results of such programs that have completed their operations during the five years ending December 31, 2004 and sales or other disposals of properties by the prior Landwin real estate programs during the three years ending December 31, 2004.
Three Year Summary of Acquisitions
     From December 31, 2001 through December 31, 2004, the prior Landwin real estate programs acquired a total of seven properties, all of which were commercial shopping centers. The total acquisition costs of these properties was approximately $93.6 million, of which $58.8 million, or 63%, was financed with mortgage financing. Of the remaining $34.8 million, $12.1 million was provided by investors and $22.7 million came from proceeds of tax deferred exchanges that were rolled into five new investments. The locations of these properties, and the number of properties in each location, are as follows:

Number of
Location	Properties
Arizona	5
California	2
     All of the prior Landwin real estate programs have met and continue to meet their principal investment objectives and have not suffered any material adverse business developments. All losses reported on Table III become positive if the impact of depreciation, a non-cash expense, is excluded.
     See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2004. Upon request and for no fee, we will provide a copy of such table to any investor.
DISTRIBUTION POLICY
General
     In order to qualify as a REIT for U.S. federal income tax purposes, among other things, we must make distributions each taxable year (not including any return of capital for U.S. federal income tax purposes) equal to at least 90% of our REIT taxable income, although our board of directors, in its discretion, may increase that percentage as it deems appropriate. See “U.S. Federal Income Tax Considerations—Annual Distribution Requirements.” The declaration of distributions is within the discretion of our board of directors and depends upon our distributable funds, current and projected cash requirements, tax considerations and other factors.
Distributions
     We intend to make regular distributions to our stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our directors. Our board of directors expects to declare distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a distribution, he or she must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring shares of common stock, will not receive a distribution for a record date that they are not considered a stockholder of record. We expect to declare and pay distributions monthly during the offering period and during any subsequent offering period. However, in the future, our board of directors, in its discretion, may determine to declare distributions on another basis during the offering period. Our board of directors, in its sole discretion, in the future may elect to pay distributions solely on a quarterly basis. We will not pay distributions until the close of the first full calendar quarter after the first release of funds from escrow.

     We are required to distribute annually at least 90% of our REIT income to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to us under U.S. federal income tax laws if we comply with the provisions relating to qualification as a REIT. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for U.S. federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of our articles of incorporation; or distributions of in-kind property as long as the directors (1) advise each stockholder of the risks associated with direct ownership of the property, (2) offer each stockholder the election of receiving in-kind property distributions, and (3) distribute in-kind property only to those stockholders who accept the directors’ offer.
     Distributions will be made at the discretion of our directors, depending primarily on net cash from operations (which includes cash received from tenants, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition, subject to the obligation of our directors to use their best efforts to cause us to qualify and remain qualified as a REIT for U.S. federal income tax purposes. We intend to increase distributions in accordance with increases in net cash from operations, if any.
SUMMARY OF REINVESTMENT PLAN
     We have adopted a reinvestment plan pursuant to which some stockholders may elect to have the full amount of their cash distributions from us reinvested in additional shares of our common stock. Stockholders who elect to receive monthly distributions may not participate in the reinvestment plan. The following discussion summarizes the principal terms of the reinvestment plan. The reinvestment plan is attached to this prospectus as Appendix A.
General
     An independent agent (the “Reinvestment Agent”), which currently is ___, will act on behalf of the participants in the reinvestment plan (the “Participants”). The Reinvestment Agent at all times will be registered or exempt from registration as a broker-dealer with the SEC and each state securities commission. At any time that we are engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all distributions attributable to shares of our common stock owned by Participants in shares of our common stock at the public offering price per share, which is currently $10.00 per share. At any time that we are not engaged in an offering, the price per share purchased pursuant to the reinvestment plan shall be the fair market value of the shares, as determined by our board of directors in its sole discretion, based on quarterly appraisal updates of our assets until such time, if any, as Listing occurs. All shares of common stock available for purchase under the reinvestment plan either are registered pursuant to this prospectus or will be registered under the Securities Act through a separate prospectus relating solely to the reinvestment plan. Until this offering has terminated, shares of common stock will be available for purchase out of the additional 5,000,000 shares registered with the SEC in connection with this offering. See “The Offering—Plan of Distribution.” After the offering has terminated, shares of common stock will be available from any additional shares of common stock which we elect to register with the SEC for the reinvestment plan. The reinvestment plan may be amended or supplemented by an agreement between the Reinvestment Agent and us at any time, including, but not limited to, an amendment to the reinvestment plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, however, that any such amendment must be approved by a majority of the independent directors. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom we receive written notice of termination prior to the effective date thereof.
     Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the reinvestment plan at any time and would not need to receive a separate prospectus relating solely to the reinvestment plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase shares of our common stock through the reinvestment plan only after such person receives the current prospectus, updated as required.
     Upon Listing, the shares to be acquired for the reinvestment plan may be acquired either through the public market or directly from us pursuant to a registration statement relating to the reinvestment plan, in either case at a per-share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the shares are listed at the date of purchase. If, after Listing occurs, the Reinvestment Agent purchases shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. If such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of shares. We are unable to predict the effect which such a proposed Listing would have on the price of the shares acquired through the reinvestment plan.
Investment of Distributions
     Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such distributions, to purchase shares of our common stock on behalf of the Participants from us. All such distributions shall be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to Participants.
     Participants will not have the option to make voluntary contributions to the reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. Our board of directors reserves the right, however, to amend the reinvestment plan in the future to permit voluntary contributions to the reinvestment plan by Participants, to the extent consistent with our objective of qualifying as a REIT.
Participant Accounts, Fees and Allocation of Shares
     For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the distributions received by the Reinvestment Agent on behalf of such Participant. We are responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the reinvestment plan.
     The Reinvestment Agent will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase shares of our common stock for the Participants. If the aggregate amount of distributions to Participants exceeds the amount required to purchase all shares then available for purchase, the Reinvestment Agent will purchase all available shares and will return all remaining distributions to the Participants within 30 days after the date shares are purchased. The purchased shares will be allocated among the Participants based on the portion of the aggregate distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the shares purchased pursuant to the reinvestment plan will be reflected on our books.
     Subject to the provisions of our articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. See “The Offering—Plan of Distribution.”
     The allocation of shares among Participants may result in the ownership of fractional shares, computed to four decimal places.
Reports to Participants
     Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the distributions reinvested during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge paid by us on behalf of each Participant, and the total number of shares purchased on behalf of the Participant pursuant to the reinvestment plan. If we are not engaged in an offering and until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the shares, determined as described above.
     Tax information for income earned on shares under the reinvestment plan will be sent to each Participant by us or the Reinvestment Agent at least annually.
Election to Participate or Terminate Participation
     Investors who purchase shares in this offering may become Participants in the reinvestment plan by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the reinvestment plan and who has not previously elected to participate in the reinvestment plan may so elect at any time by written notice to our board of directors of such stockholder’s desire to participate in the reinvestment plan. Participation in the reinvestment plan will commence with the next distribution made after receipt of the Participant’s notice, provided it is received at least ten days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the reinvestment plan will apply to all distributions attributable to the fiscal quarter in which the stockholder’s election is effective and to all fiscal quarters thereafter, whether made (1) upon subscription or subsequently for stockholders who participate in this offering or (2) upon receipt of a current prospectus or a separate prospectus relating solely to the reinvestment plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the reinvestment plan at any time without penalty by delivering written notice to our board of directors ten business days before the end of a fiscal quarter.
     A Participant who chooses to terminate participation in the reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a Participant terminates his or her participation, the Reinvestment Agent will send him or her a check in payment for the amount of any distributions in the Participant’s account that have not been reinvested in shares of our common stock, and our record books will be revised to reflect the ownership records of his or her full shares and the value of any fractional shares standing to the credit of a Participant’s account based on the market price of the shares. There are no fees associated with a Participant’s terminating his or her interest in the reinvestment plan. A Participant in the reinvestment plan who terminates his or her interest in the reinvestment plan will be allowed to participate in the reinvestment plan again upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the reinvestment plan, by notifying the Reinvestment Agent and completing any required forms.
U.S. Federal Income Tax Considerations
     Stockholders subject to federal taxation who elect to participate in the reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the reinvestment plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.
Amendments and Termination
     We reserve the right to renew, extend, or amend any aspect of the reinvestment plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. We also reserve the right to terminate the reinvestment plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
     The following is a summary of the material U.S. federal income tax consequences to an investor in our common stock. This summary is based on current law. The tax consequences related to an investment in our common stock may vary depending on an investor’s particular situation and this discussion does not purport to discuss all aspects of taxation that may be relevant to a holder of our common stock in light of his or her personal investment or tax circumstances, or to holders of our common stock subject to special treatment under the U.S. federal income tax laws. Investors subject to special treatment include, without limitation, insurance companies, financial institutions, broker-dealers, tax-exempt organizations, investors holding common stock as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships, and persons who are not citizens or residents of the United States. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you as a holder of our common stock.
     The information in this summary is based on the Internal Revenue Code, current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions, all as of the date of this prospectus. The administrative interpretations and practices of the IRS upon which this summary is based include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the taxpayers who requested and received such rulings. Future legislation, Treasury Regulations, administrative interpretations and practices, and court decisions may affect the tax consequences contained in this summary, possibly on a retroactive basis. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment, and the statements in this prospectus are not binding on the IRS or a court. Thus, we can provide no assurance that the tax consequences contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.
     You are urged to consult your tax advisor regarding the specific tax consequences to you of (1) the acquisition, ownership and sale or other disposition of our common stock, including the federal, state, local, foreign and other tax consequences; (2) our election to be taxed as a REIT for U.S. federal income tax purposes; and (3) potential changes in applicable tax laws.
Taxation of Our Company — General
     We will elect to become subject to tax as a REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2006. Our board of directors currently expects that we will operate in a manner that will permit us to qualify as a REIT for the taxable year ending December 31, 2006, and to maintain our qualification as a REIT in each taxable year thereafter. This treatment will permit us to deduct dividend distributions to our stockholders for U.S. federal income tax purposes, thus effectively eliminating the “double taxation” that generally results when a corporation earns income and distributes that income to its stockholders in the form of dividends.
     We have obtained the opinion of Locke Liddell & Sapp LLP, our special tax counsel, to the effect that our contemplated method of operation described in this prospectus and as represented by us will enable us to meet the requirements for qualification as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2006 and to continue to satisfy the requirements for such qualification. This opinion is based on various assumptions relating to our organization and operation and is conditioned upon certain representations made by us to our legal counsel. The opinion of our counsel is not binding upon the IRS. Our continued qualification and taxation as a REIT will depend upon our ability to meet, on a continuing basis, distribution levels and diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code as discussed below. This opinion is based on the law in effect on the date hereof which is subject to change, possibly retroactively.
     There can be no assurance that we will qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances. If we were not to qualify as a REIT in any particular year, we would be subject to U.S. federal income tax as a regular, domestic corporation, and our stockholders would be subject to tax in the same manner as stockholders of such corporation. In this event, we could be subject to potentially substantial income tax liability in respect of each taxable year that we fail to qualify as a REIT, and the amount of earnings and cash available for distribution to our stockholders could be significantly reduced or eliminated.
     Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference, if any.

•	If we have (1) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business. Further, we will be required to pay a 100% tax in respect of amounts that are treated by us as rents from real property but are properly allocable or attributable under the Internal Revenue Code to services rendered by a taxable REIT subsidiary (see below) as well as deductible expense items paid to us by a taxable REIT subsidiary in excess of amounts that would be paid by an unrelated third party.

•	If we fail to satisfy the 75% or 95% gross income tests, as described below, but have otherwise maintained our qualification as a REIT, we will be required to pay a 100% tax on the excess nonqualifying amount, adjusted to reflect our profitability.

•	If we fail to meet the requirements of any asset test for a particular quarter by more than the de minimis amount, as described below, we may be required to pay a tax equal to the greater of (1) $50,000 or (2) the amount determined under Treasury Regulations by multiplying the net income generated by the assets that caused the failure by the highest corporate tax rate.

•	If we fail to satisfy any of the REIT qualification requirements except the gross income and asset tests, as described below, we may be required to pay a tax of $50,000 for each such failure in order to maintain our REIT status.

•	We will be required to pay a 4% excise tax on the amount by which our annual distributions to our stockholders is less than the sum of (1) 85% of our ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior periods.

•	If we acquire an asset from a corporation that is not a REIT in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and we subsequently sell the asset within 10 years, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent (a) the fair market value of the asset exceeds (b) our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that we will elect this treatment in lieu of an immediate tax when the asset is acquired.

•	With respect to an equity interest in either a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit (REMIC), the ownership of which is attributed to us, we will pay tax at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our shares that are held by specified tax exempt organizations that are not subject to the tax on unrelated business taxable income.
  Requirements for Qualification as a REIT
     The Internal Revenue Code defines a REIT as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates of beneficial ownership to its owners;

(3)	that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

(4)	that is not a financial institution or an insurance company under the Internal Revenue Code;

(5)	that is owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to also include some entities) during the last half of each year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.
     The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), tax-exempt entities are generally treated as individuals, subject to a “look-through” exception for pension funds.
     Our articles of incorporation provide for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.
     In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of a Partnership Interest
     In the case of a REIT that is a partner in a partnership, Treasury Regulations issued by the United States Treasury Department provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to this share. A REIT’s proportionate share of the assets of the partnership will be determined based on the REIT’s capital interest in the partnership. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of Landwin OP and any other entity taxable as a partnership for federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this section. The assets, liabilities and items of income of Landwin OP and any other entity taxable as a partnership for federal income tax purposes in which we hold an interest include Landwin OP’s and each other entity’s share of the assets and liabilities and items of income with respect to any entity taxable as a partnership in which it holds an interest.
Taxable REIT Subsidiaries
     REITs are permitted to own up to 100% of the shares in a corporation that elects to be treated as a taxable REIT subsidiary. In order to obtain taxable REIT subsidiary status, the corporation and the REIT must file a joint election with the IRS. A taxable REIT subsidiary pays tax at regular corporate income rates on any income it earns. Moreover, the Internal Revenue Code contains rules (including a limitation on interest deductions and rules requiring the imposition of taxes on the REIT at a rate of 100% on certain reallocated income and expenses) to ensure that contractual arrangements between a taxable REIT subsidiary and its beneficial owners are at arm’s length. Securities in taxable REIT subsidiaries will not qualify as real estate assets for the purposes of the 75% asset test described below.
Qualified REIT Subsidiaries
     A qualified REIT subsidiary is a corporation, all of the stock of which is owned by a REIT. Under the Internal Revenue Code, a qualified REIT subsidiary is not treated as a separate corporation from the REIT. Rather, all of the assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction, and credit of the REIT for purposes of the REIT income and asset tests described below. A qualified REIT subsidiary does not include a corporation that elects to be treated as a taxable REIT subsidiary.
Income Tests
     At least 75% of our gross income for each taxable year must be derived from specified classes of income that principally are real estate-related. The permitted categories of principal importance to us are:
(1)	rents from real property;

(2)	interest on loans secured by real property, other than property acquired from related parties;

(3)	gain from the sale of real property or loans secured by real property, excluding gain from the sale of property held primarily for sale to customers in the ordinary course of our business;

(4)	income from the operation and gain from the sale of property acquired by us in connection with the foreclosure of a mortgage securing that property;

(5)	distributions on, or gain from the sale of, shares of other qualifying REITs;

(6)	abatements and refunds of real property taxes;

(7)	amounts received by us as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

(8)	“qualified temporary investment income.”
     In evaluating compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of property held primarily for sale in the ordinary course of business, not including property acquired through foreclosure, and sometimes not including property held for at least four years.
     It is expected that a substantial portion of our operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if specific conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants and rent attributable to personal property leased together with the real property, so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. The basis for determining whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant as compared to the fair market value of all of the property leased by the tenant. It is not expected that we will earn material amounts of personal property rents.
     Rent from real property generally does not include rent based on the income or profits derived from the property. However, rent based on a percentage of gross receipts or sales is permitted as rent from real property, we could have leases where rent is based on a percentage of gross receipts or sales. We generally will not lease property and receive rentals based on the tenant’s income or profits, except in limited cases that should not jeopardize its status as a REIT.
     A second exclusion from “rents from real property” is rent received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of the Internal Revenue Code, owns a 10% or greater interest. However, in certain cases, a REIT may receive qualified rents from a related person if it qualifies as a “taxable REIT subsidiary” (as described below). We may receive some rental income from tenants of which we constructively own a 10% or greater interest. Nonqualified rents we receive from tenants in which we constructively own a 10% or greater interest should not be in amounts sufficient to jeopardize our status as a REIT.
     A third exclusion from qualifying rental income covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from which do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax exempt owner of the property). Further, if the value of the non-customary service income with respect to a property, valued at no less than 150% of the REIT’s direct cost of performing those services, is 1% or less of the total income derived from the property, then the provision of these non-customary services will not prohibit the rental income (except the non-customary service income) from qualifying as “rents from real property.”
     We will, in most instances, directly operate and manage assets without using an “independent contractor.” It is intended that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. It is not intended that we will provide services that might be considered rendered primarily for the convenience of the tenants, including hotel, health care or extensive recreational or social services. Consequently, it is believed that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause any of its rental income to fail to be included under that test.
     Upon the ultimate sale of our properties, any gain realized also is expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).
     In addition to earning 75% of our gross income from the sources listed above, 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute property held primarily for sale in the ordinary course of business. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate-related. The term “interest” (under both the 75% and 95% gross income tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.
     As a result of the 75% and 95% gross income tests, we generally are not permitted to earn more than 5% of our gross income from active sources, including brokerage commissions or other fees for services rendered. From time to time, we may receive this type of income. This type of income will not qualify for the 75% gross income test or the 95% gross income test, but is not expected to be significant and that income, together with other nonqualifying income (including rent from related party tenants, as discussed above), is expected to be at all times less than 5% of our annual gross income. While it is not anticipated that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may establish one or more taxable REIT subsidiaries (as described below). The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% gross income test.
     Any amount includable in gross income by us with respect to a regular or residual interest in a real estate mortgage investment conduit is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the real estate mortgage investment conduit, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchased the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.
     In general, and subject to the exceptions in the preceding paragraph, the interest, original issue discount, and market discount income that we derive from investments in mortgage loans and mortgage-backed securities will be qualifying interest income for purposes of both the 75% and the 95% gross income tests. It is possible, however, that interest income from a mortgage loan may be based in part on the borrower’s profits or net income, which would generally disqualify such interest income for purposes of both the 75% and the 95% gross income tests.
     We may employ, to the extent consistent with the REIT provisions of the Internal Revenue Code, forms of securitization of our assets under which a sale of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a sale securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. Based on the REIT provisions of the Internal Revenue Code, such sale securitizations could be conducted through one or more taxable REIT subsidiaries formed for such purpose. To the extent consistent with the REIT provisions of the Internal Revenue Code, such entities could elect to be taxed as real estate mortgage investment conduits.
     If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:
•	our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect; and

•	following our identification of the failure to meet the requirements for a taxable year, a description of each item of our gross income is set forth in a schedule for such taxable year filed in accordance with Treasury Regulations.
     It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions did not apply to a particular set of circumstances, we would not qualify as a REIT. Even if these relief provisions were to apply, and we retained our status as a REIT, a tax would be imposed with respect to our income that did not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.
Foreclosure Property
     Net income realized by us from foreclosure property is generally subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property (1) that is acquired by us through foreclosure following a default on a loan secured by the property or on a lease of the property and (2) for which we make an election to treat the property as foreclosure property. We will not be able to treat any real property (or related personal property) as foreclosure property if at the time we made or entered into the loan or lease, we had an intent to foreclose or evict or knew or had reason to know that a default would occur.

Prohibited Transaction Income
     Any net income realized by us from prohibited transactions is subject to a 100% tax. In general prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We could be subject to the 100% tax on prohibited transactions if we sell or securitize our loans in a manner that is treated as a sale of loans for U.S. federal income tax purposes. Although the Internal Revenue Code and the Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.
Hedging Transactions
     We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including short sales, purchases of treasury options and futures, interest rate swaps, or caps and floors. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income, or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Asset Tests
     At the close of each quarter of each year, we also must satisfy four tests relating to our assets.
     First, at least 75% of the value of our total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering.
     Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class.
     Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total voting power or more than 10% of the value of the outstanding securities of any issuer which is not a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary.
     Finally, no more than 20% of the value of a REIT’s total assets may be represented by securities of one or more taxable REIT subsidiaries.
     We expect that any mortgage-backed securities, real property and temporary investments that we acquire, will generally be qualifying assets for purposes of the 75% asset test except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of real estate assets. Mortgage loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.
     We may securitize all or a portion of the mortgage loans that we acquire, in which event we will likely retain certain of the subordinated and interest only classes of mortgage-backed securities that may be created as a result of such securitization. The securitization of mortgage loans may be accomplished through one or more taxable REIT subsidiaries, or qualified REIT subsidiaries and one or more real estate mortgage investment conduits. The securitization of the mortgage loans through one or more qualified REIT subsidiaries or taxable REIT subsidiaries (whether or not structured as real estate mortgage investment conduit) should not affect our qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. However, in order to reduce the likelihood that we would be subject to a 100% tax on any gain from the sale of interests in real estate mortgage investment conduits, we expect to use taxable REIT subsidiaries to form such real estate mortgage investment conduits and to sell interests therein.
     After meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. In addition, if we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.
     If we fail to meet the requirements of the 5% and 10% asset tests described above for a particular quarter, we will not lose our status as a REIT if the failure is due to ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of our assets at the end of the quarter, or (2) $10,000,000. In either case, we must either (1) dispose of the assets within six months after the last day of the quarter in which the failure is identified (or a different period of time prescribed by the IRS), or (2) otherwise satisfy these tests within the relevant time period.
     If we fail to meet the requirements of any asset test for a particular quarter by more than the de minimis amount described in the immediately preceding paragraph, we will not lose our status as a REIT if (1) after we identify the failure to satisfy the asset tests for a quarter, we file a schedule for the quarter in accordance with Treasury Regulations describing each asset that caused the failure (2) the failure was due to reasonable cause and not willful neglect, (3) we dispose of the assets described on the schedule within six months of the last day of the quarter in which we identified the failure or within some other time period prescribed by IRS or we otherwise satisfy the asset tests within the relevant time period, and (4) we pay a tax equal to the greater of (a) $50,000 or (b) the amount determined (pursuant to Treasury Regulations) by multiplying the net income generated by the assets in the schedule that caused the failure by the highest corporate tax rate.
     We will monitor the status of the assets that we acquire for purposes of the various asset tests and we will manage our portfolio in order to comply with such tests.
Annual Distribution Requirements
     To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our REIT taxable income and (2) 90% of our after tax net income, if any, from foreclosure property, minus (3) the sum of certain items of noncash income. In general, REIT taxable income means taxable ordinary income without regard to the dividends paid deduction. In addition, if we dispose of any asset within 10 years of acquiring it from a taxable C corporation in a tax free reorganization or any other similar carry-over basis transaction, we may be required, under Treasury Regulations not yet promulgated, to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.
     In order to satisfy the requirement that we distribute at least 90% of our REIT taxable income attributable to a particular taxable year in the form of dividends, we will use the following methods of distribution: (1) making regular dividends during the taxable year; (2) paying dividends that relate to the particular taxable year by January 31 of the following taxable year, provided we declare the dividends in the fourth quarter of the particular taxable year; and (3) paying dividends that relate to the particular taxable year on or before the first regular dividend after our declaration of such dividends, provided that we declare the dividend prior to the date that our tax return is due for the particular taxable year. The dividends paid under the third method are taxable in the year in which paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will not qualify as a REIT and will be subject to tax at regular federal corporate tax rates.
     From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or pay dividends in the form of taxable stock dividends.

     Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute each year at least the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year, and any undistributed taxable income from prior periods.
Record Keeping Requirements
     We are required to maintain records and request on an annual basis information from specified stockholders. This requirement is designed to disclose the actual ownership of our outstanding stock.
Failure to Qualify
     If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code described above do not apply, we will be subject to U.S. federal income tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation will reduce the cash available for distribution by us to our stockholders. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. If we fail to qualify as a REIT, to the extent of our current and accumulated earnings and profits, distributions to our stockholders who are individuals generally will be taxable at preferential rates, for the 2003 through 2008 tax years; and, subject to certain limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we will be entitled to statutory relief.
Taxable Mortgage Pool Rules
     An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if :
•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations bear a relationship to the payments to be received by the entity on the debt obligations that it holds as assets.
     Under the Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. Under the Internal Revenue Code and Treasury Regulations, it is possible for a portion of a REIT (as opposed to the entire REIT) to be classified as a taxable mortgage pool. This could occur, for example, if a qualified REIT subsidiary holds a pool of mortgages and uses that pool to issue two classes of pay-through debt. In that case, however, only the taxable income of that portion (and not the taxable income of the entire REIT) would be treated as a excess inclusion income.
     Although we believe that we currently do not own any interests in any taxable mortgage pools, our future financing and securitization arrangements could give rise to us being considered to be, or to own an interest in, one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a taxable mortgage pool, however, special rules apply. The taxable mortgage pool is not treated as a corporation that is subject to corporate income tax, and the taxable mortgage pool classification does not directly affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would, in general, except as described below, be limited to the stockholders of the REIT.
     A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any of (a) income allocable to the holder of the residual interest in a REMIC or an equity interest in a taxable mortgage pool over (b) the sum of an amount for each day in the calendar quarter equal to the product of (1) the adjusted issue price at the beginning of the quarter multiplied by (2) 120 percent of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This income would nonetheless be subject to the distribution requirements that apply to us, and could therefore adversely affect our liquidity.
     Moreover, our excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Although the law on the matter is unclear, to the extent that excess inclusion income is allocated to a tax-exempt stockholder that is not subject to unrelated business income tax (such as government entities), we might be taxable on this income at the highest applicable corporate tax rate. The manner in which excess inclusion income would be allocated among shares of different classes of our shares or how such classes of our shares or how such income is to be reported to stockholders is not clear under current law.
REMIC Residual Interests
     We would also have excess inclusion income if we hold any REMIC residual interests. We do not anticipate holding such interests, however, other than through a taxable REIT subsidiary. Otherwise, the effect on our stockholders would be the same as described immediately above.
Taxation of Taxable United States Stockholders
     When we use the term “United States stockholders,” we mean a holder of shares of our stock who is, for U.S. federal income tax purposes:
•	a citizen or resident of the United States;

•	a corporation or partnership, or other entity taxable as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury Regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons whom have the authority to control all substantial decisions of the trust.

Distributions Generally
     The rate at which stockholders who are individuals are taxed on corporate dividends has been lowered for the 2003 through 2008 tax years, from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.
     Distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will be taxable to our United States stockholders as ordinary income. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to United States stockholders that are corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations. An exception applies, however, and individual stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (1) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax; (2) dividends received by the REIT from taxable corporations; or (3) income subject to taxation from sales of appreciated property acquired from C corporations in carryover basis transactions.
     To the extent that we make distributions in excess of our current and accumulated earnings and profits, our distributions will be treated as a tax-free return of capital to each United States stockholder, and will reduce the adjusted tax basis which each United States stockholder has in its shares of stock by the amount of the distribution, but not below zero. Distributions in excess of a United States stockholder’s adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November or December of any year and pay to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend by January 31 of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Distributions
     Distributions designated as net capital gain dividends will be taxable to our United States stockholders as capital gain income to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a United States stockholder has held his shares. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.
Retention of Net Capital Gains
     We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:
•	include their proportionate share of our undistributed net capital gains in their taxable income;

•	receive a credit for their proportionate share of the tax paid by us; and

•	increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

Passive Activity Losses and Investment Interest Limitations
     Distributions we make, and gain arising from the sale or exchange by a United States stockholder of our shares, will not be treated as passive activity income. As a result, United States stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Stock
     If you are a United States stockholder and you sell or dispose of your shares of stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of stock. This gain or loss will be capital gain or loss if you have held the stock as a capital asset, and will be long-term capital gain or loss if you have held the stock for more than one year. In general, if you are a United States stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.
Backup Withholding and Information Reporting
     We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder, that does not provide us with the correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.
Taxation of Tax-Exempt Stockholders
     The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder, has not held its shares as debt financed property within the meaning of the Internal Revenue Code and the shares are not otherwise used in a unrelated trade or business, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.
     For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these set aside and reserve requirements.
     Notwithstanding the above, however, a portion of the dividends paid by a pension-held REIT may be treated as unrelated business taxable income as to any pension trust which:
•	is described in Section 401(a) of the Internal Revenue Code;

•	is tax-exempt under Section 501(a) of the Internal Revenue Code; and

•	holds more than 10%, by value, of the equity interests in the REIT.
     Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “qualified trusts.”
•	A REIT is a pension held REIT if:

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

•	either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.
     The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:
•	the gross income from the unrelated business earned by the REIT, less direct expenses relating to this gross income, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

•	the total gross income of the REIT less direct expenses relating to this gross income.

•	A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our articles of incorporation, we do not expect to be classified as a pension-held REIT but there can be no assurance that this will always be the case.
Taxation of Non-United States Stockholders
     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (non-United States stockholders) are complex and no attempt will be made herein to provide more than a summary of such rules.
     Prospective non-United States stockholders should consult their tax advisors to determine the impact of foreign, federal, state and local tax laws with regard to an investment in our common stock and of our election to be taxed as a REIT including any reporting requirements.
     Distributions to non-United States stockholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-United States stockholder’s conduct of a United States trade or business, the non-United States stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as United States stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-United States stockholder that is a corporation). We expect to withhold United States income tax at the rate of 30% on the gross amount of any distributions made to a non-United States stockholder unless (1) a lower treaty rate applies and any required form, such as Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-United States stockholder with us or (2) the non-United States stockholder files a Form W-8ECI with us claiming that the distribution is effectively connected income.

     Any portion of the distributions paid to non-United States stockholders that is treated as excess inclusion income from a real estate mortgage investment conduit will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury Regulations are issued allocating our excess inclusion income from non-real estate mortgage investment conduits among our stockholders, some percentage of our distributions would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of non-United States stockholders.
     Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States stockholder’s stock, such distributions will give rise to tax liability if the non-United States stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. We are also required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits.
     For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of a United States real property interest, which includes certain interests in real property, but generally does not include mortgage loans or mortgage-backed securities, will be taxed to a non-United States stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a non-United States stockholder as if such gain were effectively connected with a United States business. Non-United States stockholders thus would be taxed at the normal capital gain rates applicable to United States stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-United States corporate stockholder. We are required to withhold 35% of any distribution that is or can be designated by us as a United States real property capital gains dividend. The amount withheld is creditable against the non-United States stockholder’s FIRPTA tax liability. However, distributions attributable to gain from sales or exchanges of a United States real property interest that are made to a non-United States stockholder that owns, actually or constructively, 5% or less of a class of our stock throughout a specified testing period that is traded on an established common stock market are treated as distributions that are not attributable to a United States real property interest.
     Gain recognized by a non-United States stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States persons. Because our stock is publicly traded, no assurance can be given that we are or will remain a domestically controlled REIT.
     Gain not subject to FIRPTA will be taxable to a non-United States stockholder if (1) the non-United States stockholder’s investment in the stock is effectively connected with a United States trade or business, in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain or (2) the non-United States stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the non-United States stockholder would be subject to the same treatment as United States stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-United States corporations). A similar rule will apply to capital gain dividends to which FIRPTA does not apply.

Withholding Tax and Information Reporting on Disposition of REIT Stock
     The payment of proceeds from the disposition of common stock to or through a United States office of a broker will be subject to information reporting and backup withholding, unless the beneficial owner furnishes to the broker the appropriate documentation upon which the beneficial owner certifies, under penalties of perjury, among other things, its status as a non-United States stockholder or otherwise establishes an exemption and provided the broker does not have actual knowledge or reason to know that the beneficial owner is a United States stockholder.
     The payment of proceeds from the disposition of common stock to or through a non-United States office of a broker generally will not be subject to backup withholding and information reporting, except as noted below.
     In the case of proceeds from a disposition of common stock paid to or through a non-United States office of a broker that is:
•	a United States person;

•	a controlled foreign corporation for U.S. federal income tax purposes; or

•	a foreign person 50% or more of whose gross income from a specified period is effectively connected with a United States trade or business; then information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its files that the owner is a non-United States stockholder and other conditions are satisfied, or the beneficial owner otherwise establishes an exemption, and the broker has no actual knowledge to the contrary.
     The sale of common stock outside of the United States through a non-United States broker will also be subject to information reporting if the broker is a foreign partnership and at any time during its tax year:
•	one or more of its partners are United States persons, as defined for U.S. federal income tax purposes, who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•	the foreign partnership is engaged in a United States trade or business.
     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-United States stockholder can be refunded or credited against the non-United States stockholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.
     Each prospective holder of common stock should consult that holder’s own tax adviser with respect to the information and backup withholding requirements.
Possible Legislative or Other Actions Affecting REITs
     The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the United States Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed.
State, Local and Foreign Taxation
     We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. You should consult your tax Advisor regarding the effect of state, local and foreign tax laws on an investment in our common stock.
Federal Income Tax Aspects of Landwin OP
     The following discussion summarizes certain federal income tax considerations applicable to our investment in Landwin OP. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
     We will be entitled to include in our income a distributive share of Landwin OP’s income and to deduct our distributive share of Landwin OP’s losses only if Landwin OP is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Landwin OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
     Even though Landwin OP will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exception. See “Requirements for Qualification as a REIT—Income Tests.”
     Under applicable Treasury Regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Landwin OP presently qualifies for the Private Placement Exclusion. Even if Landwin OP were considered a publicly traded partnership under the PTP Regulations if it was deemed to have more than 100 partners, it is expected that Landwin OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.
     We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Landwin OP will be classified as a partnership for federal income tax purposes. If for any reason Landwin OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, it is unlikely that we would be able to qualify as a REIT. See “Requirements for Qualification as a REIT—Income Tests” and “Requirements for Qualification as a REIT—Asset Tests.” In addition, any change in Landwin OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Landwin OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Landwin OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Landwin OP’s taxable income.
Income Taxation of Landwin OP and its Partners
Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Landwin OP, we will be required to take into account our allocable share of Landwin OP’s income, gains, losses, deductions, and credits for any taxable year of Landwin OP ending within or with our taxable year, without regard to whether we have received or will receive any distributions from Landwin OP.
Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Landwin OP’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.
Under the partnership agreement, depreciation or amortization deductions of Landwin OP generally will be allocated among the partners in accordance with their respective interests in Landwin OP, except to the extent that Landwin OP is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to Landwin OP will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.
Basis in Partnership Interest. The adjusted tax basis of our partnership interest in Landwin OP generally will be equal to (1) the amount of cash and the basis of any other property contributed to Landwin OP by us, (2) increased by (A) our allocable share of Landwin OP’s income and (B) our allocable share of indebtedness of Landwin OP, and (3) reduced, but not below zero, by (A) our allocable share of Landwin OP’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Landwin OP. If the allocation of our distributive share of Landwin OP’s loss would reduce the adjusted tax basis of our partnership interest in Landwin OP below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from Landwin OP or a reduction in our share of Landwin OP’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Landwin OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
Sale of Landwin OP’s Property. Generally, any gain realized by Landwin OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by Landwin OP on the sale of any property held by Landwin OP as inventory or other property held primarily for sale to customers in the ordinary course of Landwin OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow Landwin OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Landwin OP’s trade or business.
ERISA CONSIDERATIONS
     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Internal Revenue Code that may be relevant to particular investors in light of their particular circumstances.
     A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE INTERNAL REVENUE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.
Fiduciary Duties and Prohibited Transactions
     In considering an investment in our common stock, a fiduciary of a profit-sharing, pension, stock bonus plan, or individual retirement account (IRA), including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the prohibited transaction provisions of ERISA and/or the Internal Revenue Code or the fiduciary responsibility provisions of ERISA, should consider (1) whether the ownership of our common stock is in accordance with the documents and instruments governing such plan; (2) whether the ownership of our common stock is consistent with the fiduciary’s responsibilities and satisfies the requirements of Part 4 of Subtitle B of Title I of ERISA (where applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA; (3) ERISA’s prohibitions on improper delegation of control over, or responsibility for, plan assets and ERISA’s imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary; (4) the need to value the assets of the ERISA plan annually; and (5) whether the acquisition, holding or transfer of the common stock will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.
     In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Internal Revenue Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a “Plan”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction.
Plan Assets
     The prohibited transaction rules of ERISA and the Internal Revenue Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. The “plan assets” of a Plan include the Plan’s interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term “plan assets” is not specifically defined in ERISA or the Internal Revenue Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the “DOL Regulation”) setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute “plan assets.” The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Internal Revenue Code.
     Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act and have been registered under Section 12(g) of the Exchange Act.
     The DOL Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The shares are “widely held.”
     The DOL Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be “freely transferable.” See “Description of Capital Stock—Common Stock.” The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.
     Assuming that the shares continue to be “widely held” and will be “freely transferable,” the Company believes that the shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be “plan assets” of any Plan that invests in the shares.
Governmental Plans. Although federal, state and local governmental pension plans are not subject to ERISA, applicable provisions of federal and state law may restrict the type of investments such a plan may make or otherwise have an impact on such a plan’s ability to invest in the shares. Accordingly, state and local governmental pension plans considering an investment in the Company should consult with their counsel regarding their proposed investment in the Company.
Minimum Distribution Requirements. Potential investors who intend to purchase shares in their IRAs, and any trustee of an IRA or other fiduciary of a retirement plan considering an investment in the shares, should take into consideration the limited liquidity of an investment in the shares as it relates to applicable minimum distribution requirements under the Internal Revenue Code for the IRA or other retirement plan. If the shares are still held in the IRA or retirement plan and the our properties have not yet been sold at such time as mandatory distributions are required to commence to the IRA beneficiary or retirement plan participant, Section 401(a)(9) of the Internal Revenue Code will likely require that a distribution in kind of the shares be made to the IRA beneficiary or qualified plan participant. Any such distribution in kind of shares must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the shares are received at the then current fair market value of the shares without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. The fair market value of any such distribution in kind will be only an estimated value per share and there can be no assurance that such estimated value could actually be realized by a shareholder unless a public market for the shares exists at that time.

     Annual Valuation. Fiduciaries of retirement plans and IRAs are required to determine annually the fair market value of the assets of such retirement plans and IRAs, typically, as of the close of the fiscal year. To the extent that there is no public market for the shares at the end of a plan’s or IRA’s fiscal year, you will be required to estimate the value of our shares for this purpose. We have not undertaken any commitment to conduct an annual valuation of our shares for this purpose.
     Fiduciaries of ERISA plans and IRAs should consult with and rely upon their own advisors in evaluating the consequences under the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of an investment in common stock in light of their own circumstances.
DESCRIPTION OF CAPITAL STOCK
     The following summary highlights selected material information about our capital stock, as described in our articles of incorporation and bylaws. We were incorporated under the laws of the State of Maryland. Your rights are governed by Maryland law, our articles of incorporation and our bylaws. You should refer to our articles of incorporation and our bylaws for a full description. Copies of our articles of incorporation and our bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can also obtain copies of our articles of incorporation and our bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information about Landwin REIT, Inc.”
General
     Our articles of incorporation provides that we may issue up to 200,000,000 shares of our common stock, $0.01 par value per share, and 50,000,000 shares of our preferred stock, $0.01 par value per share. As of November 1, 2005, we had 20,000 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. These 20,000 shares were purchased by our Advisor, who may not sell this initial investment while our Advisor remains our Advisor, but may transfer the shares to any of its affiliates. As of November 1, 2005, we had one record holder of our common stock.
     Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.
Common Stock
     According to the legal opinion we have received from Locke Liddell & Sapp LLP, all shares of our common stock offered hereby will be duly authorized and, upon receipt by us of the full consideration therefore, will be validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our articles of incorporation regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized and declared by our board of directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
     Subject to the provisions of our articles of incorporation regarding the restrictions on ownership and transfer of stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of our stock, the holders of such shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a plurality of the outstanding shares of our common stock elect all of the directors then standing for election and the holders of the remaining shares are not able to elect any of our directors.
     Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, or redemption and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our articles of incorporation regarding the restrictions on ownership transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

     Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation’s articles of incorporation. Our articles of incorporation provide that any such action shall be effective and valid if taken or authorized by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
     Our articles of incorporation authorize our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.
Preferred Stock
     Our articles of incorporation authorize our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board is required by the MGCL and our articles of incorporation to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of the closing of the offering, no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock.
Power to Issue Additional Shares of Our Common Stock and Preferred Stock
     We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Transfer Restrictions
     Our articles of incorporation, subject to certain exceptions, contain certain restrictions on the number of shares of our stock that a person may own. Our articles of incorporation contain a stock ownership limit which will prohibit any person from acquiring or holding, directly or indirectly, shares of stock of more than 9.8% of the total value of any class or series of the outstanding shares of our common stock or more than 9.8% of any class or series of the outstanding shares of our preferred stock. Our board of directors, in its sole discretion, may exempt a person from the stock ownership limit. However, our board of directors may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the lesser of the number or value of the outstanding shares of our stock would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restriction will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.
     Our articles of incorporation further prohibit:
•	any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.
     Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.
     If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion):
•	to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust; and

•	to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.
     Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate any of the ownership limitations set forth in our articles of incorporation. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of:
•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our articles of incorporation, of such shares on the day of the event causing the shares to be held in the trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary.
     If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then:
•	such shares shall be deemed to have been sold on behalf of the trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.
     In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
•	the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

•	the market price on the date we, or our designee, accept such offer.
We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.
     All certificates representing shares of our common stock and preferred stock, if issued, will bear a legend referring to the restrictions described above.
     Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the related regulations) of all classes or series of our stock, including shares of our common stock, within 30 days after the end of each fiscal year, shall be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and our status under the DOL plan asset regulations and to ensure compliance with the stock ownership limits. In addition, each stockholder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our status as a REIT and our status under the DOL plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective.
     These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.
     Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.” In addition, if you ever propose to transfer shares to a California resident, you must comply with the suitability standards imposed by the State of California, which are having (1) a net worth (not including home, furnishings, and personal automobiles) of at least $65,000 and an annual gross income of at least $65,000, or (2) a net worth (not including home, furnishings, and personal automobiles of at least $225,000.

Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is                                         . Their mailing address is                                         . Their telephone number is                                         .
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR
ARTICLES OF INCORPORATION AND BYLAWS
     The following summary highlights selected material provisions of Maryland law and our articles of incorporation and bylaws and may not contain all of the information that is important to you. You should refer to Maryland law, including the MGCL, and to our articles of incorporation and our bylaws for a full description. Copies of our articles of incorporation and our bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can also obtain copies of our articles of incorporation and our bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information about Landwin REIT, Inc.”
Board of Directors
     At or before the first meeting of our board of directors, our articles of incorporation will be reviewed and ratified by a majority of our directors including the independent directors. Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than three nor more than 15. Any vacancy on our board may be filled only by a majority of the remaining directors, even if such a majority constitutes fewer than a quorum. Our articles of incorporation provide that a majority of our board of directors must be independent directors.
     Our directors are divided into five classes as follows: Class I – Paul Sigelman, Class II – Stuart Shapiro, Class III – Bruce Shapiro, Class IV – Sean Dennison and Class V- Martin Landis. Only one class of directors is re-elected each year. The Class I director will be up for re-election at our 2006 annual meeting, Class II director in 2007, Class III director in 2008, Class IV director in 2009 and Class V director in 2010.
     Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a plurality of the shares of our common stock will be able to elect all of the successors of the directors.
Removal of Directors
     Our articles of incorporation provide that a director may be removed only for cause (as defined in our articles of incorporation) and only by the affirmative vote of 66 2/3% of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision of our articles of incorporation will preclude stockholders from removing incumbent directors except upon the existence of cause for removal and an affirmative vote. Also, our election in our bylaws to be subject to certain provisions of Maryland law which vest in our board of directors the exclusive right to fill vacancies on our board will prevent stockholders, even if they are successful in removing incumbent directors, from filling the vacancies created by such removal with their own nominees.
Limitation of Liability and Indemnification
     The MGCL permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:
•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     Section 10.1 of our articles of incorporation contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.
     Our articles of incorporation and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was our director or officer, or while our director or officer is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, REIT, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our articles of incorporation and bylaws shall include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding.
     The MGCL requires a corporation (unless its articles of incorporation provides otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
     However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of
•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and

•	a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
Business Combinations
     Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any “interested stockholder” or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which a person or entity becomes an interested stockholder. An interested stockholder is any person or entity who beneficially owns 10% or more of the voting power of the corporation’s shares, or any affiliate of such a person or entity, or any person or entity that was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation at any time within the two-year period prior to the date in question, or any affiliate of such a person or entity. After the five-year period has elapsed, any such business combination must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL)

for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder.
Control Share Acquisitions
     The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share” acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more of all voting power.
     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
     The control share acquisition statute does not apply:
•	to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	to acquisitions approved or exempted by our articles of incorporation or bylaws of the corporation.
Amendment to our Articles of Incorporation
     Except as provided below, our articles of incorporation, including provisions regarding the removal of directors, may be amended only if approved by our stockholders by the affirmative vote of not fewer than 66 2/3% of all of the votes entitled to be cast on the matter.

Dissolution
     Our dissolution must be approved by our stockholders by the affirmative vote of not fewer than 66 2/3% of all of the votes entitled to be cast on the matter.
Meetings of Stockholders; Advance Notice of Director Nominations and New Business
     Annual Meetings. We will have an annual meeting of stockholders, at a location selected by our directors, for the purpose of electing directors and conducting other business that properly comes before the meeting. Our bylaws provide that with respect to an annual meeting of stockholders, director nominations and stockholder proposals may be made only:
•	pursuant to our notice of the meeting;

•	at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.
     For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in writing to our corporate secretary and any such proposal must otherwise be a proper matter for stockholder action.
     To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; except that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which we first make a public announcement of the date of such meeting.
     A stockholder’s notice must set forth:
•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act, including such person’s written consent to be named as a nominee and serving as a director if elected;
•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and of any such stockholder’s affiliates and of any person who is the beneficial owner, if any, of such stock; and

•	as to the stockholder giving notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the company’s stock ownership records, and the name and address of each beneficial owner of such stock, and the class and number of shares of stock of the company which are owned of record or beneficially by each such person.
     Special Meetings. Special meetings of our stockholders may be called only by our president, our chief executive officer or by our board of directors, unless otherwise required by law. Special meetings of our stockholders shall also be called by our secretary upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at such meeting. The date, time and place of any special meetings will be set by our board. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only:
•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Articles of Incorporation and Bylaws
     The business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our articles of incorporation on removal of directors and the advance notice provisions of our bylaws and certain other provisions of our articles of incorporation and bylaws and the MGCL could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.
OPERATING PARTNERSHIP AGREEMENT
General
     Landwin, L.P. was formed on October 25, 2005 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Landwin OP, will be deemed to be assets and income of the REIT.
     The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, Landwin OP is structured to make distributions with respect to limited partnership units which will be equivalent to the dividend distributions made with respect to our common stock. In addition, a limited partner in Landwin OP may later redeem his or her limited partnership units in Landwin OP and, if we consent, receive our shares in a taxable transaction.
     The partnership agreement for Landwin OP contains provisions which would allow under certain circumstances, other entities, including other Landwin programs, to merge into or cause the exchange or conversion of their interests for interests in Landwin OP. In the event of such a merger, exchange or conversion, Landwin OP would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in Landwin OP. Further, if Landwin OP needs additional financing for any reason, Landwin OP is permitted under the Partnership Agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
     We intend to hold substantially all of our assets through Landwin OP, and we intend to make future acquisitions of real estate and real estate related investments using the UPREIT structure. Our wholly-owned subsidiary, Landwin, LLC is the sole general partner of Landwin OP. We are a limited partner of Landwin OP. Landwin Advisors is currently the only other limited partner of Landwin OP. Our units and the units owned by Landwin

Advisors constitute 100% of the limited partnership units outstanding at this time. As the owner of the sole general partner of Landwin OP, we have the exclusive power to manage and conduct the business of Landwin OP.
     The following is a summary of the material provisions of the partnership agreement of Landwin OP. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.
Capital Contributions
     If Landwin OP issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in Landwin OP calculated based upon the amount of the capital contribution and the value of Landwin OP at the time of such contribution.
     As we accept subscriptions for shares, we will transfer the net proceeds of the offering to Landwin OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Landwin OP will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If Landwin OP requires additional funds at any time in excess of capital contributions made by us and Landwin Advisors or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Landwin OP on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause Landwin OP to borrow such funds.
Issuance of Additional Units
     As owner of the sole general partner of Landwin OP, we can, without the consent of the limited partners, cause Landwin OP to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units and/or limited partnership units.
     Further, Landwin LLC is authorized to cause Landwin OP to issue partnership interests for less than fair market value if it concludes in good faith that such issuance is in our best interest and the best interest of Landwin OP.
Operations
     The partnership agreement of Landwin OP provides that Landwin OP is to be operated in a manner that will enable us to:
•	satisfy the requirements for being classified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that Landwin OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Landwin OP being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations—Federal Income Tax Aspects of Landwin OP—Classification as a Partnership.”
     In addition to the administrative and operating costs and expenses incurred by Landwin OP in acquiring and operating real estate, Landwin OP will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of Landwin OP.
Distributions and Allocations
     The partnership agreement provides that Landwin OP will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as determined by the general partner. The partnership agreement also provides that Landwin OP may distribute net proceeds from sales to its partners in accordance with their percentage interests. However, after we have received distributions from Landwin OP equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 6.0% cumulative, non-compounded return on average invested capital, 15% of any remaining net proceeds from sales will be distributed to Landwin Advisors, and the other 85% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Landwin OP (all of which we intend to distribute to our stockholders as dividends) and by any amounts paid by us to redeem shares pursuant to our share redemption program.
     If our shares become listed on a national securities exchange or on the Nasdaq National Market, Landwin Advisors will no longer be entitled to participate in proceeds from sales as described above. However, if Landwin Advisors has not been terminated under the advisory agreement as of the date we become listed, Landwin Advisors will be entitled to receive a distribution from Landwin OP in an amount equal to 10% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) plus the cumulative distributions made to us by Landwin OP from our inception through the listing date exceeds (2) the sum of the invested capital plus an annual 6.0% cumulative, non-compounded return on average invested capital through the date of listing. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Landwin OP (all of which we intend to distribute to our stockholders as dividends) and by any amounts paid by us to redeem shares pursuant to our share redemption program. Upon payment of this distribution, all units in Landwin OP held by Landwin Advisors will be redeemed by Landwin OP for cash equal to the value of an equivalent number of our shares. For purposes of the distribution described in this paragraph, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange or are quoted on the Nasdaq National Market.
     Landwin Advisors will likewise no longer be entitled to participate in net sales proceeds as described above following the termination of the advisory agreement between us, Landwin OP and Landwin Advisors. Upon termination of the advisory agreement, Landwin Advisors will be entitled to receive all unpaid fees and expenses reimbursable under the advisory agreement. In addition, upon termination of the advisory agreement between us, Landwin OP and Landwin Advisors, other than a termination of the agreement for cause by us or Landwin OP, Landwin Advisors will be entitled to receive a cash distribution from Landwin OP in an amount equal to 10% of the amount, if any, by which (1) the appraised value of Landwin OP’s assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to the share redemption program) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 6.0% cumulative, non-compounded return on average invested capital through the termination date. Landwin Advisors shall not be entitled to receive this distribution if our shares have been listed on a national securities exchange or the Nasdaq National Market prior to the termination of the advisory agreement.
     All distributions shall be made such that a holder of one unit of limited partnership interest in Landwin OP (other than Landwin Advisors) will receive annual distributions from Landwin OP in an amount equal to the annual dividends paid to the holder of one of our shares. Moreover, we intend to distribute as dividends to our stockholders 100% of all distributions we receive from Landwin OP.
     Under the partnership agreement, Landwin OP may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.
     The partnership agreement of Landwin OP provides that net profits will be allocated to the partners in accordance with their percentage interests. However, to the extent that Landwin Advisors receives a distribution of proceeds from sales or a distribution upon the listing of our shares or upon a termination of the advisory agreement, capital gain and other income will be allocated to Landwin Advisors to match such distribution. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Landwin OP.
     Upon the liquidation of Landwin OP, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of Landwin OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.
Amendments
     In general, the general partner may amend the partnership agreement. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:
•	convert a limited partner’s interest in Landwin OP into a general partnership interest;

•	require the limited partners to make additional capital contributions to Landwin OP; or

•	adversely modify the limited liability of any limited partner.
     Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.
Redemption Rights
     The limited partners of Landwin OP, including Landwin Advisors (subject to specified limitations), have the right to cause Landwin OP to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of our shares or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares upon such exercise would:
•	adversely affect our ability to qualify as a REIT under the Code or subject us to any additional taxes under Section 857 or Section 4981 of the Code;

•	violate any provision of our articles of incorporation or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause Landwin OP to become a “publicly traded partnership” under the Code; or

•	cause Landwin OP to cease to be classified as a partnership for federal income tax purposes.
     Subject to the foregoing limitations as well as other limitation described in the Landwin OP partnership agreement, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.
     We do not expect to issue any of the shares of common stock offered hereby to limited partners of Landwin OP in exchange for their limited partnership units. Rather, in the event a limited partner of Landwin OP exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
     Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.
     The general partner will have the right to grant similar redemption rights to holders of other classes of units, if any, in Landwin OP, and to holders of equity interests in the entities that own our properties.
     Landwin Advisors may become entitled to certain distributions from Landwin OP if our shares become listed on a national securities exchange or the Nasdaq National Market or if the advisory agreement between us, Landwin OP and Landwin Advisors is terminated other than a termination by us or Landwin OP because of a material breach by Landwin Advisors. See “—Distributions and Allocations” above. Upon payment of either of these distributions, all units in Landwin OP held by Landwin Advisors will be redeemed by Landwin OP for cash equal to the value of an equivalent number of our shares.
Transferability of Interests
     Landwin, LLC may not voluntarily withdraw as the general partner of Landwin OP or transfer its general partnership interest in Landwin OP (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or Landwin Advisors approve the transaction by majority vote.
     With certain exceptions, the limited partners may not transfer their interests in Landwin OP, in whole or in part, without the written consent of the general partner. In addition, with certain exceptions, Landwin Advisors may not transfer its interest in Landwin OP or exercise its redemption rights as long as it is acting as our advisor.
Term
     Landwin OP will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:
•	the expiration of the term of Landwin OP;

•	determination of the general partner to dissolve Landwin OP;

•	the sale of all or substantially all of the assets of Landwin OP; or

•	the withdrawal of Landwin, LLC as general partner of Landwin OP, unless the remaining partners determine to continue the business of Landwin OP.
Tax Matters
     The general partner is the tax matters partner of Landwin OP and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of Landwin OP.
Indemnification
     The partnership agreement requires Landwin OP to indemnify us, and the general partner (and our directors, officers and employees), the limited partners and Landwin Advisors (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:
•	in the case of the general partner and the limited partners, fraud, willful misconduct or gross negligence;

•	in the case of our directors (other than our independent directors), officers and employees, Landwin Advisors and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.
     In addition, Landwin OP must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our articles of incorporation. Landwin OP may not indemnify us or advance expenses to us (or our directors, officers or employees) to the extent that we could not provide indemnity or advancement of expenses under our articles of incorporation. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”
PLAN OF DISTRIBUTION
General
     We are offering a minimum of 5,000,000 shares ($50,000,000) and a maximum of 25,000,000 shares ($250,000,000) at a purchase price of $10.00 per share to residents of the State of California. Included in the shares of common stock being offered, we have registered 5,000,000 shares ($50,000,000) available to stockholders purchasing shares in this offering who elect to participate in our reinvestment plan and who receive a copy of this prospectus or a separate prospectus for the reinvestment plan. Prior to the conclusion of this offering, if any of the 5,000,000 shares remain after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of those shares in this offering. Any participation in our reinvestment plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this prospectus or a separate prospectus. See “Summary of Reinvestment Plan.” Our board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.
     A minimum investment of 250 shares ($2,500) is required. Any investor who makes the required minimum investment may purchase additional shares in increments of one share.
Plan of Distribution
     Shares of common stock are being offered to the public by the issuer.
     Prior to a subscriber’s admission to our company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with Wells Fargo Bank. Stockholders are not entitled to interest earned on our funds or to receive interest on their invested capital. See “The Offering—Escrow Arrangements” below.
     We will pay a database fee to be shared among Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC and Muir, LLC for introducing us to prospective investors of $2,500,000 upon the initial closing of $50,000,000 in offering proceeds, and an additional $2,500,000 upon the acceptance by us of an additional $50,000,000 in offering proceeds. Neither Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC nor Muir, LLC, nor any of their respective managers, members or personnel will conduct any negotiations or have any dealings with respect to the sale of our shares. Jack R. Andrews & Associates, LLC is managed by Jack Andrews. Commercial Real Estate Properties, LLC is managed by Marshall Reddick. Muir, LLC is managed by Tom Casault. Jack R. Andrews & Associates, LLC, Commercial Real Estate Properties, LLC and Muir, LLC are members of our Advisor. We will pay a formation fee of $1,250,000 to each of Sylvia, Inc. and SmithDennison, LLC upon the initial closing of $50,000,000 in offering proceeds, and an additional $1,250,000 upon the acceptance by us of an additional $50,000,000 in offering proceeds. Sylvia, Inc. and SmithDennison, LLC are the managers of our Advisor.

Subscription Procedures
Procedures Applicable To All Subscriptions
     In order to purchase shares, the subscriber must complete and execute the subscription agreement. The subscription agreement contains certain representations and warranties, including that the subscriber:

(1)	has received the prospectus;

(2)	acknowledges that the subscriber may lose all of its investment, and is financially able to bear the risk of loss;

(3)	there is no liquidity for the shares being purchased, and the subscriber may have to hold its investment for an indefinite period of time, and the subscriber has the financial capability to hold the investment;

(4)	the subscriber has read the prospectus and acknowledges there are limitations on the ability to transfer the shares;

(5)	the subscriber has reviewed the tax disclosure and acknowledges the tax consequences of an investment in our shares;

(6)	the subscriber is purchasing shares for his or her own account; and

(7)	the subscriber meets applicable suitability standards.

     These representations are included in the subscription agreement to assist the persons selling our shares in making the determination that an investment in our shares is a suitable and appropriate investment, as required by the NASAA Guidelines. We would expect to assert these representations if a regulatory authority to which this offering is subject inquired regarding the process by which we determined the suitability of the investment for any particular investor.
     Any subscription for shares must be accompanied by cash or check payable to “Wells Fargo Bank, Escrow Agent” if the subscription is made prior to our having sold the minimum offering, or payable to Landwin REIT, Inc. if the subscription is made after the minimum number of shares has been sold, in the amount of $10.00 per share. See also “The Offering—Escrow Arrangements” below. Subscriptions will be effective only upon their acceptance by us, and we reserve the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as the investors are admitted as stockholders of our company. See “The Offering — Escrow Arrangements” below.
     Each subscription will be accepted or rejected by us within 14 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the subscription agreement is set forth as Appendix B to this prospectus. The subscription price of each share is payable in full upon execution of the subscription agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.
     Subscribers will generally be admitted as stockholders on the day of acceptance of their subscriptions.
Additional Subscription Procedures
     Investors who have questions or who wish to place orders for shares by telephone or to participate in the reinvestment plan should contact us.

Escrow Arrangements
     The escrow agreement between us and the escrow agent provides that escrowed funds will be invested by the bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, or in short-term securities directly or indirectly issued or guaranteed by the United States government. After the minimum offering has been sold, such subscription funds will be released to us upon request following the admission of a stockholder to our company.
     The interest, if any, earned on subscription proceeds will be payable to subscribers only if the minimum number of shares are not sold in the offering and the offering is terminated. Otherwise, any interest earned will become property of the company.
Determination of the Offering Price
     The offering price per share was determined by us in our sole discretion based upon the price which we believe investors would pay for the shares, the fees to be paid to our Advisor and the affiliates of the managers or member of our Advisor, as well as estimated fees to third parties, the expenses of this offering and the funds we believed should be available to invest in real estate and real estate related investments. There is no public market for the shares on which to base market value. In addition, we did not take into account the value of the underlying assets in determining the price per share.
LEGAL MATTERS
     The validity of the shares of our common stock to be sold in this offering and the description of U.S. federal income tax consequences will be passed upon for us by Locke Liddell & Sapp LLP, Dallas Texas.
EXPERTS
     The financial statements as of October 19, 2005 included in this prospectus have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
SUPPLEMENTAL SALES MATERIALS
     In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
     The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.
WHERE YOU CAN FIND MORE INFORMATION ABOUT
LANDWIN REIT, INC.
     We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC’s website at www.sec.gov.
     As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.
DEFINITIONS
          “Affiliate” means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.
          “Average Invested Assets” are for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during any given period.
          “Competitive Real Estate Commission” means a real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.
          “Independent expert” means a person with no material current or prior business or personal relationship with the Advisor or affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.
          “NASAA Guidelines” means the guidelines promulgated by the North American Securities Administrators Association, Inc.
          “Net income” means our taxable income, including net capital gains, but excluding net capital losses, and before deducting the incentive compensation fee, any net operating loss deductions arising from losses in prior periods and any items the Internal Revenue Code permits to be deducted when calculating taxable income for a REIT.
          “Operating expenses” includes all costs and expenses incurred by the Company, except those borne by the Advisor, including, but not necessarily limited to, (i) issuance and transaction costs associated with the acquisition, disposition and financing of investments; (ii) legal, independent accounting and auditing fees and expenses; (iii) the compensation and expenses of our independent directors; (iv) the costs of printing and mailing proxies and reports to stockholders; (v) costs incurred by employees of our Advisor for travel on behalf of us; (vi) costs associated with any computer software or hardware that is used solely for us; (vii) costs to obtain liability insurance to indemnify our directors and officers, our Advisor and its employees and directors; (viii) the compensation and expenses of our custodian and transfer agent; (ix) all expenses incurred in connection with due diligence; (x) the accumulation of mortgage loans; (xi) the raising of capital and incurrence of debt; (xii) the acquisition of assets; (xiii) interest expenses; (xiv) taxes and license fees; (xv) non-cash costs; (xvi) litigation; (xvii) the base and incentive management fee; and (xviii) extraordinary or non-recurring expenses.
          “Ownership Limit” means, with respect to shares of common stock and preferred stock, the percent limitation placed on the ownership of common stock and preferred stock by any one Person (as defined in our Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding common and preferred stock.
          “Plan” means ERISA plans, IRAs, or certain other plans.
          “Preferred stock” means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.
          “Qualified plans” means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

INDEX TO FINANCIAL STATEMENTS
Landwin REIT, Inc.
Financial Statement
October 19, 2005
C O N T E N T S

Report of Independent Registered Public Accounting Firm
To the Board of Directors and
Stockholder of Landwin REIT, Inc.
We have audited the accompanying balance sheet of Landwin REIT, Inc., as of October 19, 2005 (date of inception). This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Landwin REIT, Inc., as of October 19, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Pohl, McNabola, Berg & Company
Pohl, McNabola, Berg & Company, LLP
San Francisco, CA
December 19, 2005

Landwin REIT, Inc.
Balance Sheet
As of October 19, 2005

Assets

Cash and cash equivalents	$200,000

Total Assets	$200,000

Liabilities and Stockholders’ Equity

Common stock, $0.01 par value; 25,000,000 shares authorized; 20,000 shares issued and outstanding	200
Additional paid-in capital	$199,800

Total Liabilities and Stockholders’ Equity	$200,000

The accompanying notes are an integral part of this balance sheet.

Landwin REIT, Inc.
Notes to Financial Statement
October 19, 2005
1. Nature of Operations
Landwin REIT, Inc. (the “Company”) a Maryland corporation, was formed on October 19, 2005 (date of inception) to be a blind pool Real Estate Investment Trust (REIT). The Company intends to acquire and manage a diverse range of real estate investments, both commercial and residential. The Company was originally named Landwin Diversified REIT, Inc. but executed a name change to Landwin REIT, Inc., effective October 20, 2005.
In addition, on October 25, 2005 the Company formed Landwin LLC and Landwin LP. Landwin LLC is a wholly-owned subsidiary of the company and is the sole general partner of Landwin LP. It is intended that the Company will operate under the UPREIT model, whereby Landwin LP will hold substantially all of the assets and conduct all of the operations.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all short-term financial instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents on hand as of October 19, 2005.
Concentration of Cash
The Company held a cash balance in excess of the federally insured limit of $100,000 per institution. The uninsured balance as of October 19, 2005, was $100,000.
Income Taxes
The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable period ending December 31, 2006. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions.

3. Equity Transactions
Sale of Common Stock
On October 19, 2005, the Company sold 20,000 shares of its common stock at $10 per share.
4. Related Parties
Two officers, who are also directors of the Company, are officers of the two managers of Landwin Advisors, LLC, the Company’s Advisor.
5. Economic Dependency
The Company will be dependent on the Advisor or its affiliates for certain services that are essential to the Company, including asset acquisition and disposition decisions, and other general and administrative responsibilities. In the event that the Advisor is unable to provide such services, the Company would be required to find alternative service providers.
6. Commitments and Contingencies
The Company is not subject to any material litigation nor, to management’s knowledge, is any material litigation currently threatened against the Company.
7. Subsequent Event
On November 7, 2005, the Company filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-11, to register for sale a minimum of 5 million shares and a maximum of 25 million shares of its common stock. The SEC is currently reviewing the Registration Statement filing.

APPENDIX A
FORM OF REINVESTMENT PLAN
     Landwin REIT, Inc., a Maryland corporation (the “Company”), adopted a Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.
     1. Reinvestment of Distributions.                                         , the agent (the “Reinvestment Agent”), for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant, which are subject to the Reinvestment Plan including all Shares acquired by the Reinvestment Agent through the application of such distributions pursuant to the terms of the Reinvestment Plan (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions as follows:
          (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share.
          (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the “SEC”) for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by a review of the outstanding mortgage loans and other permitted investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and other permitted investment. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to listing of the Shares on a national exchange or over-the-counter market (“Listing”) will be determined by Landwin Advisors (the “Advisor”) in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing assets similar to the Company’s assets; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by other lenders, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company’s internal accountants will then convert the most recent quarterly balance sheet of the Company from a “GAAP” balance sheet to a “fair market value” balance sheet. Based on the “fair market value” balance sheet, the internal accountants will then assume a sale of the Company’s assets and the liquidation of the Company in accordance with its constituent documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon Listing, the current reinvestment agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the current reinvestment agent. In the event that, after Listing occurs, the current reinvestment agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.
          (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such purchase is made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records
APPENDIX A-1

maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.
          (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the end of each quarter to the extent Shares are available.
          (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.
          (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.
          (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent, which request will be forwarded to the Company. A written confirmation of share investment may be requested from the Reinvestment Agent at any time. Participants in the Reinvestment Plan will receive statements of account in accordance with Section 7 hereof.
     2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company’s registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the end of the fiscal quarter during which such Participant’s notice was received, provided it is received more than ten days prior to the last day of such fiscal quarter. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder’s election becomes effective and to all fiscal quarters thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Section 11 hereof will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.
     3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.
     4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.
     5. Absence of Liability. None of the Company, the Advisor or the Reinvestment Agent shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. None of the Company, the Advisor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such
APPENDIX A-2

notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, the Company, the Advisor and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.
     6. Suitability.
          (a) Within 60 days prior to the end of each fiscal year, the Company will mail to each Participant a participation agreement (the “Participation Agreement”), in which the Participant will be required to represent that there has been no material change in the Participant’s financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.
          (b) Each Participant will be required to return the executed Participation Agreement to the Company within 30 days after receipt. In the event that a Participant fails to respond to the Company or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant’s Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until the Company receives an executed Participation Agreement from the Participant.
          (c) If a Participant fails to return the executed Participation Agreement to the Company prior to the end of the second fiscal quarter for any year of the Participant’s participation in the Reinvestment Plan, the Participant’s participation in the Reinvestment Plan shall be terminated in accordance with Section 11 hereof.
          (d) Each Participant shall notify the Company in the event that, at any time there is any material inaccuracy of any during his participation in the Reinvestment Plan, change in the participant’s financial condition or representation under the Subscription Agreement.
          (e) For purposes of this Section 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s Prospectus.
     7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Section 6(d) hereof, he is required to notify the Company in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.
     8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan.
     9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.
     10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.
APPENDIX A-3

     11. Termination.
          (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. Effective for any Distribution, such notice must be received by Company at least ten business days prior to the last day of the month or quarter to which such Distribution relates.
          (b) The Company or the Reinvestment Agent may terminate a participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.
          (c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Section 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s full Shares and the value of any fractional Shares standing to the credit of a Participant’s account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.
     12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to the Company, or to                                                             , if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.
     13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, without limitation, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.
     14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.
APPENDIX A-4

APPENDIX B
SUBSCRIPTION AGREEMENT
TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (“IRS”) that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.
THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE THE WAIVER OF ANY RIGHTS THE SUBSCRIBER MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus for Landwin REIT, Inc. dated , 2005 (the “Prospectus”).

	Initials	Initials

(b) I acknowledge that I may lose all of my investment and I am financially able to bear the risk of complete loss of my investment.

	Initials	Initials

(c) I acknowledge that there is no liquidity of the shares I am purchasing hereunder and I may have to hold my investment for an indefinite period of time. I have the financial capability to allow me to hold my investment until a liquidity event occurs, if ever.

	Initials	Initials

(d) I have read the Prospectus and acknowledge that there are substantial limitations on my ability to transfer my shares in Landwin REIT, Inc.

	Initials	Initials

(e) I have reviewed the tax disclosure contained in the Prospectus and acknowledge the tax consequences of my investment.

	Initials	Initials

(f) I am purchasing common shares in Landwin REIT, Inc. for my own account.

	Initials	Initials

(g) I have (i) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000, or (ii) a net worth (as previously described) of at least $65,000 and an annual gross income of at least $65,000.

	Initials	Initials

(h) I am a resident of the State of California.

	Initials	Initials

Client Profile (please use combined figures for joint account)	Tax Bracket	Investment Objectives	Risk Tolerance

$ Annual Income	☐ 0-15%	☐ Growth (Quality	☐ Conservative
$ Dividends & Interest	☐ 16-28%	Emphasis)	Income
$ Cash in Bank	☐ 29-33%	☐ Income (Quality	☐ Conservative
$ Real Estate (Net)	☐ Higher	Emphasis)	Growth
$ Other		☐ Growth & Income	☐ Moderate Risk
$ Total Net Worth		(Quality Emphasis)	☐ Aggressive Risk
APPENDIX B-1

$ Portfolio Value/Liquid Net	☐ Growth (Return
Worth	Emphasis)
☐ Income (Return
Emphasis)
☐ Growth & Income
(Return Emphasis)
☐ Speculation
☐ High Income
DEFINITIONS:
Growth (Quality Emphasis): Seeks capital appreciation, at nor near market levels, primarily through equity oriented and other investments of average or better quality; Income (Quality Emphasis): Seeks income at or near current market levels, primarily though fixed income and other investments of average or better quality; Growth and Income (Quality Emphasis): Seeks a combination of income and capital appreciation at or near current market levels, primarily through a broad range of investments of average or better quality; Growth (Return Emphasis): Seeks capital appreciation at or above market levels primarily through equity oriented and other investors that may involve an above average degree risk; Income (Return Emphasis): Seeks income at or above current market levels through broad range of investments and strategies that may involve an above average degree of risk; Growth and Income (Return Emphasis): Seeks a combination of income and capital appreciation at or above current market levels through broad range of investments and strategies that may involve an above average level of risk; Speculation: Seeks to maximize total return through broad range of investments and strategies which may involve a high level of activity; High Income: Seeks to maximize income through a concentration in non-rated or below investment grade fixed income securities that may involve a high degree of risk.

Signature of Investor Date Signature of Joint Investor or, for Date
Qualified Plans, of Trustee/Custodian
APPENDIX B-2

Financial Representative Signatures
The Broker’s Financial Representative must sign below to complete the order. Financial Representative hereby warrants that he is duly licensed and may lawfully sell shares of Common Stock in the state designated as the investor’s legal residence.
The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
I understand this subscription agreement is for Landwin REIT, Inc.

Signature of Financial Representative	Date	Branch Manager Signature	Date
(If required by Broker/Dealer)
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.
RETURN TO: Landwin REIT, Inc., 17200 Ventura Boulevard, Suite 206, Encino, California 91316
OVERNIGHT DELIVERY: Landwin REIT, Inc., 17200 Ventura Boulevard, Suite 206, Encino, California 91316
LANDWIN REIT, INC.: tel (818) 783-4343 fax (818) 783-5051
*****FOR OFFICE USE ONLY*****

Check #:	Complied By:	W/S:

Batch #:	Input By:	Region:

Subscription #:	Proofed By:	Territory:

BD Account #:	PAFS Account#:	Other:

APPENDIX B-3

Subscription Agreement
LANDWIN REIT, INC.
MAKE INVESTMENT CHECK PAYABLE TO: “Wells Fargo Bank, Escrow Agent for Landwin REIT, Inc.” if the subscription is made prior to our having sold the minimum offering, or payable to Landwin REIT, Inc. if the subscription is made after the minimum number of shares has been sold Landwin REIT, Inc.
This subscription is for the purchase of shares of Common Stock (the “Common Stock”) $10 per share. The minimum initial subscription is 250 shares ($2,500) (except in states with higher minimum purchase requirements).
SUBSCRIPTION INFORMATION: On the following pages, please fill out all applicable information.

*****FOR OFFICE USE ONLY*****
Fund Number
Date Received
Deposit Date

APPENDIX B-4

Subscription Information

Amount of Subscription: $	Initial Investment -or-	Additional Investment
in this offering

Number of Shares:	shares are being purchased through a
Registered Investment Advisor or net of commission
State of Sale:
Dividend frequency (circle one):

Solicited	Unsolicited
Monthly Quarterly
Investor Information

Investor 1 Name

Investor 2 Name

Address Line 1

Address Line 2

City, State, Zip Code

Phone 1 (daytime)	Phone 2 (evening)

Fax Number:	Email:

                    US Citizen                     US Citizen residing outside the US
                    Check here if you are subject to backup withholding
                    Foreign Citizen, country
Investment Type (check one)

Individual	IRA

Joint Tenants	SEP IRA

Community Property	ROTH IRA

Tenants-In-Common	Keogh (H.R. 10)

Married Person, Separate Property	Pension Plan

Custodian for ( UGMA UTMA)	Profit Sharing Plan
(State of UGMA or UTMA:                                        )
                    Corporation or Partnership (Please attach agreement/corporate resolution)
                    Non-Profit Organization (Please attach agreement/corporate resolution)
                    Trust (                     Taxable                     Tax-Exempt) (Please attach pages of trust which list name of trust, trustees, signatures and date)
                    Charitable Remainder Trust (Please attach pages of trust which list name of trust, trustees, signatures and date)
                    Other (specify):

Investment Title
Please print names in which shares of Common Stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and taxpayer ID numbers.

Title Line 1

Title Line 2

Tax Identification Number:                                                              Secondary Tax Identification Number:
Beneficiaries — Transfer Upon Death
The depositor hereby designates the beneficiary(ies) to receive distributions as follows. (All beneficiaries must be legal entities or people.) Beneficiaries will receive equal percentages, unless otherwise noted.

Beneficiary	spouse ☐ Yes ☐ No

Beneficiary	spouse ☐ Yes ☐ No

Beneficiary	spouse ☐ Yes ☐ No

Qualified Plans Only — Trustee (Custodian) Information

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City, State, Zip Code

Trustee Telephone #

Trustee Tax Identification Number

Investor’s Account Number with Trustee

Broker-Dealer and Registered Representative Information

Broker Dealer Name	Representative Name

Broker Dealer Address	Advisor Number

Representative’s Address

City, State, Zip

Rep’s City, State, Zip

Phone	Rep’s Phone

Rep’s email

APPENDIX B-6

___Telephonic Subscription (please refer to the Prospectus for details)
___REGISTERED INVESTMENT ADVISOR (RIA): All sales of shares of Common Stock must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its Capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.
Distribution Information (Choose one of the following options):
___I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.
___Send distributions via check to investor’s home address (not available for qualified plans)
___Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval):

NAME

ADDRESS

ACCOUNT NUMBER

CITY, STATE, ZIP

___Direct Deposit I authorize Landwin REIT, Inc. or its agent (collectively, “REIT”) to deposit my distributions to the checking or savings account identified below. This authority will remain in force until I notify REIT in writing to cancel it. In the event that REIT deposits funds erroneously into my account, REIT is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name

ABA/Routing Number	(for Direct Deposit, please enclose

a voided check)
Account Number

APPENDIX B-7

APPENDIX C
PRIOR PERFORMANCE TABLES
     The following prior performance tables provide information relating to the real estate investment programs sponsored by Sylvia, Inc., Landis, LLC and Martin Landis, collectively referred to herein as “Landwin real estate programs” are entities managed which have investment objectives similar to ours. The properties were owned by various limited liability companies as noted in the footnotes to Table III. This offering is the second public offering managed by Martin Landis, and the first public offering by us. All of the prior Landwin real estate programs have had similar objectives to those of Landwin REIT, Inc. Our other sponsor, SmithDennison Capital, LLC has not sponsored any prior real estate programs.
     This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus, which includes a description of each of prior programs entered into by entities managed by Martin Landis included in the tables below. These tables provide information on the performance of a number of private programs. All of the following prior performance tables are unaudited. In order to respect the privacy of the investors in these programs and to comply with confidentiality arrangements we have with certain investors, we have labeled these programs and their related real estate assets generically.
     THE INCLUSION OF THE TABLES DOES NOT IMPLY THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLES OR THAT INVESTORS IN OUR SHARES WILL EXPERIENCE RETURNS COMPARABLE TO THE RETURNS EXPERIENCED IN THE PROGRAMS REFERRED TO IN THE TABLES. IF YOU PURCHASE OUR SHARES, YOU WILL NOT ACQUIRE ANY OWNERSHIP IN ANY OF THE PROGRAMS TO WHICH THE TABLES RELATE.
     The following tables are included herein:

TABLE I	Experience in Raising and Investing Funds

TABLE II	Compensation to Sponsor

TABLE III	Operating Results of Prior Programs

TABLE IV	Results of Completed Programs

TABLE V	Sales or Disposals of Properties
     Additional information relating to the acquisition of properties through prior Landwin real estate programs is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part, which we have filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request.
     Our determination as to which of the prior Landwin real estate programs have investment objectives similar to ours was based primarily on the investment objectives of preservation and return of capital contribution, payment of regular cash dividends and realization of growth in the value of assets. We consider that all of the prior programs of various affiliates of Sylvia, Inc., and Martin Landis, collectively referred to herein as “Landwin real estate programs” have investment objectives similar to ours.

APPENDIX C-1

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS) (1)
     Table I provides a summary of the experience of the prior Landwin real estate programs in raising and investing funds in programs for which the offerings have closed since December 31, 2001. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. Information is provided as of September 30, 2005.

			Lincoln View			Lincoln View
	Ocotillo (3)	Plantation (4)	Plaza 2 (5)	Tempe Square (6)	Pierside (7)	Plaza 3
Dollar amount offered (2)	7,900,000.00	10,750,000.00	7,373,000.00	9,998,325.00	21,000,000.00	9,850,000.00
Dollar amount raised from Investors	38.0%	28.7%	28.5%	31.0%	18.2%	56.2%
Dollar amount raised from Sponsor & Affiliates	—	2.5%	0.7%	0.3%	6.4%	3.6%
Dollar amount raised (100 percent)	38%	31%	30%	31%	25%	60%
Less offering expenses:
Selling commissions and discounts retained by affiliates	0.6%	—	—	—	—	3.7%
Organizational expenses	—	—	—	—	—	—
Other	—	—	—	—	—	—
Reserves	1.8%	0.3%	2.3%	7.3%	—	1.1%
Percent available for investment	94%	99%	92%	77%	100%	98%
Acquisition Costs:
Prepaid items and fees related to purchase of property	—	—	—	—	—	—
Cash down payment	31.6%	28.1%	21.0%	18.6%	24.6%	50.4%
Acquisition fees	4.6%	0.1%	0.1%	10.8%	1.1%	4.2%
Other — Loan fees	0.6%	0.3%	—	0.9%	0.8%	0.7%
Total acquisition costs (purchase price and closing cost)	105.1%	100.4%	97.7%	111.8%	101.9%	104.9%
Percent leverage (mortgage financing divided by total acquisition cost)	71%	71%	72%	77%	78%	47%
Date offering began	5/2002	12/1997	7/1998	12/1997	12/1998	9/2003
Length of offering (in months)	3	1	1	1	1	6
Months to invest 90 percent of amount available for investment (measured from beginning of offering)	3	1	1	1	1	6

(1)	Percentage amounts for “Dollar amount raised from Investors” represent percentages of dollar amount offered; all other percentage amounts except “percent leverage” represent percentages of the “Dollar Amount Raised” for each program.

(2)	Represents purchase price.

APPENDIX C-2

(3)	Ocotillo/Parkway Plaza (51.95%): On 6/18/04, Ocotillo was sold and certain cash proceeds were used to assist in the purchase of a 51.95% interest in Parkway Plaza in a tax deferred (Section 1031) exchange. Cash proceeds of $4,222,715 generated from the sale of Ocotillo were used as part of the acquisition of the 51.95% interest in Parkway Plaza.

(4)	Plantation/Tempe Square 2: On 3/23/04, Plantation was sold and certain cash proceeds were used to assist in the purchase of Tempe Square 2 in a tax deferred (Section 1031) exchange. Cash proceeds of $4,062,514 generated from the sale were used as part of the acquisition of Tempe Square 2.

(5)	Lincoln View Plaza 2/Parkway Plaza (48.05%): On 3/30/04, Lincoln View Plaza 2 was sold and certain cash proceeds were used to assist in the purchase of a 48.05% interest in Parkway Plaza in a tax deferred (Section 1031) exchange. Cash proceeds of $3,905,707 generated from the sale were used as part of the acquisition of the 48.05% interest in Parkway Plaza.

(6)	Tempe Square/Verizon: On 9/15/04, Tempe Square was sold and certain cash proceeds were used to assist in the purchase of Verizon in a tax deferred (Section 1031) exchange. Cash proceeds of $6,232,004 generated from the sale were used as part of the acquisition of Verizon.

(7)	Pierside/Randolph Plaza and Kyrene: On 10/16/02, Pierside was sold and certain cash proceeds were used to assist in the purchase of Randolph Plaza and Kyrene in a tax deferred (Section 1031) exchange. Cash proceeds of $8,716,938 generated from the sale were used as part of the acquisition of Randolph Plaza and Kyrene.

APPENDIX C-3

TABLE II
COMPENSATION TO SPONSOR
     Table II summarizes the amount and type of compensation paid to Sylvia, Inc., Martin Landis and the affiliates of the Company during the three years ended December 31, 2004 and the nine months ended September 30, 2005 in connection with prior programs, the offerings of which have closed since December 31, 2001.

			Lincoln View	Tempe		Lincoln View
Type of Compensation	Ocotillo	Plantation	Plaza 2	Square	Pierside	Plaza 3
Date offering commenced	5/10/2002	12/15/1999	7/1/1999	7/1/1997	12/31/1998	3/30/2004
Dollar amount raised	3,000,085.00	3,351,786.00	2,154,281.00	3,122,000.00	5,159,418.00	5,887,106.00
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—
Acquisition fees	45,500.00	—	—	—	—	—
—real estate commissions	—	—	—	—	—	—
—advisory fees	—	—	—	—	—	—
—other	—	—	—	—	—	—
Other	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor:	93,826.00	477,679.00	369,225.00	1,473,034.00	376,085.00	(325,645.00)
Amount paid to sponsor from operations:
Property management fees	79,047.00	239,170.00	134,333.00	151,239.00	127,800.00	—
Partnership management fees	—	—	—	—	—	—
Reimbursements	—	1,097.00	—	—	—	—
Leasing commissions	—	—	39,065.00	9,215.00	—	25,585.00
Other	—	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	775,670.00	1,224,106.00	1,037,459.00	692,722.00	1,921,031.00	—
—notes	—	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing:				—	—	—
Real estate commissions	110,000.00	610,000.00	246,250.00	—	—	—
Incentive fees	304,768.00	—	—	—	—	—
Other	—	—	—	—	—	—

APPENDIX C-4

Kyrene/
Type of Compensation	Randolph	Verizon		Parkway Plaza (1)	Parkway Plaza (2)	Tempe Square 2
Date offering commenced	10/16/2002 (3)	9/15/2004	(4)	6/18/2004	3/29/2004	3/23/2004
Dollar amount raised	8,716,938.00	6,232,004.00		4,222,715.00	3,905,707.00	6,372,615.00
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—		—	—	—
Acquisition fees	—	—		—	—	—
—real estate commissions	—	—		—	—	—
—advisory fees	—	—		—	—	—
—other	—	—		—	—	—
Other	—	—		—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor:	2,367,499.00	225,031.00		249,105.00	231,061.00	288,406.00
Amount paid to sponsor from operations:
Property management fees	76,629.00	12,500.00		27,411.00	25,353.00	59,792.00
Partnership management fees	—	—		—	—	—
Reimbursements	—	—		—	—	—
Leasing commissions	—	—		—	—	—
Other	—	—		—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	—	—		—	—	—
—notes	—	—		—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—		—	—	—
Incentive fees	—	—		—	—	—
Other	—	—		—	—	—

(1)	Represents a 51.95% interest in Parkway Plaza owned by Landwin Ocotillo Marketplace, LLC.

(2)	Represents a 48.05% interest in Parkway Plaza owned by Evergreen Valley Plaza, LLC.

(3)	Please see note 7 to Table 1.

(4)	Please see note 6 to Table 1.

APPENDIX C-5

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
     Table III summarizes the operating results of the prior Landwin real estate programs of which have closed since December 31, 1999. All figures are as of December 31 of the year indicated except as noted otherwise.

	Ocotillo (1)			Parkway Plaza (1)	Parkway Plaza (4)
	2002	2003	2004	2004	2005
Gross Revenues	554,760.00	903,560.00	486,326.00	223,757.00	680,680.00
Profit on sale of properties	—	—	2,380,126.00	—	—
Less: Operating expenses	269,080.00	273,579.00	147,784.00	138,824.00	465,717.00
Interest expense	249,985.00	442,214.00	298,874.00	68,064.00	—
Depreciation	121,730.00	301,433.00	96,087.00	46,628.00	119,715.00
Net Income — GAAP Basis	(86,035.00)	(113,666.00)	2,323,707.00	(29,759.00)	95,248.00
Taxable Income	(86,035.00)	(113,666.00)	304,483.00	(29,759.00)	95,248.00
—from operations	(86,035.00)	(113,666.00)	(56,419.00)	(29,759.00)	95,248.00
—from gain on sale	—	—	360,902.00	—	—
Cash generated from operations(2) (3)	487,503.00	72,831.00	(58,052.00)	80,842	140,852.00
Cash generated from sales	—	—	360,902.00	—	—
Cash generated from operations and sales	487,503.00	72,831.00	302,850.00	80,842.00	140,852.00
Less: Cash distributions to investors	135,004.00	270,008.00	135,004.00	47,048.00	211,122.00
—from operating cash flow	—	72,831.00	—	—	140,852.00
—from sales and refinancing	—	—	135,004.00	—	—
—from reserves	135,004.00	197,177.00	—	47,048.00	70,270.00
Cash generated (deficiency) after cash distributions	352,499.00	(197,177.00)	167,846.00	33,794.00	(70,270.00)
Less: Special items (not including sales and refinancing)	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	352,499.00	(197,177.00)	167,846.00	33,794.00	(70,270.00)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)	(28.68)	(37.89)	101.49	(7.05)	22.55
—from operations	(28.68)	(37.89)	(18.81)	(7.05)	22.55
—from recapture	—	—	—	—	—
Capital gain (loss)	—	—	120.30	—	—

APPENDIX C-6

	Ocotillo (1)			Parkway Plaza (1)	Parkway Plaza (4)
	2002	2003	2004	2004	2005
Cash Distributions to Investors Source (on a GAAP basis)	45.00	90.00	45.00	11.14	49.99
—Investment income	—	24.28	45.00	—	—
—Return of capital	45.00	65.73	0	11.14	—
Source (on cash basis)
—Sales	—	—	45.00	—	—
—Refinancing	—	—	—	—	—
—Operations	—	24.28	—	—	33.35
—Reserves	45.00	65.73	0	11.14	16.64
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)			0%		100%

(1)	Property owned by Landwin Ocotillo Marketplace, LLC.

(2)	Includes interest income of $3,974, $3,128 and $8,411 for the years 2002, 2003 and 2004, respectively, for Ocotillo, and $803 and

$2,439 for the years 2004 and 2005 for Parkway Plaza.

(3)	Includes capital contributions of $3,000,085 and purchase of property in 2002.

(4)	Information provided through September 30, 2005.

APPENDIX C-7

	Plantation (1) III-B					Tempe Square 2 (1)(4)
	2000	2001	2002	2003	2004	2004	2005
Gross Revenues	1,172,265.00	1,303,849.00	1,341,041.00	1,154,123.00	431,921.00	472,769.00	1,104,719.00
Profit on sale of properties	—	—	—	—	6,032,439.00	—	—
Less: Operating expenses	343,415.00	368,371.00	457,062.00	472,747.00	400,999.00	90,541.00	430,252.00
Interest expense	618,773.00	667,409.00	664,841.00	657,445.00	195,605.00	122,845.00	433,886.00
Depreciation	145,458.00	145,703.00	145,453.00	145,302.00	30,639.00	115,462.00	148,595.00
Net Income — GAAP Basis	64,619.00	122,366.00	73,685.00	(121,371.00)	5,837,117.00	143,921.00	91,986.00
Taxable Income	64,619.00	122,366.00	74,413.00	(120,284.00)	418,784.00	143,921.00	91,986.00
—from operations	—	—	—	—	(195,322.00)	143,921.00	91,986.00
—from gain on sale	—	—	—	—	614,106.00
Cash generated from operations(2) (3)	258,273.00	216,253.00	403,379.00	(88,219.00)	1,306,588.00	229,468.00	1,146.00
Cash generated from sales	—	—	—	—	614,106.00	—	—
Cash generated from operations, sales and refinancing	258,273.00	216,253.00	403,379.00	(88,219.00)	1,920,694.00	229,468.00	1,146.00
Less: Cash distributions to investors	326,420.00	255,569.00	139,810.00	152,326.00	647,147.00	99,168.00	446,256.00
—from operating cash flow	158,273.00	216,253.00	139,810.00	—	—	99,168.00	1,146.00
—from sales and refinancing	—	—	—	—	614,106.00	—	—
—from reserves	168,147.00	39,316.00	—	152,326.00	33,041.00	—	445,110.00
Cash generated (deficiency) after cash distributions	(68,147.00)	(39,316.00)	263,569.00	(240,545.00)	1,273,547.00	130,300.00	(445,110.00)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	(68,147.00)	(39,316.00)	263,569.00	(240,545.00)	1,273,547.00	130,300.00	(445,110.00)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)	19.28	36.52	22.21	(35.89)	124.97	22.58	14.43
—from operations	19.28	36.52	22.21	(35.89)	(58.29)	22.58	14.43
—from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	183.26	—	—
Cash Distributions to Investors Source (on a GAAP) basis)	97.41	76.27	41.72	45.46	193.12	15.56	70.02
—Investment income	47.23	64.53	41.72	—	183.26	15.56	—
—Return of capital	50.18	11.73	—	45.46	9.86	—	—

APPENDIX C-8

	Plantation (1) III-B					Tempe Square 2 (1)(4)
	2000	2001	2002	2003	2004	2004	2005
Source (on cash basis)
—Sales	—	—	—	—	183.26	—	—
—Refinancing	—	—	—	—	—	—	—
—Operations	47.23	64.53	41.72	—	—	15.56	0.18
—Reserves	50.18	11.73	—	45.46	9.86	—	69.84
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)					0%		100.00%

(1)	Properties owned by Watavision, LLC.

(2)
Includes interest income of $2,717, $425, $594 and $1,112 for the years 2000, 2001, 2002, and 2004, respectively, for Plantation, and $20,736 and $13,049 for the years 2004 and 2005 for Tempe Square 2.

(3)	Includes additional amounts of capital raised of $100,000, $245,384, $25,000, and $1,488,478 for the years 2000, 2002, 2003 and 2004, respectively, for Plantation.

(4)	Information provided through September 30, 2005.

APPENDIX C-9

	Tempe Square					Verizon (2)
	2000	2001	2002	2003	2004	2005
Gross Revenues	1,471,386.00	1,552,669.00	1,483,812.00	1,545,506.00	1,234,824.00	1,062,867.00 (3)
Profit on sale of properties	—	—	—	—	4,321,640.00	—
Less: Operating expenses	386,786.00	391,858.00	415,577.00	414,804.00	463,680.00	92,720.00
Interest expense	616,158.00	608,006.00	601,023.00	593,512.00	464,292.00	436,392.00
Depreciation	230,502.00	230,898.00	232,344.00	232,923.00	166,000.00	182,793.00
Net Income — GAAP Basis	237,940.00	321,907.00	234,868.00	304,267.00	4,462,492.00	350,962.00
Taxable Income	237,940.00	321,907.00	234,868.00	304,600.00	833,574.00	350,962.00
—from operations	237,940.00	321,907.00	234,868.00	304,600.00	140,852.00	250,962.00
—from gain on sale	—	—	—	—	692,722.00	100,000.00
Cash generated from operations(1)	355,387.00	311,718.00	399,462.00	355,300.00	(109,487.00)	200,031.00
Cash generated from sales	—	—	—	—	692,722.00	100,000.00
Cash generated from operations and sales	355,387.00	311,718.00	399,462.00	355,300.00	583,235.00	300,031.00
Less: Cash distributions to investors	339,560.00	362,556.00	429,601.00	437,120.00	468,787.00	409,685.00
—from operating cash flow	339,560.00	311,718.00	399,462.00	355,300.00	—	200,031.00
—from sales	—	—	—	—	468,787.00	100,000.00
—from reserves	—	50,838.00	30,139.00	81,820.00	—	109,654.00
Cash generated (deficiency) after cash distributions	15,827.00	(50,838.00)	(30,139.00)	(81,820.00)	114,448.00	(109,654.00)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	15,827.00	(50,838.00)	(30,139.00)	(81,820.00)	114,448.00	(109,654.00)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)	76.21	103.11	75.23	97.57	267.00	56.30
—from operations	76.21	103.11	75.23	97.57	45.12	46.26
—from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	221.88	16.05
Cash Distributions to Investors Source (on a GAAP basis)	108.76	116.13	137.60	140.01	150.16	65.73
—Investment income	108.76	99.85	127.95	113.81	150.16	—
—Return of capital	—	13.02	62.37	42.45	—	—

APPENDIX C-10

	Tempe Square					Verizon (2)
	2000	2001	2002	2003	2004	2005
Source (on cash basis)
—Sales	—	—	—	—	150.16	—
—Refinancing	—	—	—	—	—	—
—Operations	108.76	99.85	127.95	113.81	109.36	32.09
—Other		16.28	9.65	26.21	—	33.64
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)					0%	100%

(1)	Includes interest income of $20,880, $23,279, $11,098, $2,939 and $2,441 for 2000, 2001, 2002, 2003 and 2004 respectively.

(2)	Information provided through September 30, 2005.

(3)	Includes $100,000 capital gain from exchange of Tempe Square in 2004.

APPENDIX C-11

	Lincoln View Plaza 2 (1)					Parkway Plaza (1)(3)(4)
	2000	2001	2002	2003	2004	2004	2005
Gross Revenues	800,352.00	846,253.00	1,138,241.00	1,168,679.00	298,181.00	206,959.00	629,580.00
Profit on sale of properties	—	—	—	—	2,469,998.00	—	—
Less: Operating expenses	309,529.00	293,800.00	381,640.00	391,656.00	483,046.00	77,261.00	424,530.00
Interest expense	386,187.00	380,800.00	382,466.00	371,064.00	120,841.00	62,955.00	—
Depreciation	144,296.00	146,109.00	154,287.00	164,480.00	40,060.00	41,766.00	107,230.00
Net Income — GAAP Basis	(39,660.00)	25,544.00	219,848.00	241,479.00	2,124,232.00	24,977.00	97,820.00
Taxable Income	(39,660.00)	25,744.00	219,848.00	241,479.00	445,443.00	24,977.00	97,820.00
—from operations	(39,660.00)	25,744.00	219,848.00	241,479.00	(345,766.00)	24,977.00	97,820.00
—from gain on sale	—	—	—	—	791,209.00	—	—
Cash generated from operations(2) (3)	215,583.00	10,406.00	232,784.00	288,907.00	(228,853.00)	69,206.00	136,501.00
Cash generated from sales	—	—	—	—	791,209.00	—	—
Cash generated from operations and sales	215,583.00	10,406.00	232,784.00	288,907.00	562,356.00	69,206.00	136,501.00
Less: Cash distributions to investors	190,160.00	204,809.00	227,884.00	241,901.00	570,579.00	43,262.00	195,273.00
—from operating cash flow	190,160.00	—	184,784.00	241,901.00	—	30,206.00	136,501.00
—from sales and refinancing	—	—	—	—	570,579.00	13,056.00	—
—from reserves	—	204,809.00	43,100.00	—	—	—	58,772.00
Cash generated (deficiency) after cash distributions	25,423.00	(194,403.00)	4,900.00	47,006.00	(8,223.00)	25,944.00	(58,772.00)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	25,423.00	(194,403.00)	4,900.00	47,006.00	(8,223.00)	25,944.00	(58,772.00)
Tax and Distribution Data Per $1000 Invested	—	—	—	—	—	—	—
Federal Income Tax Results:
Ordinary income (loss)	(18.41)	11.95	102.06	112.11	206.80	6.46	24.56
—from operations	(18.41)	11.95	102.06	112.11	(160.52)	6.46	24.56
—from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	367.32	—	—
Cash Distributions to Investors
Source (on a GAAP basis)	88.28	95.08	105.80	112.30	264.89	11.19	49.03
—Investment income	88.28	—	85.79	112.30	264.89	—	—
—Return of capital	—	95.08	20.01	—	—	—	—
APPENDIX C-12

	Lincoln View Plaza 2 (1)					Parkway Plaza (1)(3)(4)
	2000	2001	2002	2003	2004	2004	2005
Source (on cash basis)
—Sales	—	—	—	—	264.89	—	—
—Refinancing	—	—	—	—	—	—	—
—Operations	88.28	—	85.79	112.30	—	3.38	34.27
—Reserves	—	95.08	20.01	—	—	7.81	14.76
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)					0%		100%

(1)	Properties owned by Evergreen Valley Plaza, LLC.

(2)	Includes interest income of $6,214, $7,267, $7, $0 and $3,519 for the years 2000, 2001, 2002, 2003 and 2004, respectively for Lincoln View Plaza 2, and $2,250 for 2005 for Parkway Plaza

(3)	Information provided through September 30, 2005.

(4)	Represents a 48.05% ownership interest of Evergreen Valley Plaza, LLC.
APPENDIX C-13

	Pierside (1)				Randolph Plaza and Kyrene (1)
	1999	2000	2001	2002	2003	2004	2005(6)
Gross Revenues	2,929,645.00	2,849,080.00	3,078,410.00	2,841,693.00	2,570,462.00	4,279,406.00	2,527,403.00
Profit on sale of properties	—	—	—	11,016,887.00	—	—	—
Less: Operating expenses	1,001,837.00	1,083,860.00	1,277,929.00	1,646,727.00	1,116,564.00	1,436,174.00	836,910.00
Interest expense	1,328,782.00	1,562,877.00	1,461,198.00	1,029,035.00	910,768.00	1,200,069.00	839,214.00
Depreciation	356,573.00	355,307.00	364,796.00	291,046.00	210,696.00	347,649.00	231,454.00
Net Income — GAAP Basis	242,453.00	(152,964.00)	(25,513.00)	10,891,772.00	332,434.00	1,295,514.00	619,825.00
Taxable Income	403,459.00	(154,200.00)	(26,601.00)	1,682,851.00	332,434.00	1,295,514.00	619,825.00
—from operations	403,459.00	(154,200.00)	(26,601.00)	(125,115.00)	332,434.00	1,295,514.00	619,825.00
—from gain on sale	—	—	—	1,807,966.00	—	—	—
Cash generated from operations(2) (3)	679,465.00	194,499.00	99,566.00	686,276.00	776,356.00	957,194.00	499,090.00
Cash generated from sales	—	—	—	1,921,031.00	—	—	—
Cash generated from operations, sales and refinancing	679,465.00	194,499.00	99,566.00	2,607,307.00	776,356.00	957,194.00	499,090.00
Less: Cash distributions to investors	1,052,311.00	415,739.00	218,783.00	2,396,808.00	469,515.00	704,273.00	528,205.00
—from operating cash flow	660,023.00	194,499.00	—	104,220.00	469,515.00	704,273.00	499,090.00
—from sales and refinancing	—	—	—	1,921,031.00	—	—	—
—from reserves	392,288.00	221,240.00	218,783.00	371,557.00	—	—	29,115.00
Cash generated (deficiency) after cash distributions	(372,846.00)	(221,240.00)	(119,217.00)	210,499.00	306,841.00	252,921.00	(29,115.00)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	(372,846.00)	(221,240.00)	(119,217.00)	210,499.00	306,841.00	252,921.00	(29,115.00)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)	78.20	(29.89)	(5.16)	326.20	32.94	128.37	61.42
—from operations	78.20	(29.89)	(5.16)	(24.25)	32.94	128.37	61.42
—from recapture	—	—	—	—	—	—	—

Capital gain (loss)	—	—	—	350.45	—	—	—
Cash Distributions to Investors Source (on a GAAP basis)	203.98	80.59	42.41	464.59	46.52	69.79	52.34
Less:

—Investment income	127.94	38.98	42.41	392.57	—	—	—
—Return of capital	76.04	41.60	—	72.02	—	—	—
APPENDIX C-14

	Pierside (1)				Randolph Plaza and Kyrene (1)
	1999	2000	2001	2002	2003	2004	2005(6)
Source (on cash basis)					—	—	—
—Sales	—	—	—	372.36	—	—	—
—Refinancing	—	—	—	—	—	—
—Operations	127.94	38.98	42.41	20.20	46.52	69.79	49.45
—Reserves	76.04	41.60	—	72.02	—	—	2.89
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)				0%			100%

(1)	Property owned by Kyray, LLC.

(2)	Includes interest income of $19,161, $15,023, $3,512 and $6,486 for the years 1999, 2000, 2001 and 2002, respectively.

(3)	Includes additional amounts of capital raised of $19,442 in 1999 and $150,000 in 2001.

(4)	Includes $582,056 in 2002 from refinancing.

(5)	Includes interest income of $5,490, $10,685 and $10,400 for 2003, 2004 and 2005, respectively.

(6)	Information provided through September 30, 2005.

APPENDIX C-15

	Lincoln View Plaza 3 (2)
	2003	2004	2005(5)
Gross Revenues	3,494.00	895,099.00	959,705.00
Profit on sale of properties	—	—	—
Less: Operating expenses	3,750.00	220,824.00	799,581.00
Interest expense	144.00	276,993.00	324,484.00
Depreciation	—	219,106.00	158,837.00
Net Income — GAAP Basis	(400.00)	178,058.00	(323,197.00)
Taxable Income	(400.00)	178,176.00	(323,197.00)
—from operations	—	178,176.00	(323,197.00	)(5)
—from gain on sale	—	—	—
Cash generated from operations(1) (2)	2,003,413.00	(1,165,660.00)	5,814,517.00	(4)
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	2,003,413.00	(1,165,660.00)	5,814,517.00
Less: Cash distributions to investors	—	388,708.00	5,320,257.00
—from operating cash flow	—	341,463.00	320,170.00
—from sales and refinancing	—	—	5,000,087.00
—from reserves	—	47,245.00	—
Cash generated (deficiency) after cash distributions	2,003,413.00	(1,554,368.00)	494,260.00
Less: Special items (not including sales and refinancing) (identify and quantify)	—	—	—
Cash generated (deficiency) after cash distributions and special items	2,003,413.00	(1,554,368.00)	494,260.00

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)	(0.07)	30.27	(54.90)
—from operations	(0.07)	30.27	(54.90)
—from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash Distributions to Investors Source (on a GAAP basis)	—	66.03	903.73
—Investment income	—	58.00	—
—Return of capital	—	8.03	—
APPENDIX C-16

	Lincoln View Plaza 3 (2)
	2003	2004	2005(5)
Source (on cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	—	58.00	—
—Reserves	—	8.03	903.73
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)			100%

(1)	Includes interest income of $3,494, $13,239 and $7,972 for 2003, 2004 and 2005, respectively.

(2)	Includes $2,003,413 from capital and refinancing in 2003. In 2004, $3,987,106 was raised from investors and the property was purchased.

(3)	Information provided through September 30, 2005.

(4)	Includes $5,445,924 from refinancing in 2005.

(5)	2005 — Taxable loss of ($323,197) includes a prepayment penalty of $433,144 for refinancing.
APPENDIX C-17

TABLE IV
RESULTS OF COMPLETED PROGRAMS
     Table IV summarizes the results of prior Landwin real estate programs, which during the five years ended December 31, 2004, and nine months ended September 30, 2005, have completed their operations and sold all their properties.

			Lincoln View	Tempe
	Ocotillo	Plantation	Plaza 2	Square	Pierside
Program Name
Dollar Amount Raised	3,000,085.00	3,351,786.00	2,154,281.00	3,122,000.00	5,159,418.00
Number of Properties Purchased	2	1	1	1	1
Date of Closing of Offering	5/10/2002	12/15/1999	7/1/1999	1/8/1998	12/31/1998
Date of First Sale of Property	6/18/2004	3/23/2004	3/30/2004	9/15/2004	10/16/2002
Date of Final Sale of Property	—	—	—	—	—
Tax and Distribution Data Per $1000 Investment Through
Federal Income Tax Results:
Ordinary income (loss)	34.93	167.08	414.51	619.12	291.15
—from operations	(85.37)	(16.18)	47.19	397.23	(59.30)
—from recapture	—	—	—	—	—
Capital Gain (loss)	120.30	183.26	367.32	221.88	350.45
Deferred Gain	—	—	—	—	—
Capital	673.07	1,616.93	779.38	1,162.37	1,918.17
Ordinary	—	—	—	—	—
Cash Distributions to Investors	180.00	453.98	666.36	652.67	587.58
Source (on GAAP basis)
—Investment income	69.28	336.75	551.26	600.52	473.96
—Return of capital	110.73	117.23	115.09	52.15	113.62
Source (on cash basis)
—Sales	45.00	183.26	264.89	150.16	372.36
—Refinancing	—	—	—	—	—
—Operations	24.28	153.49	286.37	450.37	101.59
—Reserves	110.73	117.23	115.09	52.15	113.62
Receivable on Net Purchase Money Financing	—	—	—	—	—
APPENDIX C-18

TABLE V
SALES OR DISPOSALS OF PROPERTIES
     Table V presents summary information on the results of sales or disposals of properties from the prior Landwin real estate programs during the three years ended December 31, 2004 and nine months ended September 30, 2005. The Table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

												Excess
												(Deficiency)
												of Property
												Operating
									Cost Of Properties			Cash Receipts
	Date	Date of	Selling Price, Net Of						Including Closing and			Over Cash
Property	Acquired	Sale (1)	Closing Costs And GAAP Adjustments						Soft Costs			Expenditures (5)
										Total
					Purchase		Adjustments			Acquisition
					Money		Resulting			Cost, Capital
			Cash Received	Mortgage	Mortgage		From		Original	Improvement,
			Net of Closing	Balance At	Taken Back		Application		Mortgage	Closing and
			Costs	Time of Sale	by Program		of GAAP (3)	Total	Financing	Soft Costs	Total
Ocotillo	5/10/2002	6/18/2004	4,448,797.00	5,824,090.00	—		2,019,224.00	10,312,887.00	5,925,000.00	2,379,327.00	8,304,327.00	14,779.00
Plantation	12/15/1999	3/23/2004	5,144,908.00	7,437,926.00	—		5,418,333.00	12,582,834.00	7,676,000.00	3,115,505.00	10,791,505.00	237,412.00
Lincoln View Plaza 2 (1)	7/1/1999	3/30/2004	4,639,778.00	4,884,347.00	—		1,678,789.00	9,524,125.00	5,178,997.00	2,026,380.00	7,205,377.00	195,827.00
Tempe Square(2)	1/8/1998	9/15/2004	6,198,168.00	7,988,664.00	500,000.00	(4)	3,628,918.00	14,686,832.00	8,600,000.00	2,573,139.00	11,173,139.00	1,312,580.00
Pierside	12/31/1998	10/16/2002	10,082,503.00	15,918,110.00	—		9,895,856.00	26,000,613.00	16,750,000.00	4,647,504.00	21,397,504.00	248,285.00

(1) Sold to Lincoln View 3, a related party.

(2) Sold to Watavision LLC, a related party. Sale was reported for tax purposes on the installment basis.

(3) Deferred gain on sale as per Section 1031 of the Internal Revenue Code.

(4) Face amount, not discounted current value.

(5) For a time period not to exceed 5 years.
APPENDIX C-19

25,000,000 Shares
Landwin REIT, Inc.
Common Stock
$10.00 per share

PROSPECTUS

____ __, 2005
Until ______ ___, 2006 (which is 90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31. Other Expenses of Issuance and Distribution
     The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the registration of the common stock offered hereby.

SEC registration fee	$29,425
Printing and engraving expenses	$250,000	(1)
Legal fees and expenses	$750,000	(1)
Accounting fees and expenses	$50,000	(1)
Escrow fees	$60,000	(1)
Miscellaneous expenses	$110,575	(1)

Total	$1,250,000

(1)	Estimated.
     All expenses in connection with the issuance and distribution of the securities being offered shall be borne by the registrant.
Item 32. Sales to Special Parties
     Not applicable.
Item 33. Recent Sales of Unregistered Securities
     On October 19, 2005, we sold 20,000 of our shares of common stock for $10.00 per share to our Advisor, as part of the formation and initial capitalization of the Company. This formation transaction was exempt from the registration requirements of the United States securities laws pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Item 34. Indemnification of Trustees and Officers
     Pursuant to Section 2-405.2 of the Maryland General Corporation Law (the “MGCL”),our articles of incorporation limit our directors’ and officers’ liability to us and our stockholders for money damages. This limitation on liability does not apply (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.
     Our articles of incorporation and bylaws also require us, to the fullest extent permitted by Maryland law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director or officer, or while a director or officer is or was serving at our request as a director, officer, agent, trustee, partner, member or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by Maryland law, the indemnification will include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding.
     Under the MGCL, we must indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. We may indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, we may not, under Maryland law, indemnify for an adverse judgment in a suit by or in our right or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law allows the us to advance reasonable expenses to a director or officer upon the registrant’s receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
     We will enter into indemnity agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our directors and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.
     The foregoing summaries are necessarily subject to the complete text of the MGCL, our articles of incorporation and bylaws, and the indemnity agreements entered into between us and each of our directors and officers and are qualified in their entirety by reference thereto.
Item 35. Treatment of Proceeds from Stock Being Registered
     None of the proceeds of the offering will be credited to an account other than the appropriate capital share account.
Item 36. Financial Statements and Exhibits
(a) Financial Statement Schedules
     None.
(b) Exhibits

**3.1	Articles of Incorporation of the Company
**3.2	Bylaws of the Company
**4.1	Form of Common Stock Certificate
*5.1	Opinion of Locke Liddell & Sapp LLP regarding the validity of the securities being registered
*8.1	Opinion of Locke Liddell & Sapp LLP regarding tax matters
**10.1	Form of Advisory Agreement
**10.2	Form of Indemnification Agreement
**10.3	Form of Escrow Agreement
**10.4	Amended and Restated Agreement of Limited Partnership of Landwin, L.P.

**10.5	Formation Fee Agreement

*10.6	Landwin REIT, Inc. 2005 Equity Incentive Plan

**21.1	List of Subsidiaries
*23.1	Consent of Locke Liddell & Sapp LLP (included as parts of Exhibit 5.1 and Exhibit 8.1)

*23.2	Consent of Pohl, McNabola, Berg & Company, LLP.

***24.1	Power of Attorney (included in the signature page hereto)

*Filed herewith.

**To be filed by amendment.

***Previously filed.

Item 37. Undertakings
The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trust managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (6) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Registrant and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAM
          Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2004 and nine months ended September 30, 2005 by Landwin real estate programs. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2004. All of the below properties are commercial shopping centers.

				Parkway	Ocotillo Parkway	Evergreen Parkway
Name	Ocotillo	Tempe Square 2	Kyrene and Randolph	Plaza(1)	Plaza(1)	Plaza(1)	Lincoln View 3	Verizon

Location	Arizona	Arizona	Arizona	California	California	California	Arizona	Arizona
Leasable Square Footage	53,745	104,414	340,557	79,667	41,387	38,280	51,473	170,746
Date of Purchase	5/10/2002	9/15/2004	4/7/2003	9/17/2004	9/17/2004	9/17/2004	3/30/2004	12/15/2005
Mortgage Financing	5,925,000.00	8,488,665.00	15,990,029.00	10,239,827.00	5,319,590.13	4,920,236.87	4,884,347.00	12,105,450.00
Cash Down Payment	2,497,574.00	6,372,615.00	8,718,939.00	8,205,299.00	4,222,715.00	3,982,584.00	5,530,641.00	6,232,004.00
Contract Purchase Price Plus Acquisition Fees	8,304,327.00	14,887,426.00	24,748,019.00	18,721,673.00	9,942,139.00	8,779,534.00	10,330,533.00	17,610,894.00
Other Cash Expenditure Expensed	—	—	—	—	—	—	—	—
Other Cash Expenditure Capitalized	38,396.00	242,285.00	455,515.00	—	—	—	104,411.00	—

Total Acquisition Cost	8,342,723.00	15,129,711.00	25,203,534.00	18,721,673.00	9,942,139.00	8,779,534.00	10,434,944.00	17,610,894.00

(1)	Parkway Plaza is owned by Landwin Ocotillo Marketplace, LLC and by Evergreen Valley Plaza, LLC as tenants in common.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on December 22, 2005.

LANDWIN REIT, INC.

By:	/s/ Martin Landis

Name:	Martin Landis
Title:	Chairman of the Board, Chief Executive
Officer and Secretary
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Martin Landis Martin Landis	Chairman of the Board, Chief Executive Officer and Secretary (Principal Executive Officer)	December 22, 2005

/s/ Sean Dennison Sean Dennison	Vice Chairman of the Board and President (Principal Financial and Accounting Officer)	December 22, 2005

/s/ /Bruce Shapiro* Bruce Shapiro	Director	December 22, 2005

/s/ Stuart Shapiro* Stuart Shapiro	Director	December 22, 2005

/s/ Paul Sigelman* Paul Sigelman	Director	December 22, 2005

* /s/ Martin Landis Martin Landis		December 22, 2005
Attorney-In-Fact

EXHIBIT INDEX
Exhibit No.

**3.1	Articles of Incorporation of the Company
**3.2	Bylaws of the Company
**4.1	Form of Common Stock Certificate
*5.1	Opinion of Locke Liddell & Sapp LLP regarding the validity of the securities being registered
*8.1	Opinion of Locke Liddell & Sapp LLP regarding tax matters
**10.1	Form of Advisory Agreement
**10.2	Form of Indemnification Agreement
**10.3	Form of Escrow Agreement
**10.4	Amended and Restated Agreement of Limited Partnership of Landwin, L.P.

**10.5	Formation Fee Agreement

*10.6	Landwin REIT, Inc. 2005 Equity Incentive Plan

**21.1	List of Subsidiaries
*23.1	Consent of Locke Liddell & Sapp LLP (included as parts of Exhibit 5.1 and Exhibit 8.1)

*23.2	Consent of Pohl, McNabola, Berg & Company, LLP.

***24.1	Power of Attorney (included in the signature page hereto)

*Filed herewith.
**To be filed by amendment.
*** Previously filed.